  AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON SEPTEMBER 29, 1997

                                                     REGISTRATION NO. 333-32913
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                               ----------------

                             AMENDMENT NO. 2
                                      TO
                                   FORM S-11
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933
                OF SECURITIES OF CERTAIN REAL ESTATE COMPANIES

                               ----------------

                       ANNALY MORTGAGE MANAGEMENT, INC.
     (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS GOVERNING INSTRUMENTS)

                               1500 HARBOR BLVD.
                              WEEHAWKEN, NJ 07087
                   (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

                               ----------------

                             MICHAEL A. J. FARRELL
               CHAIRMAN OF THE BOARD AND CHIEF EXECUTIVE OFFICER
                       ANNALY MORTGAGE MANAGEMENT, INC.
                               1500 HARBOR BLVD.
                              WEEHAWKEN, NJ 07087
                    (NAME AND ADDRESS OF AGENT FOR SERVICE)

                               ----------------

                                  COPIES TO:
        NANCY H. CORBETT, ESQ.              CATHERINE S. GALLAGHER, ESQ.
      MORGAN, LEWIS & BOCKIUS LLP              ANDREWS & KURTH L.L.P.
            101 PARK AVENUE                1701 PENNSYLVANIA AVENUE, N.W.
          NEW YORK, NY 10178                    WASHINGTON, DC 20006

                               ----------------

    APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after the effective date of this Registration Statement.

    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]____________

    If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]____________

    If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [X]

                               ----------------

                        CALCULATION OF REGISTRATION FEE
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
                                                   PROPOSED       PROPOSED
                                 AMOUNT            MAXIMUM         MAXIMUM       AMOUNT OF
    TITLE OF SECURITIES           BEING         OFFERING PRICE    AGGREGATE    REGISTRATION
     BEING REGISTERED          REGISTERED         PER SHARE    OFFERING PRICE       FEE
--------------------------------------------------------------------------------------------
Common Stock, par value
 $.01 per share..........   8,159,250 shares(1)   $12.50(2)    $101,990,625(2) $30,906.25(3)

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(1) Includes up to 1,064,250 shares of Common Stock which the Underwriters have the option to purchase solely to cover over-allotments.

(2) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(a).

(3) This fee was previously paid in connection with the initial filing and the filing of Amendment No. 1.

    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH
SECTION 8(A) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION (THE "COMMISSION"), ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

                        ANNALY MORTGAGE MANAGEMENT, INC.

                             CROSS-REFERENCE SHEET

          FORM S-11                         CAPTION IN PROSPECTUS
   ITEM NUMBER AND CAPTION                    OR PAGE REFERENCE
   -----------------------                  ---------------------
 1.Forepart of Registration
     Statement and Outside
     Front Cover Page of
     Prospectus..............  Forepart of Registration Statement; Outside
                               Front Cover Page of Prospectus
 2.Inside Front and Outside
     Back Cover Pages of
     Prospectus..............  Inside Front Cover Page of Prospectus; Outside
                               Back Cover Page of Prospectus
 3.Summary Information, Risk
     Factors and Ratio of
     Earnings to Fixed
     Charges.................  Outside Front Cover Page of Prospectus;
                               Prospectus Summary; Risk Factors; Business
                               Strategy; Selected Financial Data

 4.Determination of Offering
     Price...................  Outside Front Cover Page of Prospectus;
                               Underwriting
 5.Dilution..................  Dilution
 6.Selling Security Holders..  Selling Stockholders
 7.Plan of Distribution......  Outside Front Cover Page of Prospectus;
                               Underwriting
 8.Use of Proceeds...........  Prospectus Summary; Use of Proceeds
 9.Selected Financial Data...  Selected Financial Data
10.Management's Discussion
     and Analysis of
     Financial Condition and
     Results of Operations...  Management's Discussion and Analysis of
                               Financial Condition and Results of Operations
11.General Information as to
     Registrant..............  Prospectus Summary; The Company; Business
                               Strategy
12.Policy with Respect to
     Certain Activities......  Business Strategy; Description of Capital Stock;
                               Available Information
13.Investment Policies of
     Registrant..............  Prospectus Summary; Business Strategy
14.Description of Real
     Estate..................  *
15.Operating Data............  *
16.Tax Treatment of
     Registrant and Its
     Security Holders........  Prospectus Summary; Risk Factors; Certain
                               Federal Income Tax Considerations; ERISA
                               Considerations
17.Market Price of and
     Dividends on the
     Registrant's Common
     Equity and Related
     Stockholder Matters.....  Risk Factors; Distribution Policy
18.Description of              Outside Front Cover Page of Prospectus;
     Registrant's Securities.  Prospectus Summary; Certain Federal Income Tax
                               Considerations; ERISA Considerations;
                               Description of Capital Stock
19.Legal Proceedings.........  Business Strategy
20.Security Ownership of
     Certain Beneficial
     Owners and Management...  Management; Principal Stockholders

              FORM S-11                              CAPTION IN PROSPECTUS
       ITEM NUMBER AND CAPTION                         OR PAGE REFERENCE
       -----------------------                       ---------------------
21.Directors and Executive Officers...  Management
22.Executive Compensation.............  Management
23.Certain Relationships and Related
     Transactions.....................  Risk Factors; Management
24.Selection, Management and Custody
     of Registrant's Investments......  Risk Factors; Business Strategy
25.Policies with Respect to Certain
     Transactions.....................  Risk Factors; Management
26.Limitations of Liability...........  Management; Description of Capital Stock
27.Financial Statements and
     Information......................  Index to Financial Statements
28.Interests of Named Experts and
     Counsel..........................  *
29.Disclosure of Commission Position
     on Indemnification for Securities
     Act Liabilities..................  *
30.Quantitative and Qualitative
     Disclosures About Market Risk....  *

--------
* Not Applicable

++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
+INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A         +
+REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE + +SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY +
+OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT        +
+BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR + +THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE + +SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE + +UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF +
+ANY SUCH STATE.                                                               +
++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++

PROSPECTUS    SUBJECT TO COMPLETION, DATED SEPTEMBER 29, 1997

                                7,095,000 SHARES             [LOGO APPEARS HERE]
                        ANNALY MORTGAGE MANAGEMENT, INC.

                                  COMMON STOCK
                                  ----------
  Annaly Mortgage Management, Inc. (the "Company") owns and manages a portfolio of mortgage-backed securities, including mortgage pass-through certificates, collateralized mortgage obligations and other securities representing interests in or obligations backed by pools of mortgage loans which can be readily financed. The Company seeks to generate net income for distribution to stockholders from the spread between the interest income on its mortgage-backed securities and the costs of borrowing to finance its acquisition of mortgage-backed securities. The Company will elect to be taxed as a real estate investment trust (a "REIT") under the Internal Revenue Code of 1986, as amended. To ensure that the Company qualifies as a REIT, the shares of common stock, par value $.01 per share, of the Company (the "Common Stock") offered hereby (the "Shares") are subject to certain restrictions on ownership and transferability. See "Description of Capital Stock--Restrictions on Ownership and Transfer". The Company commenced operations on February 18, 1997 and, therefore, has a limited operating history. The Company is self-advised and self-managed.

  Of the 7,095,000 Shares being offered hereby, 6,250,000 Shares are being offered by the Company and 845,000 Shares are being offered by certain stockholders of the Company (the "Selling Stockholders"). The Company will not receive any of the proceeds from the sale of Shares by the Selling Stockholders. Prior to this offering, there has been no public market for the Common Stock. It is currently estimated that the initial public offering price will be between $11.50 and $12.50 per Share. See "Underwriting" for a discussion of the factors to be considered in determining the initial public offering price. The Company has received approval, subject to official notice of issuance, to list the Common Stock on the New York Stock Exchange under the symbol "NLY".

                                  ----------

  SEE "RISK FACTORS" COMMENCING ON PAGE 13 FOR A DISCUSSION OF CERTAIN FACTORS THAT SHOULD BE CONSIDERED BY PROSPECTIVE PURCHASERS OF THE SHARES, INCLUDING, AMONG OTHERS:

 . NONE OF THE COMPANY'S OFFICERS HAD MANAGED A REIT PRIOR TO FEBRUARY 18, 1997. . THE COMPANY'S ASSETS AND BORROWINGS ARE SENSITIVE TO INTEREST RATE CHANGES;
  THE COMPANY'S INCOME MAY BE ADVERSELY AFFECTED BY INCREASED BORROWING COSTS
  OR DECREASED YIELDS ON THE COMPANY'S MORTGAGE-BACKED SECURITIES.
 . THE COMPANY'S ASSETS ARE GENERALLY SUBJECT TO INTEREST RATE CAPS, WHILE THE
  COMPANY'S BORROWINGS GENERALLY ARE NOT SIMILARLY RESTRICTED.
 . PREPAYMENT RATE CHANGES ON MORTGAGE-BACKED SECURITIES COULD ADVERSELY AFFECT
  THE COMPANY'S EARNINGS.
 . THE COMPANY'S STRATEGY INVOLVES LEVERAGE; THE COMPANY MAY BE UNABLE TO ATTAIN
  THE LEVEL OF LEVERAGE IT DEEMS OPTIMAL.
 . HEDGING METHODS EMPLOYED BY THE COMPANY MAY NOT BE EFFECTIVE IN MITIGATING
  INTEREST RATE AND PREPAYMENT RISK.
 . LOSS OF THE INVESTMENT COMPANY ACT EXEMPTION WOULD ADVERSELY AFFECT THE
  COMPANY.
 . THE COMPANY MAY BE TAXED AS A CORPORATION IF IT FAILS TO QUALIFY AS A REIT.

                                  ----------

 THESE SECURITIES HAVE NOT BEEN APPROVED  OR DISAPPROVED BY THE SECURITIES  AND
  EXCHANGE  COMMISSION  OR  ANY  STATE  SECURITIES  COMMISSION  NOR  HAS   THE
   SECURITIES AND  EXCHANGE COMMISSION  OR  ANY STATE  SECURITIES  COMMISSION
    PASSED  UPON  THE   ACCURACY  OR  ADEQUACY   OF  THIS  PROSPECTUS.   ANY
     REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
                           PRICE TO UNDERWRITING PROCEEDS TO PROCEEDS TO SELLING
                            PUBLIC  DISCOUNT(1)  COMPANY(2)     STOCKHOLDERS
--------------------------------------------------------------------------------
 Per Share................    $          $            $               $
--------------------------------------------------------------------------------
 Total.................... $   (3)    $   (3)      $   (3)          $
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

(1) The Company and the Selling Stockholders have agreed to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended (the "Securities Act"). See "Underwriting."

(2) Before deducting expenses payable by the Company estimated at $700,000.

(3) The Company has granted the several Underwriters a 30-day option to purchase up to 1,064,250 additional Shares, to cover over-allotments. If all of such Shares are purchased, the total Price to Public, Underwriting
    Discount and Proceeds to Company will be $   , $    and $   , respectively.
    See "Underwriting."

  The Shares are offered by the Underwriters, subject to receipt and acceptance by the Underwriters, approval of certain legal matters by counsel for the Underwriters and certain other conditions. The Underwriters reserve the right to withdraw, cancel or modify such offer and to reject orders in whole or in part. It is expected that delivery of the Shares will be made against payment therefor at the offices of Friedman, Billings, Ramsey & Co., Inc., Arlington, Virginia, or in book-entry form through the facilities of The Depository Trust
Company on or about October   , 1997.

FRIEDMAN, BILLINGS, RAMSEY & CO., INC.
                     SUTRO & CO. INCORPORATED
                                                    TUCKER ANTHONY
                                                     INCORPORATED

             The date of this Prospectus is October   , 1997.

  CERTAIN PERSONS PARTICIPATING IN THE OFFERING MAY ENGAGE IN TRANSACTIONS THAT STABILIZE, MAINTAIN OR OTHERWISE AFFECT THE PRICE OF THE COMMON STOCK, INCLUDING STABILIZATION, THE PURCHASE OF COMMON STOCK TO COVER SYNDICATE SHORT POSITIONS AND THE IMPOSITION OF PENALTY BIDS. FOR A DESCRIPTION OF THESE ACTIVITIES, SEE "UNDERWRITING."

                               TABLE OF CONTENTS

                                                                           PAGE
                                                                           ----
PROSPECTUS SUMMARY........................................................   5
RISK FACTORS..............................................................  13
 Operations Risks.........................................................  13
  General.................................................................  13
  Lack of REIT Experience.................................................  13
  Differences Between Mortgage-Backed Security and Borrowing
   Characteristics; the Company's Assets Generally are Subject to Interest
   Rate Caps, While the Company's Borrowings Generally are not Similarly
   Restricted.............................................................  13
  Changes in Prepayment Rates of Mortgage-Backed Securities...............  14
  The Company's Strategy Involves Leverage; the Company May be Unable to
   Attain the Level of Leverage it Deems Optimal..........................  15
  Decline in Market Value of Mortgage-Backed Securities; Margin Calls and
   Defaults...............................................................  15
  Increased Borrowing Costs and Failure to Refinance Outstanding
   Borrowings Could Adversely Impact the Company's Net Income.............  16
  Interest Rate Fluctuations Could Cause a Decrease in Net Interest
   Income.................................................................  17
  Use of Interest Rate Derivatives for Hedging May Not Be Effective in
   Mitigating Interest Rate and Prepayment Risk...........................  17
  The Company's Investment Strategy May Involve Credit Risk...............  18
  The Company May Not be Able to Acquire Mortgage-Backed Securities at
   Favorable Yields; Competition and Supply...............................  18
  Limited Guarantees by FHLMC and FNMA....................................  19
  Limitations on Ratings of Mortgage-Backed Securities....................  19
  The Company's Assets May Include Unrated Assets.........................  20
  Asset Concentration.....................................................  20
 General Risks............................................................  20
  Dependence on Key Personnel.............................................  20
  Limited Operating History of the Company................................  21
  Conflicts of Interest...................................................  21
 Legal and Other Risks....................................................  21
  Loss of Investment Company Act Exemption Would Adversely Affect the
   Company................................................................  21
  Failure to Maintain REIT Status Would Subject the Company to Additional
   Tax....................................................................  22
  Potential Characterization of Distributions As UBTI; Taxation of Tax-
   Exempt Investors.......................................................  23
  Taxable Mortgage Pool Risk; Increased Taxation..........................  23
  Bankruptcy Code Treatment of Repurchase Agreements......................  23
  Future Revisions in Policies and Strategies.............................  24
  Lack of Public Market...................................................  24
  Common Stock Available for Future Sale..................................  24
  Dilution; Potential Future Offerings....................................  25
  Certain Benefits to Existing Stockholders, Directors and Officers.......  25
  Illiquidity of Certain Investments......................................  25
  Issuance of Preferred Stock.............................................  26
  Restrictions on Ownership of Capital Stock..............................  26
  Indemnification of Officers and Directors...............................  27
THE COMPANY...............................................................  28
USE OF PROCEEDS...........................................................  28
CAPITALIZATION............................................................  29

                                                                            PAGE
                                                                            ----
DISTRIBUTION POLICY.......................................................   29
DILUTION..................................................................   30
SELECTED FINANCIAL DATA...................................................   32
MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF
 OPERATIONS...............................................................   33
 Overview.................................................................   33
 Results of Operations: February 18, 1997 to June 30, 1997................   33
  Net Income Summary......................................................   33
  Taxable Income and GAAP Income..........................................   34
  Interest Income and Average Earning Asset Yield.........................   34
  Interest Expense and the Cost of Funds..................................   35
  Net Interest Rate Agreement Expense.....................................   35
  Net Interest Income.....................................................   36
  Gains and Losses on Sales of Mortgage-Backed
   Securities.............................................................   36
  Credit Expenses.........................................................   36
  General and Administrative Expenses.....................................   36
  Net Income and Return on Average Equity.................................   37
  Dividends and Taxable Income............................................   37
 Financial Condition......................................................   37
  Mortgage-Backed Securities..............................................   37
  Interest Rate Agreements................................................   39
  Borrowings..............................................................   39
  Liquidity...............................................................   40
  Stockholders' Equity....................................................   40
  Leverage................................................................   41
 Asset/Liability Management and Effect of Changes in Interest Rates.......   41
 Inflation................................................................   41
BUSINESS STRATEGY.........................................................   42
 General..................................................................   42
 Mortgage-Backed Securities...............................................   43
  General.................................................................   43
  Unrated Assets..........................................................   43
  Description of Mortgage-Backed Securities...............................   44
  FHLMC Certificates......................................................   44
  FNMA Certificates.......................................................   45
  GNMA Certificates.......................................................   46
  Single-Family and Multifamily Privately Issued Certificates.............   46
  Collateralized Mortgage Obligations and Multi-Class Pass-Through Securi-
   ties...................................................................   47
  Floating Rate Mortgage-Backed Securities................................   48
  Other Floating Rate Instruments.........................................   49
  Subordinated Interests..................................................   49
  Mortgage Loans..........................................................   50
 Capital Investment Policy................................................   50
  Asset Acquisitions......................................................   50
  Credit Risk Management..................................................   51
  Capital and Leverage....................................................   51
  Interest Rate Risk Management...........................................   54
  Prepayment Risk Management..............................................   56
 Future Revisions in Policies and Strategies..............................   56
 Legal Proceedings........................................................   56
MANAGEMENT................................................................   57
 Directors and Executive Officers.........................................   57
 Certain Relationships; Conflicts of Interest.............................   60
 Compensation of Directors and Executive Officers.........................   61
 Employment Agreements....................................................   61
 Long-Term Stock Incentive Plan...........................................   62

                               TABLE OF CONTENTS

                                                                           PAGE
                                                                           ----
 Involvement of Officers in Certain Legal Proceedings.....................  64
PRINCIPAL STOCKHOLDERS....................................................  65
SELLING STOCKHOLDERS......................................................  68
CERTAIN FEDERAL INCOME TAX CONSIDERATIONS.................................  69
 General..................................................................  69
  Stock Ownership Tests...................................................  69
  Asset Tests.............................................................  70
  Gross Income Tests......................................................  70
  Recent Legislation......................................................  71
  Distribution Requirement................................................  71
 Taxation of the Company..................................................  71
 Taxable Subsidiaries.....................................................  72
 Taxation of Stockholders; Common Stock...................................  72
 Taxation of Tax Exempt Entities..........................................  73
 State and Local Taxes....................................................  74
 Certain United States Federal Income Tax Considerations Applicable to
  Foreign Holders.........................................................  74
  Dividends...............................................................  74
  Gain on Disposition.....................................................  74
  Information Reporting and Backup Withholding............................  75
ERISA CONSIDERATIONS......................................................  76

                                                                            PAGE
                                                                            ----
 Employee Benefit Plans, Tax-Qualified Retirement Plans and IRAs...........  76
 Status of the Company under ERISA.........................................  77
DESCRIPTION OF CAPITAL STOCK...............................................  79
 General...................................................................  79
 Common Stock..............................................................  79
  Voting...................................................................  79
  Dividends; Liquidation; Other Rights.....................................  79
 Restrictions on Ownership and Transfer....................................  79
 Indemnification...........................................................  81
 Limitation of Liability...................................................  81
 Control Share Acquisitions................................................  81
 Transfer Agent and Registrar..............................................  82
COMMON STOCK AVAILABLE FOR FUTURE SALE.....................................  83
 Registration Rights.......................................................  84
UNDERWRITING...............................................................  85
LEGAL MATTERS..............................................................  86
EXPERTS....................................................................  86
ADDITIONAL INFORMATION.....................................................  87
GLOSSARY...................................................................  88
INDEX TO FINANCIAL STATEMENTS.............................................. F-1

                               PROSPECTUS SUMMARY

  The following summary is qualified in its entirety by the more detailed information appearing throughout the Prospectus. Unless otherwise indicated, all information in this Prospectus assumes that (i) the offering price of the Shares (the "Offering Price") is $12.00 per Share and (ii) the Underwriters' over-allotment option is not exercised. Certain capitalized and other terms used but not defined herein shall have the meanings set forth in the Glossary beginning on page 88.

                                  THE COMPANY

GENERAL

  Annaly Mortgage Management, Inc., a Maryland corporation (the "Company"), owns and manages a portfolio of mortgage-backed securities, including mortgage pass-through certificates ("Pass-Through Certificates"), collateralized mortgage obligations ("CMOs") and other securities representing interests in or obligations backed by pools of mortgage loans (collectively, "Mortgage-Backed Securities") which can be readily financed. The Company's principal business objective is to generate net income for distribution to stockholders from the spread between the interest income on its Mortgage-Backed Securities and the costs of borrowing to finance its acquisition of Mortgage-Backed Securities. The Company will elect to be taxed as a "real estate investment trust" ("REIT") under the Internal Revenue Code of 1986, as amended (the "Code"). Therefore, substantially all of its assets consist (and will consist) of Qualified REIT Real Estate Assets (of the type described in Section 856(c)(6)(B) of the Code). The Company is self-advised and self-managed.

  The Company was organized on November 25, 1996 and commenced operations on February 18, 1997 with its private placement (the "Private Placement") of 3,600,000 shares of Common Stock, sold at $10 per share. The Company has financed its purchases of Mortgage-Backed Securities with (i) net proceeds of approximately $33 million from the Private Placement, (ii) proceeds of $878,000 from the July 31, 1997 sale of 87,800 shares of Common Stock at $10 per share to certain directors, officers and employees of the Company (the "Direct Offering"), and (iii) borrowings under repurchase agreements whose interest rates adjust based on changes in short-term market interest rates. The Company plans to finance additional purchases of Mortgage-Backed Securities with the proceeds of this offering (the "Offering"), future offerings and future borrowings.

CAPITAL INVESTMENT POLICY

  Under the Capital Investment Policy adopted by the Company (the "Capital Investment Policy"), at least 75% of the Company's total assets will be comprised of "High Quality" Mortgage-Backed Securities and "High Quality" short- term investments. The term "High Quality" as used herein means securities (i) which are rated within one of the two highest rating categories by Standard & Poor's Corporation ("S&P") or at least one other nationally recognized rating organization (each, a "Rating Agency"), (ii) that are unrated but are either guaranteed by the United States government or an agency of the United States government, or (iii) that are unrated or whose ratings have not been updated but are determined to be of comparable quality to rated High Quality Mortgage-Backed Securities on the basis of credit enhancement features that meet the High Quality credit criteria approved by the Company's Board of Directors. The remainder of the Company's assets, comprising not more than 25% of total assets, may consist of other Qualified REIT Real Estate Assets which are unrated or rated less than High Quality but which are at least "investment grade" (rated "BBB" or better by S&P or the equivalent by another Rating Agency) or, if not rated, are determined by the Company to be of comparable credit quality to an investment which is rated "BBB" or better. Prior to investing in any unrated securities, the Company will follow certain procedures described under "Business Strategy--Mortgage- Backed Securities--Unrated Assets." See "Risk Factors--Operations Risks--The Company's Assets May Include Unrated Assets." Mortgage-Backed Securities to be acquired by the Company may include, but will not be limited to, Mortgage-Backed Securities backed by single-family residential mortgage loans ("Single-Family Mortgage Loans") and Mortgage-Backed Securities backed by loans on multi-family, commercial or other real estate-related properties.

  At June 30, 1997, all of the Mortgage-Backed Securities held by the Company were "Agency Certificates" which, although not rated, carry an implied "AAA" rating. "Agency Certificates" consist of mortgage participation certificates issued by the Federal Home Loan Mortgage Corporation ("FHLMC"), Pass-Through Certificates issued by the Federal National Mortgage Association ("FNMA"), and fully modified Pass-Through Certificates guaranteed by the Government National Mortgage Association ("GNMA"). All such Agency Certificates held by the Company at June 30, 1997 were backed by Single-Family Mortgage Loans, of which at June 30, 1997, approximately 93% had coupon rates which adjust over time (subject to certain limitations and lag periods) in conjunction with changes in short-term interest rates, reflecting the Company's strategy of investing primarily in adjustable-rate Mortgage-Backed Securities. The Company intends to continue to invest primarily in adjustable-rate Mortgage-Backed Securities. The Company may also invest on a limited basis in mortgage derivative securities representing the right to receive interest only or a disproportionately large amount of interest. The Company has not and will not invest in real estate mortgage investment conduit ("REMIC") residuals, other CMO residuals or any Mortgage-Backed Securities, such as inverse floaters, which have imbedded leverage as part of their structural characteristics. At June 30, 1997, the weighted average yield on the Company's portfolio of earning assets was 6.63%, and the weighted average term to next rate adjustment was one month. See "Management's Discussion and Analysis of Financial Condition and Results of Operations--Financial Condition--Mortgage-Backed Securities."

  The Company attempts to structure its borrowings to have interest rate adjustment indices and interest rate adjustment periods that, on an aggregate basis, correspond generally (within a range of one to six months) to the interest rate adjustment indices and periods of the adjustable-rate Mortgage-Backed Securities owned by the Company. However, the Company is subject to the risk that periodic rate adjustments on borrowings may be less frequent than rate adjustments on its Mortgage-Backed Securities. At June 30, 1997, the weighted average cost of funds for all of the Company's borrowings was 5.64% and the weighted average term to next rate adjustment of such borrowings was 20 days. See "Risk Factors--Operations Risks--Differences Between Mortgage-Backed Security and Borrowing Characteristics; the Company's Assets Generally are Subject to Interest Rate Caps, While the Company's Borrowings Generally are not Similarly Restricted" and "Management's Discussion and Analysis of Financial Condition and Results of Operations--Financial Condition--Borrowings."

  The Company generally expects to maintain a ratio of debt-to-equity of between 8:1 and 12:1, although the ratio may vary from time to time depending upon market conditions and other factors deemed relevant by management of the Company. For purposes of calculating this ratio, the Company's equity is equal to the value of the Company's investment portfolio on a mark-to-market basis, less the book value of the Company's obligations under repurchase agreements and other collateralized borrowings. At June 30, 1997, the ratio of debt-to-equity of the Company was 10:1. See "Management's Discussion and Analysis of Financial Condition and Results of Operations--Financial Condition--Leverage" and "Business Strategy--Capital Investment Policy--Capital and Leverage."

  To the extent consistent with its election to qualify as a REIT, the Company may enter into hedging transactions to attempt to protect its portfolio of Mortgage-Backed Securities and related borrowings against the effects of major interest rate changes. Such hedging would be used to mitigate declines in the market value of the Company's Mortgage-Backed Securities during periods of increasing or decreasing interest rates and to limit or cap the rate on the Company's borrowings. Such transactions would be entered into solely for the purpose of hedging interest rate or prepayment risk and not for speculative purposes. These hedging transactions may include interest rate swaps, the purchase or sale of interest rate collars, caps or floors, and the purchase of "interest only" Mortgage-Backed Securities. No hedging strategy can totally eliminate interest rate risk and the Company's ability to enter into such hedging transactions may be limited by provisions of the Code relating to qualifying assets and qualifying income and transaction costs associated with entering into such transactions. To date, the Company has not entered into any hedging transactions. See "Business Strategy--Capital Investment Policy" and "Certain Federal Income Tax Considerations."

  The Company consistently monitors its Mortgage-Backed Securities and the income from such assets and, to the extent the Company enters into hedging transactions in the future, will monitor income from its hedging transactions as well, so as to ensure at all times that the Company maintains its qualification as a REIT and its exempt status under the Investment Company Act of 1940, as amended (the "Investment Company Act"). See "Certain Federal Income Tax Considerations" and "Risk Factors--Legal and Other Risks."

MANAGEMENT

  The executive officers of the Company are Michael A. J. Farrell (director, Chairman of the Board and Chief Executive Officer), Timothy J. Guba (director, President and Chief Operating Officer), Wellington J. St. Claire (director and Vice Chairman of the Board) and Kathryn F. Fagan (Chief Financial Officer and Treasurer). Messrs. Farrell and Guba and Ms. St. Claire have an average of 15 years' experience in the investment banking and investment management industries where, in various capacities, they have each managed portfolios of Mortgage-Backed Securities, arranged collateralized borrowings and utilized hedging techniques to mitigate interest rate and other risk within fixed-income portfolios. Ms. Fagan is a certified public accountant and, prior to becoming Chief Financial Officer and Treasurer of the Company, served as Chief Financial Officer and Controller of a publicly owned savings and loan association. Since 1994, Messrs. Farrell and Guba and Ms. St. Claire have managed Fixed Income Discount Advisory Company ("FIDAC"), a registered investment advisor which, at June 30, 1997, managed, assisted in managing or supervised approximately $500 million in gross assets for a wide array of clients, of which, at such date, approximately $250 million was managed on a discretionary basis.

  Mr. Farrell was previously associated with Citadel Funding Corporation ("Citadel"), a broker-dealer which has since been dissolved. Mr. Farrell was one of the respondents in an action brought by the National Association of Securities Dealers, Inc. District Business Conduct Committee for District No. 3 (the "DBCC") against Citadel and certain of its principals, including Mr. Farrell. The details of this action, and the Offer of Settlement entered into among DBCC, Citadel and its principals, are described under "Management-- Involvement of Officers in Certain Legal Proceedings."

  None of the officers, directors or employees of the Company will receive any compensation in connection with the Offering. However, the salaries of Messrs. Farrell and Guba and Ms. St. Claire are based upon the book value of the Company, subject to certain maximum amounts. As a result, their respective salaries are expected to increase upon consummation of the Offering. See "Management--Compensation of Directors and Executive Officers."

CONFLICTS OF INTEREST

  As indicated above, certain officers of the Company are also officers of FIDAC. The exercise by management of its duties on behalf of FIDAC's clients may create conflicts of interest to the extent that management is presented with corporate opportunities that may benefit both the Company and such FIDAC clients. In the event that an investment opportunity arises, such investment will be allocated to the Company or another entity by determining the entity or account for which such investment is most suitable. In making such determination, management will consider the investment strategy and guidelines of each entity or account with respect to acquisition of assets, leverage, liquidity and other factors which management shall determine appropriate.

  Management believes that through the date hereof, because of the available supply of Mortgage-Backed Securities, it has been able to acquire assets for both the Company and FIDAC's clients which satisfy their respective investment strategies. Any assets which constitute "Qualifying Interests" under the Investment Company Act (pursuant to the current interpretation of the staff of the Commission) are considered first for the Company's portfolio. See "Risk Factors--Legal and Other Risks--Loss of Investment Company Act Exemption Would Adversely Affect the Company." Any other investments, if there is a limited supply of Mortgage-Backed Securities for acquisition, will be allocated between the Company and FIDAC's clients in accordance with their respective investment strategies and guidelines. To the extent that such assets are equally suitable for both the Company and FIDAC's clients, management would allocate such assets pro rata based upon the amount of funds that each entity has available to invest in the particular asset. On a quarterly basis, management will report to one or more of the Independent Directors designated by the Company's audit committee on the allocation of asset acquisitions between the Company and FIDAC's clients. Such Independent Director or Directors will review such assets acquisitions to ensure that they have been allocated on a fair and reasonable basis. See "Risk Factors--General Risks--Conflicts of Interest" and "Management--Directors and Executive Officers" and "--Certain Relationships; Conflicts of Interest."

                              DISTRIBUTION POLICY

  To maintain its qualification as a REIT, the Company must distribute substantially all of its taxable income to stockholders for each year, which the Company intends to do. The Company also intends to declare regular quarterly dividends. The Company declared dividends of $0.075 per share (or $276,000 in the aggregate) for the period from February 18, 1997 (commencement of operations) to March 31, 1997 and $.255 per share (or $938,400 in the aggregate) for the second quarter of 1997. The Company also has declared a dividend of $0.18 per share (or $678,204 in the aggregate) for the two-month period ended August 31, 1997, which shall be payable on October 23, 1997 to holders of record of Common Stock as of September 2, 1997. All of these dividends have been paid out of the Company's net income and, therefore, none of the dividends declared by the Company to date constitute a return of capital. See "Distribution Policy" and "Certain Federal Income Tax Considerations." The Company is considering the adoption of a Dividend Reinvestment Plan that would allow holders of Common Stock to reinvest dividends automatically in additional shares of Common Stock, although the Company has no plans to institute such a Dividend Reinvestment Plan (if at all) prior to 1998.

  Distributions to stockholders will generally be subject to tax as ordinary income, although a portion of such distributions may be designated by the Company as capital gain or may constitute a tax-free return of capital. The Company does not intend to declare dividends that would result in a return of capital. The Company will annually furnish to each of its stockholders a statement setting forth distributions paid during the preceding year and their characterization as ordinary income, capital gains or return of capital. For a discussion of the Federal income tax treatment of distributions by the Company, see "Certain Federal Income Tax Considerations--Taxation of Stockholders."

                                  RISK FACTORS

  The purchase of the Shares offered hereby is subject to certain risks. See "Risk Factors." Among such risks are the following:

  . Prior to the commencement of operations by the Company on February 18, 1997, none of the Company's officers had any experience in managing a REIT.

  . Interest rate fluctuations may adversely affect the Company's earnings as a result of potential changes in the spread between the interest rates paid on its borrowings and the interest rates earned on its Mortgage-Backed Securities. Mortgage-Backed Securities held by the Company generally are subject to interest rate caps while the Company's borrowings generally are not similarly restricted.

  . Mortgage prepayment rates vary depending on such factors as mortgage interest rates, economic outlook and market conditions. Changes in anticipated prepayment rates may affect the Company's earnings by changing the speed of amortization of purchase discounts and premiums.

  . The Company's strategy of borrowing a substantial portion of the market value of the Mortgage- Backed Securities to finance the acquisition of such Mortgage-Backed Securities may result in the Company incurring a decrease in net interest income and potentially incurring net losses if returns on Mortgage-Backed Securities are not sufficient to cover borrowing costs.

  . Various factors, including the Company's intent to structure its investment portfolio to continue to qualify for an exemption from regulation as an investment company under the Investment Company Act, may prevent the Company from attaining the level of leverage it deems optimal, which may cause the Company to be less profitable than it otherwise would be.

  . A decline in the market value of the Mortgage-Backed Securities may limit the Company's ability to borrow or result in lenders initiating margin calls, which may require the Company to sell Mortgage- Backed Securities under adverse market conditions. A decline in market value and the initiation of margin calls could also result in a default by the Company under its collateralized borrowings and a liquidation of collateral.

  . The Company's business strategy relies on short-term borrowings to fund Mortgage-Backed Securities with adjustable-rate coupons and long-term maturities. In the event the Company is not able to renew or replace maturing borrowings, the Company could be required to sell Mortgage-Backed Securities under possibly adverse market conditions and could incur losses as a result.

  . The Company's borrowing costs generally correspond to the London Interbank Offered Rate, as defined in the applicable borrowing ("LIBOR"), or another short-term index, plus or minus a margin. Margins vary depending upon the lender, the underlying collateral, interest rates, the availability of financing and other factors. Increased borrowing costs, resulting from increases in such indices or margins, could adversely impact the Company's net income.

  . Rising short-term rates will increase the Company's borrowing costs to acquire additional Mortgage- Backed Securities and, to the extent such costs rise more rapidly than the yields, the Company's net income may be reduced or a net loss may result.

  . Asset/liability management hedging strategies involve risk and may not be effective in reducing the Company's exposure to interest rate changes. Moreover, compliance with the REIT Provisions of the Code may prevent the Company from effectively implementing the strategies that the Company determines, absent such compliance, would best insulate the Company from the risks associated with changing interest rates.

  . The Company's net income depends on the Company's ability to acquire Mortgage-Backed Securities at favorable spreads to borrowing costs. Increased competition for the acquisition of eligible Mortgage-Backed Securities or a diminution in the available supply could result in higher prices and thus lower yields on such Mortgage-Backed Securities which could further narrow the yield spread over borrowing costs.

  . The Company commenced operations on February 18, 1997 and therefore has a limited operating history.

  . The obligations of FHLMC under Mortgage Participation Certificates issued by FHLMC ("FHLMC Certificates") and the obligations of FNMA under Pass-Through Certificates issued by FNMA ("FNMA Certificates") are solely those of FHLMC and FNMA, respectively. None of the obligations evidenced by the FHLMC Certificates nor the obligations evidenced by the FNMA Certificates is backed by the full faith and credit of the United States. In addition, FHLMC does not guarantee the timely payment of scheduled principal of underlying mortgage loans.

  . There is no assurance that a rating on a Mortgage-Backed Security will continue for any given period of time or that a rating will not be lowered or withdrawn entirely by a Rating Agency if in the Rating Agency's judgment circumstances so warrant.

  . The Company may acquire assets which are not rated by a Rating Agency. There can be no guarantee that the Company will be able to make an accurate evaluation of such unrated assets.

  . The Company's operations depend in significant part upon the contributions of its executive officers. The loss of any key person could have a material adverse effect on the Company's business and results of operations.

  . Certain of the Company's officers and employees are actively involved in managing other portfolios of mortgage-backed securities and advising financial institutions. These relationships may create conflicts of interest for the Company and its officers and employees.

  . Under the current interpretation of the staff of the Securities and Exchange Commission (the "Commission"), in order to qualify for an exemption from regulation as an investment company under the Investment Company Act, under certain circumstances the Company will be required to maintain at least 55% of its assets in certain qualifying interests in real estate. This restriction may adversely affect the yield to be obtained by the Company on its portfolio of Mortgage-Backed Securities.

  . If the Company fails to maintain its qualification as a REIT, the Company will be subject to Federal income tax as a regular corporation which would result in a substantial reduction of income available for dividend payments to stockholders.

  . The investment policies and operating policies and strategies of the Company set forth in this Prospectus may be modified or waived by the Board of Directors, subject in certain cases to approval by a majority of the Independent Directors, without stockholder consent. "Independent Directors" means the directors of the Company who are not officers or employees of the Company.

                                THE OFFERING(1)

 Common Stock Offered by:
    The Company...................... 6,250,000 Shares
    The Selling Stockholders.........   845,000 Shares
 Common Stock to be Outstanding after
  the Offering....................... 10,017,800 shares of Common Stock(2)
 Use of Proceeds..................... The net proceeds from the sale of the
                                      Shares offered by the Company will be
                                      used, together with borrowings, to
                                      purchase additional Mortgage-Backed
                                      Securities and, pending such use, to
                                      purchase High Quality Short-Term
                                      Investments. None of the proceeds from
                                      the sale of Shares offered by Selling
                                      Stockholders will be contributed to the
                                      Company.
 New York Stock Exchange Symbol...... NLY

--------
(1) Assumes the Underwriters' over-allotment option to purchase up to an additional 1,064,250 Shares from the Company is not exercised. See "Underwriting."
(2) Excludes 500,000 shares of Common Stock (500,890 shares upon consummation of the Offering) reserved for issuance under the Company's Long-Term Stock Incentive Plan (the "Incentive Plan"). Options to acquire 348,500 shares have been granted to directors, officers and employees of the Company pursuant to the Incentive Plan. See "Management--Long-Term Stock Incentive Plan."

                         SUMMARY FINANCIAL INFORMATION

                 PERIOD FROM FEBRUARY 18, 1997 TO JUNE 30, 1997
               (dollars in thousands, except for per share data)

  The financial data set forth below should be read in conjunction with the Financial Statements of the Company and related Notes thereto and "Management's Discussion and Analysis of Financial Condition and Results of Operations" included herein.

STATEMENT OF OPERATIONS DATA:
  Days in period.....................................................       133
  Interest income.................................................... $   6,509
  Interest expense...................................................     5,149
                                                                      ---------
  Net interest income................................................     1,360
  Gain on sale of Mortgage-Backed Securities.........................       230
  General and administrative expenses (G&A expense)..................       250
                                                                      ---------
  Net income......................................................... $   1,340
                                                                      =========
  Net income per share............................................... $    0.36
  Dividends declared per share.......................................      0.33
BALANCE SHEET DATA AT JUNE 30, 1997:
  Mortgage-Backed Securities......................................... $ 364,367
  Total assets.......................................................   398,236
  Repurchase agreements..............................................   326,987
  Total liabilities..................................................   365,418
  Stockholders' equity...............................................    32,819
  Number of common shares outstanding................................ 3,680,000
  Interest rate spread...............................................      0.99%
OTHER DATA:
  Average total assets............................................... $ 283,100
  Average borrowings.................................................   242,027
  Average equity.....................................................    33,115
  Yield on interest earning assets at June 30, 1997..................      6.63%
  Cost of funds on interest bearing liabilities at June 30, 1997.....      5.64%
  Efficiency ratio (G&A expense/net interest income).................     18.37%
ANNUALIZED FINANCIAL RATIOS(1):
  Net interest margin (net interest income/average total assets).....      1.32%
  G&A expense as a percentage of average assets......................      0.24%
  G&A expense as a percentage of average equity......................      2.07%
  Return on average assets...........................................      1.30%
  Return on average equity...........................................     11.11%

--------
(1) Each ratio has been computed by annualizing the results for the 133-day period ended June 30, 1997.

  This Prospectus contains forward-looking statements. Such forward-looking statements include, without limitation, statements concerning the Company's ability to mitigate interest rate, prepayment and other risks and the Company's ability to grow and become more efficient over time. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company to be materially different from the results of operations or plans expressed or implied by such forward-looking statements. Among those factors which may impact the Company's actual results, performance and achievements are changes in interest rates, changes in the yield curve, changes in prepayment rates, the availability of Mortgage-Backed Securities for purchase, the availability of financing and, if available, the terms of any such financing. Although the Company believes that the assumptions underlying the forward-looking statements contained herein are reasonable, any of the assumptions could be inaccurate and, therefore, there can be no assurance that the forward-looking statements included in this Prospectus will prove to be accurate. In light of the significant uncertainties inherent in the forward-looking statements included herein, the inclusion of such information should not be regarded as a representation by the Company or any other person that the results or conditions described in such forward-looking statements or the objectives and plans of the Company will be achieved. Investors should review carefully the more detailed descriptions of risks and uncertainties set forth under the caption "Risk Factors" in this Prospectus.

                                 RISK FACTORS

  Before investing in the Common Stock offered hereby, prospective investors should give special consideration to the information set forth below. This Prospectus contains forward-looking statements. Disclosure regarding such forward-looking statements may be found under "Prospectus Summary," "Use of Proceeds," "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Business Strategy," as well as within the Prospectus generally. Actual results could differ materially from those projected in the forward-looking statements as a result of the risk factors set forth below and the matters set forth in the Prospectus generally.

OPERATIONS RISKS

 GENERAL

  The results of the Company's operations are affected by various factors, many of which are beyond the control of the Company. The results of the Company's operations depend on, among other things, the level of net interest income generated by the Company's Mortgage-Backed Securities, the market value of such Mortgage-Backed Securities and the supply of and demand for such Mortgage-Backed Securities. The Company's net interest income varies primarily as a result of changes in short-term interest rates, borrowing costs and prepayment rates, the behavior of which involves various risks and uncertainties as set forth below. Prepayment rates, interest rates and borrowing costs depend on the nature and terms of the Mortgage-Backed Securities, conditions in financial markets, the fiscal and monetary policies of the United States government and the Board of Governors of the Federal Reserve System, international economic and financial conditions, competition and other factors, none of which can be predicted with any certainty. Since changes in interest rates may significantly affect the Company's activities, the operating results of the Company depend, in large part, upon the ability of the Company to effectively manage its interest rate and prepayment risks while maintaining its status as a REIT. See "--Use of Interest Rate Derivatives for Hedging May Not be Effective in Mitigating Interest Rate and Prepayment Risk," "Management's Discussion and Analysis of Financial Condition and Results of Operations--Asset/Liability Management and Effect of Changes in Interest Rates," and "Business Strategy--Capital Investment Policy--Interest Rate Risk Management."

 LACK OF REIT EXPERIENCE

  Prior to February 18, 1997, the date upon which the Company commenced operations, none of the officers of the Company had any experience in managing a REIT.

 DIFFERENCES BETWEEN MORTGAGE-BACKED SECURITY AND BORROWING CHARACTERISTICS; THE COMPANY'S ASSETS GENERALLY ARE SUBJECT TO INTEREST RATE CAPS, WHILE THE COMPANY'S BORROWINGS GENERALLY ARE NOT SIMILARLY RESTRICTED

  At June 30, 1997, all of the Mortgage-Backed Securities held by the Company were Agency Certificates backed by Single-Family Mortgage Loans, of which approximately 93% had coupon rates which adjust over time (subject to certain limitations and lag periods) in conjunction with changes in short-term interest rates, such adjustments being based on an objective index such as LIBOR, the Treasury Index or the CD Rate. It is expected in the future that a substantial portion of the Company's Mortgage-Backed Securities will consist of adjustable-rate Pass-Through Certificates ("ARM Certificates") or floating rate CMOs which also will be subject to periodic interest rate adjustments based on such objective indices ("Floaters"). "LIBOR" means the London Interbank Offered Rate as it may be defined, and for a period of time specified, in a Mortgage-Backed Security or borrowing of the Company. "Treasury Index" means the monthly/weekly average yield of the benchmark U.S. Treasury securities, as published by the Board of Governors of the Federal Reserve System. "CD Rate" means the weekly average of secondary market interest rates on six-month negotiable certificates of deposit, as published by the Federal Reserve Board in its Statistical Release H.15(519), Selected Interest Rates.

  Interest rates on the Company's borrowings are expected to continue to be based on short-term indices. To the extent any of the Company's Mortgage-Backed Securities are financed with borrowings bearing interest based on or varying with an index different from that used for the related Mortgage-Backed Securities, so-called "basis" interest rate risk results. In such event, if the index used for the Mortgage-Backed Securities is a "lagging" index that reflects market interest rate changes on a delayed basis, and the rate borne by the related borrowings reflects market rate changes more rapidly, the Company's net interest income will be adversely affected in periods of increasing market interest rates.

  The Company's adjustable-rate Mortgage-Backed Securities are subject to periodic rate adjustments which may not be matched precisely with increases or decreases in rates borne by the borrowings or financings utilized by the Company. Accordingly, in a period of increasing interest rates, the Company could experience a decrease in net interest income or a net loss because the interest rates on borrowings could adjust faster than the interest rates on the Company's adjustable-rate Mortgage-Backed Securities.

  Interest rates on the Company's Mortgage-Backed Securities are subject typically to periodic and lifetime interest rate caps which limit the amount an interest rate can change during any given period. The Company's borrowings are not subject to similar restrictions. Hence, in a period of rapidly increasing interest rates, the Company could also experience a decrease in net interest income or a net loss because the interest rates on borrowings could increase without limitation while the interest rates on the Company's Mortgage-Backed Securities (consisting primarily of ARM Certificates and Floaters) would be limited by caps. While the Company may hedge certain risks associated with interest rate increases, no hedging strategy can insulate the Company completely from interest rate risk. To date, the Company has not entered into any interest rate hedging agreements.

  The Company expects that the net effect of these factors, all other factors being equal, could be to lower the Company's net interest income or cause a net loss during periods of rapidly rising market interest rates, which could negatively impact the level of dividend distributions and reduce the market price of the Common Stock. This reduction in net income, or net loss, could occur in an increasing interest rate environment as a result of interest rate increases in borrowings which are more rapid than interest rate increases on the Company's Mortgage-Backed Securities or as a result of periodic and lifetime interest rate caps on the Company's Mortgage-Backed Securities.

 CHANGES IN PREPAYMENT RATES OF MORTGAGE-BACKED SECURITIES

  Prepayment rates on Mortgage-Backed Securities vary from time to time and may cause changes in the amount of the Company's net interest income. Prepayments of ARM Certificates and Floaters usually can be expected to increase when mortgage interest rates fall below the then-current interest rates on ARMs and decrease when mortgage interest rates exceed the then-current interest rate on ARMs, although such effects are not predictable. Prepayment experience also may be affected by the conditions in the housing and financial markets, general economic conditions and the relative interest rates on fixed-rate and adjustable-rate mortgage loans underlying Mortgage-Backed Securities. Some Mortgage-Backed Securities are structured so that certain classes are provided protection from prepayments for a period of time. However, in a period of extremely rapid prepayments, during which earlier-paying classes may be retired faster than expected, the protected classes may receive unscheduled payments of principal earlier than expected and would have average lives that, while longer than the average lives of the earlier-paying classes, would be shorter than originally expected. The Company seeks to minimize prepayment risk through a variety of means, including structuring a diversified portfolio with a variety of prepayment characteristics, investing in certain Mortgage-Backed Security structures which have prepayment protection, and balancing assets purchased at a premium with assets purchased at a discount. No strategy, however, can completely insulate the Company from prepayment risks arising from the effects of interest rate changes. Prepayment risk may be increased if the Company purchases interest-only strips to protect against interest rate increases. Certain Mortgage-Backed Securities may have underlying mortgage loans which are convertible to fixed-rate loans. Since converted loans are required to be repurchased by the applicable Agency (FHLMC, FNMA or GNMA) or servicer, the conversion of a loan results, in effect, in the prepayment of such loan.

  Changes in anticipated prepayment rates of Mortgage-Backed Securities could affect the Company in several adverse ways. A portion of the Mortgage-Backed Securities to be acquired by the Company may be recently originated and bear initial interest rates which are lower than their "fully-indexed" rates (the applicable index plus margin). In the event that such a Mortgage-Backed Security is prepaid faster than anticipated prior to or soon after the time of adjustment to a fully-indexed rate, the Company will experience an adverse effect on its net interest income during the time it holds such Mortgage-Backed Security compared with holding a fully-indexed Mortgage-Backed Security and will lose the opportunity to receive interest at the fully-indexed rate over the expected life of the Mortgage-Backed Security. In addition, the faster than anticipated prepayment of any Mortgage-Backed Security that is purchased at a premium by the Company would generally result in a faster than anticipated write-off of any remaining capitalized premium amount and consequent reduction of the Company's net interest income by such amount. At June 30, 1997, a majority of the Company's Mortgage-Backed Securities had been acquired at a premium. While the effects of prepayments may be mitigated to the extent the Company acquires Mortgage-Backed Securities at a discount, to date, a substantial majority of the Company's Mortgage-Backed Securities have been acquired at a premium, rather than a discount.

 THE COMPANY'S STRATEGY INVOLVES LEVERAGE; THE COMPANY MAY BE UNABLE TO ATTAIN THE LEVEL OF LEVERAGE IT DEEMS OPTIMAL

  The Company's financing strategy is designed to increase the size of its Mortgage-Backed Security investment portfolio by borrowing a substantial portion (which may vary depending upon the mix of the Mortgage-Backed Securities in the Company's portfolio and the application of the Company's Capital Investment Policy requirements to such mix of Mortgage-Backed Securities) of the market value of its Mortgage-Backed Securities. If the coupon income on the Mortgage-Backed Securities purchased with borrowed funds fails to cover the cost of the borrowings, the Company will experience net interest losses and may experience net losses. Such losses could be increased substantially as a result of the Company's substantial leverage.

  The Company expects generally to maintain a ratio of debt-to-equity of between 8:1 and 12:1, although the ratio may vary from time to time depending upon market conditions and other factors deemed relevant by management. However, the Company is not limited under its Bylaws in respect of the amount of its borrowings, whether secured or unsecured, and the debt-to-equity ratio could at times be greater than 12:1. For purposes of calculating the debt-to-equity ratio, the Company's equity equals the value of the Company's investment portfolio on a mark-to-market basis less the book value of the Company's obligations under repurchase agreements and other collateralized borrowings. At June 30, 1997, the debt-to-equity ratio of the Company was 10:1. See "Management's Discussion and Analysis of Financial Condition and Results of Operations--Financial Condition--Leverage" and "Business Strategy-- Capital Investment Policy--Capital and Leverage."

  The ability of the Company to achieve its investment objectives depends on its ability to borrow money in sufficient amounts and on favorable terms. Through increases in haircuts (i.e., the over-collateralization amount required by a lender), decreases in the market value of the Company's Mortgage-Backed Securities, increases in interest rate volatility, changes in the availability of financing in the market, conditions then applicable in the lending market and other factors, the Company may not be able to achieve the degree of leverage it believes to be optimal, which may cause the Company to be less profitable than it would be otherwise. In addition, as a result of the Company's intention to structure its investment portfolio to qualify for an exemption from regulation as an investment company, the Company may be limited in the types and amounts of Mortgage-Backed Securities it can purchase which, in turn, may affect the ability of the Company to achieve the degree of leverage it believes to be optimal.

 DECLINE IN MARKET VALUE OF MORTGAGE-BACKED SECURITIES; MARGIN CALLS AND
DEFAULTS

  Although, at June 30, 1997 and as of the date hereof, none of the Company's Mortgage-Backed Securities were or are cross-collateralized to secure multiple borrowing obligations of the Company to a single lender, the Company's Mortgaged-Backed Securities may be cross-collateralized in the future. A decline in the market value of such assets may limit the Company's ability to borrow or result in lenders initiating margin calls (i.e., requiring a pledge of cash or additional Mortgage-Backed Securities to re-establish the ratio of the amount of the borrowing to the value of the collateral). The Company's fixed-rate Mortgage-Backed Securities generally are more susceptible to margin calls as increases in interest rates tend to more negatively affect the market value of fixed-rate Mortgage-Backed Securities than adjustable-rate Mortgage-Backed Securities. This remains true despite effective hedging against such fluctuations as the hedging instruments may not be part of the collateral securing the collateralized borrowings. Additionally, it may be difficult to realize the full value of the hedging instrument when desired for liquidity purposes due to the applicable REIT Provisions of the Code. The Company could be required to sell Mortgage-Backed Securities under adverse market conditions in order to maintain liquidity. Such sales may be effected by the Company when deemed necessary in order to preserve the capital base of the Company. If these sales were made at prices lower than the amortized cost of the Mortgage-Backed Securities, the Company would experience losses. A default by the Company under its collateralized borrowings could also result in a liquidation of the collateral, including any cross-collateralized assets, and a resulting loss of the difference between the value of the collateral and the amount borrowed.

  Additionally, in the event of a bankruptcy of the Company, certain repurchase agreements may qualify for special treatment under the Bankruptcy Code, the effect of which is, among other things, to allow the creditors under such agreements to avoid the automatic stay provisions of the Bankruptcy Code and to liquidate the collateral under such agreements without delay. See "-- Legal and Other Risks--Bankruptcy Code Treatment of Repurchase Agreements."

  To the extent the Company is compelled to liquidate Mortgage-Backed Securities qualifying as Qualified REIT Real Estate Assets to repay borrowings, the Company may be unable to comply with the REIT Provisions of the Code regarding assets and sources of income requirements, ultimately jeopardizing the Company's status as a REIT. The Code does not provide for any mitigating provisions with respect to the 30% Gross Income Test. Accordingly, if the Company failed to meet the 30% Gross Income Test, its status as a REIT would terminate automatically. The 30% Gross Income Test means the requirement for each taxable year that less than 30% of the Company's gross income is derived from the sale of Qualified REIT Real Estate Assets held for less than four years, stock or securities held for less than one year (including certain interest rate swap and cap agreements entered into to hedge variable rate debt incurred to acquire Qualified Real Estate Assets) and certain "dealer" property. Pursuant to recently enacted legislation, the 30% Gross Income Test has been repealed for taxable years beginning after August 5, 1997. See "Certain Federal Income Tax Considerations--General--Asset Tests," "--Gross Income Tests" and "--Recent Legislation."

 INCREASED BORROWING COSTS AND FAILURE TO REFINANCE OUTSTANDING BORROWINGS COULD ADVERSELY IMPACT THE COMPANY'S NET INCOME

  Currently, all of the Company's borrowings are collateralized borrowings in the form of repurchase agreements. The ability of the Company to enter into repurchase agreements in the future will depend on the market value of the Mortgage-Backed Securities pledged to secure the specific borrowings, the availability of financing, and other conditions then applicable in the lending market. The Company may effect additional borrowings through using other types of collateralized borrowings, loan agreements, lines of credit, Dollar-Roll Agreements and other credit facilities with institutional lenders or through the issuance of debt securities. A "Dollar-Roll Agreement" is an agreement to sell a security for delivery on a specified future date entered into simultaneously with an agreement to repurchase the same or a substantially similar security (with the same coupon and original maturity periods) on a specified future date. The cost of borrowings under repurchase agreements generally corresponds to LIBOR plus or minus a margin, although such agreements may not expressly incorporate a LIBOR index. The cost of borrowings under other sources of funding which the Company may use may refer or correspond to other short-term indices, plus or minus a margin. The margins on such borrowings over or under LIBOR or such other short-term indices may vary depending on the lender, the nature and liquidity of the underlying collateral, the movement of interest rates, the availability of financing in the market and other factors. Increased borrowing costs could adversely impact the Company's net income.

  The Company's business strategy relies primarily on short-term borrowings to fund Mortgage-Backed Securities with adjustable-rate coupons and long-term maturities. Thus, the ability of the Company to achieve its investment objectives depends not only on its ability to borrow money in sufficient amounts and on favorable terms but also on the Company's ability to renew or replace on a continuous basis its maturing short-term borrowings. In the event the Company is not able to renew or replace maturing borrowings, the Company could be required to sell Mortgage-Backed Securities under possibly adverse market conditions and could incur losses as a result. In addition, in such event, the Company may be required to terminate any hedging positions, which could result in further costs to the Company. At the same time, the market value of the assets in which the Company's liquidity capital is invested may have decreased. A number of such factors in combination could cause difficulties for the Company and might result in a liquidation of a major portion of the Company's Mortgage-Backed Securities at disadvantageous prices with consequent losses, which could have a material adverse effect on the Company and its solvency.

 Interest Rate Fluctuations Could Cause a Decrease in Net Interest Income

  At June 30, 1997, approximately 93% of the Company's Mortgage-Backed Securities had adjustable interest or pass-through rates based on short-term interest rates, and substantially all of the Company's borrowings bore interest at short-term rates and had maturities of less than one year. Consequently, changes in short-term interest rates may significantly influence the Company's net interest income. While increases in short-term interest rates will generally increase the yields on the Company's adjustable-rate Mortgage-Backed Securities, rising short-term rates will also increase the costs of borrowings by the Company which will be utilized to fund the Mortgage-Backed Securities and, to the extent such costs rise more rapidly than the yields, the Company's net interest income may be reduced or a net loss may result. Increases in short-term rates relative to long-term rates could adversely impact the Company's net income. In periods of high interest rates, the Company's net income may be less than income generated through alternative investments of equal or lower risk, which could negatively impact the price of the Common Stock. No assurance can be given as to the amount or timing of changes in interest rates or their effect on the Company's Mortgage-Backed Securities or net interest income.

 USE OF INTEREST RATE DERIVATIVES FOR HEDGING MAY NOT BE EFFECTIVE IN MITIGATING INTEREST RATE AND PREPAYMENT RISK

  The Company's operating strategy subjects it to interest rate risks as described under "--Interest Rate Fluctuations Could Cause a Decrease in Net Interest Income" above. The Company has adopted policies as part of its Capital Investment Policy intended to protect against interest rate changes and prepayments. See "Business Strategy--Capital Investment Policy--Interest Rate Risk Management." The Company may purchase from time to time interest rate caps, interest rate swaps and similar instruments to attempt to mitigate the risk of the cost of its variable rate liabilities increasing at a faster rate than the earnings on its assets during a period of rising rates. However, it is not expected that such hedging strategies will completely insulate the Company against interest rate risk. To date, the Company has not entered into any hedging transactions.

  Developing an effective asset/liability management strategy is complex, and no strategy can completely insulate the Company from risks associated with interest rate changes and prepayments. In addition, to the extent the Company engages in hedging, there can be no assurance that the Company's hedging activities will have the desired beneficial impact on the Company's results of operations or financial condition. Hedging typically involves costs, including transaction costs, which increase dramatically as the period covered by the hedge increases and which also increase during periods of rising and volatile interest rates. The Company may increase its hedging activity, and thus increase its hedging costs, during such periods when interest rates are volatile or rising and hedging costs have increased. Such hedging costs may cause the Company to conclude that a particular hedging transaction is not appropriate for the Company, thereby affecting the Company's ability to mitigate interest rate risk. See "Management's Discussion and Analysis of Financial Condition and Results of Operations--Asset/Liability Management and Effect of Changes in Interest Rates" and "Business Strategy--Capital Investment Policy--Interest Rate Risk Management."

  Federal tax laws applicable to REITs may substantially limit the Company's ability to engage in asset/liability management transactions. Such Federal tax laws may prevent the Company from effectively implementing hedging strategies that the Company determines, absent such restrictions, would best insulate the Company from the risks associated with changing interest rates and prepayments. See "Certain Federal Income Tax Considerations--General" and "-- Taxation of the Company". In this regard, the amount of income the Company may earn from its interest rate caps and other hedging instruments may be subject to substantial limitations under the REIT Provisions of the Code. In particular, income generated by such instruments is non-qualifying income for purposes of the 75% Gross Income Test and is income from the sale of a security subject to the 30% Gross Income Test. Additionally, the Company will treat such income as non-qualifying income for the 95% Gross Income Test unless it receives advice from its tax advisors that such income constitutes qualifying income for purposes of such test. Pursuant to recently enacted legislation, the 30% Gross Income Test has been repealed for taxable years beginning after August 5, 1997, but such income would still not qualify for the 75% Gross Income Test or, subject to the preceding sentence, the 95% Gross Income Test. See "Certain Federal Income Tax Considerations--General--Gross Income Tests" and "--Recent Legislation." This determination may result in management electing to have the Company bear a level of interest rate risk that might otherwise be hedged. The "75% Gross Income Test" means the requirement for each taxable year that at least 75% of the Company's gross income must be derived from certain specified real estate sources including interest income and gain from the disposition of Qualified REIT Real Estate Assets or "qualified temporary investment income" (i.e., income derived from "new capital" within one year of the receipt of such capital). The "95% Gross Income Test" means the requirement for each taxable year that at least 95% of the Company's gross income for each taxable year must be derived from sources of income qualifying for the 75% Gross Income Test, dividends, interest, and gains from the sale of stock or other securities (including certain interest rate swap and cap agreements entered into to hedge variable rate debt incurred to acquire Qualified REIT Real Estate Assets) not held for sale in the ordinary course of business.

  If the Company purchases interest rate caps or other interest rate agreements to hedge against lifetime and periodic rate or payment caps, and the provider of interest rate agreements becomes financially unsound or insolvent, the Company may be forced to unwind its interest rate agreements with such provider and may take a loss on such interest rate agreements. Although the Company intends to purchase interest rate agreements only from financially sound institutions and to monitor the financial strength of such institutions on a periodic basis, no assurance can be given that the Company can avoid such third party risks.

 THE COMPANY'S INVESTMENT STRATEGY MAY INVOLVE CREDIT RISK

  The Company's Capital Investment Policy provides that at least 75% of the Company's total assets are to be comprised of High Quality Mortgage-Backed Securities and High Quality Short-Term Investments. "Short-Term Investments" means short-term bank certificates of deposit, short-term United States treasury securities, short-term United States government agency securities, commercial paper, reverse repurchase agreements, short-term CMOs, short-term asset-backed securities and other similar types of short-term investment instruments, all of which will have maturities or average lives of less than one year. The Capital Investment Policy provides that the remainder of the Company's assets, comprising not more than 25% of total assets, may consist of Mortgage-Backed Securities and other Qualified REIT Real Estate Assets which are unrated or rated less than High Quality. The Company's investment strategy seeks to balance the risk and return potential of its investments in a manner that attempts to maximize return while minimizing the risk of losses to the Company through defaults on portfolio obligations. This strategy determines the relative weightings within the Company's portfolio of Mortgage-Backed Securities of different ratings. The Company attempts to structure its portfolio to maintain a minimum weighted average rating (including the Company's deemed comparable ratings for unrated Mortgage-Backed Securities based on a comparison to rated Mortgage-Backed Securities with like characteristics) of its Mortgage-Backed Securities of at least single "A" under the S&P rating system and at the comparable level under the other rating systems. There can be no assurance the Company's deemed comparable ratings will agree with assessments by others as to how such Mortgage-Backed Securities would be rated. See "--The Company's Assets May Include Unrated Assets" and "Business Strategy--Mortgage-Backed Securities--Unrated Assets." In addition, to the extent that the Company invests in High Quality investments, the yield on such assets may be lower than the yield on lower rated securities. To date, the Company has invested solely in Agency Certificates which, although not rated, carry an implied "AAA" rating.

 THE COMPANY MAY NOT BE ABLE TO ACQUIRE MORTGAGE-BACKED SECURITIES AT FAVORABLE YIELDS; COMPETITION AND SUPPLY

  The Company's net income depends, in large part, on the Company's ability to acquire Mortgage-Backed Securities at favorable spreads over the Company's borrowing costs. In acquiring Mortgage-Backed Securities, the Company competes with other REITs, investment banking firms, savings and loan associations, banks, insurance companies, mutual funds, other lenders, and other entities purchasing Mortgage-Backed Securities, many of which have greater financial resources than the Company. In addition, there are several mortgage REITs similar to the Company, and others may be organized in the future. The effect of the existence of additional REITs may be to increase competition for the available supply of Mortgage-Backed Securities suitable for purchase by the Company. Further, in fluctuating interest rate environments, the spread between interest rates on adjustable-rate mortgage loans and interest rates on fixed-rate mortgage loans may decrease, and may cease to exist or become negative. Under such conditions, mortgagors tend to favor fixed-rate mortgage loans, thereby decreasing the supply of adjustable-rate Mortgage-Backed Securities available to the Company for purchase. The relative availability of adjustable-rate Mortgage-Backed Securities may also be diminished by a number of other market and regulatory considerations.

  There can be no assurance that the Company will be able to continue to acquire sufficient Mortgage-Backed Securities from mortgage suppliers at spreads above the Company's cost of funds. The Company will also face competition for financing sources, and the effect of the existence of additional mortgage REITs may be to deny the Company access to sufficient funds to carry out its business strategy and/or to increase the cost of funds to the Company.

 LIMITED GUARANTEES BY FHLMC AND FNMA

  As of June 30, 1997, by principal amount, approximately 8.21% of the Company's Mortgage-Backed Securities were FHLMC Certificates and approximately 67.78% of the Company's Mortgage-Backed Securities were FNMA Certificates. FHLMC's guarantee to holders of FHLMC Certificates and FNMA's guarantee to holders of FNMA Certificates are subject to certain limitations.

  FHLMC guarantees to each holder of FHLMC Certificates the timely payment of interest at the applicable pass-through rate and ultimate collection of all principal on the holder's pro rata share of the unpaid principal balance of the underlying Mortgage Loans, but does not guarantee the timely payment of scheduled principal of the underlying Mortgage Loans. The obligations of FHLMC under its guarantees are solely those of FHLMC and are not backed by the full faith and credit of the United States. If FHLMC were unable to satisfy such obligations, distributions to holders of FHLMC Certificates would consist solely of payments and other recoveries on the underlying Mortgage Loans and, accordingly, monthly distributions to holders of FHLMC Certificates would be affected by delinquent payments and defaults on such Mortgage Loans.

  FNMA guarantees to the registered holder of a FNMA Certificate that it will distribute amounts representing scheduled principal and interest (at the rate provided by the FNMA Certificate) on the Mortgage Loans in the pool underlying the FNMA Certificate, whether or not received, and the full principal amount of any such Mortgage Loan foreclosed or otherwise finally liquidated, whether or not the principal amount is actually received. The obligations of FNMA under its guarantees are solely those of FNMA and are not backed by the full faith and credit of the United States. If FNMA were unable to satisfy such obligations, distributions to holders of FNMA Certificates would consist solely of payments and other recoveries on the underlying Mortgage Loans and, accordingly, monthly distributions to holders of FNMA Certificates would be affected by delinquent payments and defaults on such Mortgage Loans.

 LIMITATIONS ON RATINGS OF MORTGAGE-BACKED SECURITIES

  A rating is not a recommendation to buy, sell or hold a security, inasmuch as such rating does not comment as to the market price of the security or the suitability of the security for a particular investor. There is no assurance that a rating will continue for any given period of time or that a rating will not be lowered or withdrawn entirely by a Rating Agency if in its judgment circumstances so warrant.

 THE COMPANY'S ASSETS MAY INCLUDE UNRATED ASSETS

  The Company's Capital Investment Policy provides that the Company's assets may include certain assets which are unrated but are determined by the Company to be of comparable quality to rated High Quality Mortgage-Backed Securities and certain assets which are unrated but are determined by the Company to be of comparable credit quality to an investment which is at least "investment grade" (rated "BBB" or better by S&P or the equivalent by another Rating Agency). Prior to acquiring any such unrated securities, the Company intends to engage an independent consultant with expertise in rating "investment grade" securities to assist the Company in evaluating the creditworthiness of such securities and determining whether such securities are qualified to be purchased under the Company's Capital Investment Policy. In making such evaluations, the Company will look at similar criteria utilized by S&P and other Rating Agencies. Such criteria may include a review of the cash flow and other characteristics of the security, an analysis of the components of the security and a valuation of comparable assets. However, the Company is not expert in evaluating unrated assets, such unrated assets will not carry the rating of a Rating Agency and there can be no guarantee that the Company or any independent consultant engaged by the Company will be able to make an accurate valuation of such unrated assets.

 ASSET CONCENTRATION

  Although the Company seeks geographic diversification of the properties underlying the Mortgage-Backed Securities which it acquires, it does not set specific limitations on the aggregate percentage of underlying properties which may be located in any one area. Consequently, properties underlying such Mortgage-Backed Securities may be located in the same or a limited number of geographical regions. In addition, the Company is not able to determine in all instances the geographic distribution of the properties underlying its Mortgage-Backed Securities. As of June 30, 1997, based upon information available to the Company, the state with the largest concentration of loans underlying Mortgage-Backed Securities held by the Company was California, where at least 20% of the loans underlying the Company's Mortgage-Backed Securities were located, and the state with the second largest concentration of loans underlying the Company's Mortgage-Backed Securities was Kansas, where at least 13% of underlying loans were located. Based upon information available to the Company, these were the only states, as of June 30, 1997, in which more than 5% of the loans underlying the Company's Mortgage-Backed Securities were located; however, the Company is unable to determine the geographic distribution of 27.86% of the loans underlying the Company's Mortgage-Backed Securities. Adverse changes in the economic conditions of the geographic regions in which the properties underlying the Company's Mortgage-Backed Securities are concentrated likely would have an adverse effect on real estate values, interest rates and prepayment rates and increase the risk of default by the obligors on the underlying mortgage loans; accordingly, the Company's results of operations could be adversely affected.

  As of June 30, 1997 and as of the date hereof, 100% of the properties underlying all of the Mortgage-Backed Securities owned by the Company were single-family (one- to four-unit) properties. While the Company believes that asset concentration in Mortgage-Backed Securities backed by Single-Family Mortgage Loans provides less risk than asset concentration in Mortgage-Backed Securities backed by Multifamily and Commercial Mortgage Loans, a downturn in the single-family housing market could adversely affect the Company. Management believes that the risks of geographic and other asset concentration are mitigated by the current composition of the Company's asset pool. All of the investment assets currently held by the Company are Agency Certificates which provide guarantees of the underlying Mortgage Loans. However, in the future, to the extent the Company's Mortgage-Backed Securities are not Agency Certificates or otherwise guaranteed or credit enhanced, such securities will be exposed to adverse changes in the economic conditions of the geographic regions in which the properties underlying the Company's Mortgage-Backed Securities are concentrated.

GENERAL RISKS

 DEPENDENCE ON KEY PERSONNEL

  The Company's operations depend in significant part upon the contributions of its executive officers who from the date of commencement of operations by the Company on February 18, 1997 to the present have devoted at least 90% of their working time to the business of the Company and intend in the future, as between the Company and FIDAC, to devote at least 90% of their working time to the Company's business. Although

Michael Farrell, Chairman of the Board and Chief Executive Officer, Timothy Guba, President and Chief Operating Officer and Wellington St. Claire, Vice Chairman of the Board, currently have employment agreements with the Company, there can be no assurance of the continued employment of all such officers. The loss of any key person could have a material adverse effect on the Company's business and results of operations. See "Management."

 LIMITED OPERATING HISTORY OF THE COMPANY

  The Company commenced operations on February 18, 1997 upon consummation of the Private Placement and, accordingly, has not yet developed an extensive earnings history or experienced a wide variety of interest rate or market conditions.

 CONFLICTS OF INTEREST

  Messrs. Farrell and Guba, and Ms. St. Claire and Jennifer A. Stephens, Secretary of the Company, are actively involved in managing fixed income assets for institutional clients through Fixed Income Discount Advisory Company ("FIDAC"). FIDAC is a registered investment adviser which at June 30, 1997 managed, assisted in managing or supervised approximately $500 million in gross assets for a wide array of clients, of which, at such date, approximately $250 million was managed on a discretionary basis. Michael Farrell is a member of the Board of Directors of the U.S. Dollar Floating Rate Fund (the "Floating Rate Fund") and FIDAC is the investment adviser to the Floating Rate Fund. The executive officers of the Company named above have performed and will continue to perform such services for FIDAC, such institutional clients and the Floating Rate Fund; however, such officers, who from the date of commencement of operations by the Company on February 18, 1997 to the present have devoted at least 90% of their working time to the business of the Company, intend in the future, as between the Company and FIDAC, to devote at least 90% of their working time to the Company's business. Their several responsibilities may create conflicts of interest if they are presented with corporate opportunities that may benefit both the Company and the Floating Rate Fund and other clients for whom or which FIDAC acts as an investment adviser. Investment opportunities currently are allocated by determining the entity or account for which such investment is most suitable. In making such determination, management considers the investment strategy and guidelines of each entity or account with respect to acquisition of assets, leverage, liquidity and other factors which management determines appropriate.

  The Company shares with FIDAC office space and certain office expenses, such as lease payments, utilities charges and ancillary services performed by office personnel, at cost on a pro rata basis based on the relative use of such facilities and services by the Company and FIDAC.

  Generally, under Maryland corporate law, a director of a corporation is required to first offer to the Company corporate opportunities learned of solely as a result of his or her service as a member of the Board of Directors. Maryland law provides further that in order for a contract or other transaction between a corporation and any of its directors or in which a director has a material financial interest not to be void or voidable: (i) the contract or transaction must be fair and reasonable to the corporation; or
(ii) the fact of such interest must be disclosed or known to (a) the board or committee that authorizes, approves or ratifies the contract or transaction and such authorization, approval or ratification must be by a vote of a majority of the disinterested directors or (b) the stockholders entitled to vote on such contract or transaction and the contract or transaction is authorized, approved and ratified by a majority of the votes cast by disinterested stockholders entitled to vote. See "Management--Certain Relationships; Conflicts of Interest."

  The Company's policy is that the approval of the Board of Directors (with any interested director abstaining) is required for any director, officer, security holder or affiliate of the Company (a) to engage for his or her own account in realizing upon a corporate opportunity learned of solely as a result of his or her service to or representation of the Company or (b) to have any direct or indirect pecuniary interest in any investment to be acquired or disposed of by the Company or in any transaction to which the Company is a party or has an interest.

LEGAL AND OTHER RISKS

 LOSS OF INVESTMENT COMPANY ACT EXEMPTION WOULD ADVERSELY AFFECT THE COMPANY

  The Company at all times intends to conduct its business so as not to become regulated as an investment company under the Investment Company Act. Accordingly, the Company does not expect to be subject to the restrictive provisions of the Investment Company Act. The Investment Company Act exempts entities that are

"primarily engaged in the business of purchasing or otherwise acquiring mortgages and other liens on and interests in real estate" ("Qualifying Interests"). Under the current interpretation of the staff of the Commission, in order to qualify for this exemption, the Company must maintain at least 55% of its assets directly in mortgage loans, qualifying Pass-Through Certificates and certain other qualifying interests in real estate. In addition, unless certain Mortgage-Backed Securities represent all the certificates issued with respect to an underlying pool of mortgages, such Mortgage-Backed Securities may be treated as securities separate from the underlying mortgage loans and, thus, may not qualify as Qualifying Interests for purposes of the 55% requirement. Therefore, the Company's ownership of certain Mortgage-Backed Securities may be limited by the provisions of the Investment Company Act. In addition, in meeting the 55% requirement under the Investment Company Act, the Company considers mortgage pass-through certificates issued with respect to an underlying pool as to which the Company holds all issued certificates as Qualifying Interests. If the Commission, or its staff, adopts a contrary interpretation with respect to such securities, the Company could be required to restructure its activities to the extent its holdings of such mortgage pass-through certificates did not comply with the interpretation. Such a restructuring could require the sale of a substantial amount of mortgage pass-through certificates held by the Company at a time it would not otherwise do so, which sale could occur under adverse market conditions and the Company could incur losses as a result. Further, in order to insure that the Company at all times continues to qualify for the above exemption from the Investment Company Act, the Company may be required at times to adopt less efficient methods of financing certain of its Mortgage-Backed Securities than would otherwise be the case and may be precluded from acquiring certain types of Mortgage-Backed Securities whose yield is somewhat higher than the yield on Mortgage-Backed Securities that could be purchased in a manner consistent with the exemption. The net effect of these factors may be to lower at times the Company's net interest income. If the Company fails to qualify for exemption from registration as an investment company, its ability to use leverage would be substantially reduced and it would be unable to conduct its business as described herein. Any such failure to qualify for such exemption could have a material adverse effect on the Company.

  In the opinion of Morgan, Lewis & Bockius LLP, as of the date hereof, the Company's portfolio of Mortgage-Backed Securities would qualify the Company for the exemption described in the preceding paragraph. This opinion is based on various assumptions relating to the operation of the Company and is conditioned upon certain representations made by the Company as to certain factual matters. In addition, the continued qualification of the Company for this exemption will depend on the Company's ability to meet, on a continuing basis, the requirements of the exemption.

 FAILURE TO MAINTAIN REIT STATUS WOULD SUBJECT THE COMPANY TO ADDITIONAL TAX

  In order to maintain its qualification as a REIT for Federal income tax purposes, the Company must comply with the REIT Provisions of the Code, including satisfying certain tests with respect to the sources of its income, the nature and diversification of its assets, the amount of its distributions to stockholders and the ownership of its stock.

  The Company intends, at all times, to operate so as to qualify as a REIT for Federal income tax purposes. To qualify as a REIT, the Company must satisfy a series of complicated tests related to the nature of its assets and income and it must also distribute substantially all of its income (as specially defined for these purposes) to its stockholders. If the Company fails to qualify as a REIT in any taxable year and certain relief provisions of the Code do not apply, the Company would be subject to Federal income tax as a regular domestic corporation, and its stockholders would be subject to tax in the same manner as stockholders of such corporation. Distributions to stockholders in any year in which the Company fails to qualify as a REIT would not be deductible by the Company in computing its taxable income. As a result, the Company could be subject to income tax liability, thereby significantly reducing or eliminating the amount of cash available for distribution to its stockholders. Further, the Company could also be disqualified from re-electing REIT status for the four taxable years following the year during which it became disqualified.

  No assurance can be given that future legislation, regulations, administrative interpretations or court decisions will not significantly change the tax laws with respect to the Company's qualification as a REIT or the

Federal income tax consequences of such qualification, which changes may reduce or eliminate the Company's competitive advantage over non-REIT competitors. See "Certain Federal Income Tax Considerations--Taxation of the Company."

 POTENTIAL CHARACTERIZATION OF DISTRIBUTIONS AS UBTI; TAXATION OF TAX-EXEMPT INVESTORS

  In the event that (i) the Company is subject to the rules relating to taxable mortgage pools (discussed below) or the Company is a "pension-held REIT," or (ii) a tax-exempt stockholder has incurred indebtedness to purchase or hold its Common Stock or is not exempt from Federal income taxation under certain special sections of the Code, distributions to and, in the case of a stockholder described in (ii), gains realized on the sale of Common Stock by, such tax-exempt stockholder may be subject to Federal income tax as UBTI (i.e., "unrelated business taxable income" as defined in section 512 of the Code). See "Certain Federal Income Tax Considerations--Taxation of Tax-Exempt Entities."

 TAXABLE MORTGAGE POOL RISK; INCREASED TAXATION

  A REIT that incurs debt obligations with two or more maturities and which are secured by assets such as the Mortgage-Backed Securities may be classified as a "taxable mortgage pool" under the Code if payments required to be made on such debt obligations bear a relationship to the payments received on such assets. If the Company were to be subject to the taxable mortgage pool rules, the Company's status as a REIT would not be impaired but a portion or all of the taxable income (in excess of a specified return to investors) generated by the Company's Mortgage-Backed Securities constituting a taxable mortgage pool may, under regulations to be issued by the Treasury Department, be characterized as "excess inclusion" income and allocated to the stockholders. Any such excess inclusion income (i) would not be allowed to be offset by the net operating losses of a stockholder, and (ii) would be subject to tax as UBTI to a tax-exempt stockholder. See "Certain Federal Income Tax Considerations--Taxation of Tax-Exempt Entities."

  The Company does not intend to issue debt obligations with differing maturities backed by a single pool of Mortgage-Backed Securities, but it does intend to enter into master repurchase agreements pursuant to which the Company may borrow funds with differing maturity dates which are cross-collateralized by specific Mortgage-Backed Securities. The Treasury Department has issued regulations that adopt a broad view of what may constitute a taxable mortgage pool including anti-avoidance rules that authorize the IRS to treat equity interests issued by the Company as debt if such equity interests correspond to maturity of classes of debt such as the Mortgage-Backed Securities. The Company does not believe that the master repurchase agreements or its other financing arrangements should cause the Mortgage-Backed Securities to be treated as a taxable mortgage pool. No assurances can be given, however, that the IRS might not successfully maintain that the Mortgage-Backed Securities collateralizing such master repurchase agreements constitute a taxable mortgage pool.

 BANKRUPTCY CODE TREATMENT OF REPURCHASE AGREEMENTS

  In the event of a bankruptcy of the Company, certain repurchase agreements may qualify for special treatment under the Bankruptcy Code, the effect of which is, among other things, to allow the creditors under such agreements to avoid the automatic stay provisions of the Bankruptcy Code and to liquidate the collateral under such agreements without delay. Conversely, in the event of the bankruptcy of a party with whom the Company has a repurchase agreement, the Company might experience difficulty recovering the collateral under such agreement if it were to be repudiated and the Company's claim against the bankrupt lender for damages resulting therefrom were to be treated simply as one of an unsecured creditor. Should this occur, the Company's claims would be subject to significant delay and recoveries, if and when received, may be substantially less than the damages actually suffered by the Company. Although the Company has, and intends to continue to, enter into repurchase agreements with several different parties and has developed policies to reduce its exposure to such risks, no assurance can be given that the Company will be able to avoid such third party risks. See "Business Strategy--Capital Investment Policy--Capital and Leverage."

 FUTURE REVISIONS IN POLICIES AND STRATEGIES

  The Board of Directors has established the investment policies and operating policies and strategies set forth in this Prospectus as the investment policies and operating policies and strategies of the Company. These policies and strategies are incorporated in the Capital Investment Policy. However, these policies and strategies and the Capital Investment Policy may be modified or waived by the Board of Directors, subject in certain cases to approval by a majority of the Independent Directors, without stockholder consent. Although a majority of the Board of Directors will be comprised of Independent Directors, the initial selection of the Independent Directors was made by the initial stockholders of the Company who are also officers or directors of the Company.

 LACK OF PUBLIC MARKET

  Prior to the Offering, there has been no public market for the Common Stock or any other securities of the Company. Although the Company has received approval, subject to official notice of issuance, to have the Common Stock listed on the New York Stock Exchange, there can be no assurance that an active trading market will develop or be sustained or that if one does develop and is sustained, that the market price will equal or exceed the public offering price set forth on the cover page of this Prospectus. For discussion of the factors considered in determining the initial public offering price, see "Underwriting."

 COMMON STOCK AVAILABLE FOR FUTURE SALE

  Following the closing of the Offering (and assuming that the Underwriters' over-allotment option is not exercised), there will be outstanding (or reserved for issuance upon exercise of outstanding options) 10,366,300 shares of Common Stock, which include (i) 6,250,000 Shares being offered by the Company hereby, (ii) 3,600,000 shares of Common Stock issued by the Company in the Private Placement (the "Private Placement Shares"), (iii) 87,800 shares of Common Stock issued to certain directors, officers and employees of the Company in the Direct Offering (the "Direct Offering Shares"), (iv) 80,000 shares of Common Stock issued to founders of the Company (the "Founders' Shares") and (v) 348,500 shares of Common Stock reserved for issuance upon the exercise of outstanding options. The Private Placement Shares not being included in the Offering, the Direct Offering Shares and the Founders' Shares are "restricted securities" within the meaning of Rule 144 promulgated under the Securities Act ("Rule 144") and may not be sold in the absence of registration under the Securities Act unless an exemption from registration is available, including exemptions provided by Rule 144. Such restricted securities will be available for resale pursuant to Rule 144 following a holding period ending one year from the date of acquisition by the holder, subject to the volume limitation of Rule 144 and, unless held by "affiliates" of the Company (within the meaning of Rule 144), will become unrestricted two years from the date of acquisition by the holder. Certain Private Placement Shares are also presently available for resale, under certain conditions, to institutional "accredited investors" within the meaning of Regulation D under the Securities Act, "qualified institutional buyers" within the meaning of Rule 144A under the Securities Act, and to persons who are not "U.S. persons" within the meaning of Regulation S under the Securities Act in accordance with Regulation S. In addition, the holders of the Private Placement Shares have certain registration rights with respect to such Private Placement Shares. See "Description of Capital Stock--Common Stock Available for Future Sale-- Registration Rights." Purchasers in the Direct Offering have agreed not to sell their shares of Common Stock purchased in the Direct Offering for a period of 180 days after the Offering.

  As of August 5, 1997, options to purchase 348,500 shares of Common Stock were outstanding, of which options to purchase 7,500 shares are currently exercisable; options to purchase 275,000 shares vest in four equal installments on January 2, 1998, 1999, 2000 and 2001; options to purchase 36,000 shares vest in four equal installments on January 21, 1998, 1999, 2000 and 2001; options to purchase 25,000 shares vest in four equal installments on January 28, 1998, 1999, 2000 and 2001; and an option to purchase 5,000 shares vests in four equal installments on June 26, 1998, 1999, 2000 and 2001. None of the shares of Common Stock underlying the outstanding stock options has been registered under the Securities Act.

  No prediction can be made as to the effect, if any, that future sales of shares of Common Stock, or the availability of such shares for future sale, will have on the market price prevailing from time to time. Sales of substantial amounts of Common Stock, or the perception that such sales could occur, may affect adversely the prevailing market price of the Common Stock.

 DILUTION; POTENTIAL FUTURE OFFERINGS

  The initial public offering price per share of Common Stock will exceed the net tangible book value per share of Common Stock. Accordingly, assuming the Underwriters' over-allotment option is not exercised, the purchasers of Common Stock will experience immediate dilution (in the amount of $1.74 per share based upon an assumed initial public offering price of $12.00 per share) in the net tangible book value of their equity investment in the Company. See "Dilution."

  The Company may in the future increase its capital resources by making additional offerings of equity and debt securities, including classes and series of preferred stock, additional classes and series of common stock, commercial paper, medium-term notes and senior or subordinated notes. All debt securities and classes of preferred stock will be senior to the Common Stock in a liquidation of the Company. The effect of additional equity offerings may be the dilution of the equity of stockholders of the Company or the reduction of the price of shares of the Company's Common Stock, or both. The Company is unable to estimate the amount, timing or nature of additional offerings as they will depend upon market conditions and other factors.

 CERTAIN BENEFITS TO EXISTING STOCKHOLDERS, DIRECTORS AND OFFICERS

  Through the date hereof, the Company has issued an aggregate of 3,767,800 shares of Common Stock for an aggregate purchase price of $36,890.000, or $9.79 per share, paid by the purchasers of such shares. This average per share purchase price is $2.21 per share less than the assumed Offering Price of $12.00 per share.

  In December 1996, the Company issued 20,000 shares of Common Stock to each of Michael Farrell, Timothy Guba and Wellington J. St. Claire at a purchase price of $0.15 per share, or $9,000 in the aggregate. This purchase price is $11.85 per share less than the assumed Offering Price of $12.00 per share. On June 30, 1997, the Company issued 87,800 shares of Common Stock to certain directors, officers and employees of the Company at a purchase price of $10.00 per share, or $878,000 in the aggregate. This purchase price is $2.00 per share less than the assumed Offering Price of $12.00 per share. The unrealized gain on such shares for each director and officer of the Company, based upon an assumed Offering Price of $12.00 per share, is as follows: Michael Farrell, $287,000; Timothy Guba, $247,600; Wellington St. Claire, $243,000; Kathryn Fagan, $2,000; Jennifer Stephens, $1,000; Kevin Brady, $3,000; Spencer Browne, $15,000; Jonathan Green, $5,000; John Grace, $50,000; John Lambiase, $20,000; and Donnell Segalas, $10,000.

  A total of 100,000 shares of Common Stock was purchased in the Private Placement by entities for which John Grace, a director of the Company, may be deemed to have shared or sole voting and dispositive power. The unrealized gain on such shares, based upon an assumed Offering Price of $12.00 per share, is $200,000; however, Mr. Grace disclaims beneficial ownership of such shares in excess of his pecuniary interest. Mr. Grace was not a director of the Company at the time such shares were purchased.

  The Company has also granted to its directors and officers options to purchase an aggregate of 348,500 shares of Common Stock of the Company with varying exercise prices. To date, options to acquire 7,500 shares of Common Stock at an exercise price of $10.00 per share have vested; however, to date, none of such vested options has been exercised. See "Dilution," "Management-- Directors and Executive Officers," "--Compensation of Directors and Executive Officers," and "--Long-Term Stock Incentive Plan," and "Principal Stockholders."

 ILLIQUIDITY OF CERTAIN INVESTMENTS

  A small portion of the Company's portfolio may be invested in Mortgage-Backed Securities for which the secondary trading market is not as well developed as the market for certain other Mortgage-Backed Securities

(or which are otherwise considered less marketable or illiquid). Although the Company expects that most of the Company's investments will be in Mortgage-Backed Securities for which a resale market exists, certain of the Company's investments may lack a regular trading market and may be illiquid. In addition, during turbulent market conditions, the liquidity of all of the Company's Mortgage-Backed Securities may be adversely impacted. There is no limit on the percentage of the Company's investments that may be invested in illiquid Mortgage-Backed Securities.

 ISSUANCE OF PREFERRED STOCK

  The Articles of Incorporation authorize the Board of Directors to reclassify any of the unissued shares of authorized capital stock into a class or classes of preferred stock. The issuance of preferred stock could have the effect of making an attempt to gain control of the Company more difficult by means of a merger, tender offer, proxy contest or otherwise. Preferred stock, if issued, could have a preference on dividend payments over the Common Stock which could affect the ability of the Company to make dividend distributions to the holders of Common Stock. At present, the Company has no intention to issue preferred stock; however, the Company may decide, in the future, to issue preferred stock based upon its consideration of various factors, including the Company's determination as to the most efficient method for raising capital and consideration of the effect which such issuance will have on the Common Stock.

 RESTRICTIONS ON OWNERSHIP OF CAPITAL STOCK

  In order that the Company may meet the requirements for qualification as a REIT, the Articles of Incorporation prohibit any person from acquiring or holding, directly or constructively, ownership of a number of shares of capital stock in excess of 9.8% in number of shares or value (the "Ownership Limit") of the outstanding shares. For this purpose the term "ownership" is defined as either direct ownership or constructive ownership in accordance with the constructive ownership provisions of section 544 of the Code. Any transfer of shares of capital stock that would result in disqualification of the Company as a REIT or that would (a) create a direct or constructive ownership of shares of stock in excess of the Ownership Limit, or (b) from and after the earlier of January 1, 1998 and the date of closing of the sale of Shares pursuant to the Offering (the "One Hundred Stockholder Date"), result in the shares of stock being beneficially owned (within the meaning section 856(a) of the Code) by fewer than 100 persons (determined without reference to any rules of attribution), or (c) result in the Company being "closely held" within the meaning of section 856(h) of the Code, will be null and void, and the intended transferee (the "purported transferee") will acquire no rights to such shares. Any purported transfer of shares that would result in a person owning (directly or constructively) shares in excess of the Ownership Limit (except as otherwise waived by the Board of Directors) due to the unenforceability of the transfer restrictions set forth above will constitute "Excess Securities." Excess Securities will be transferred by operation of law to a trust to be established by the Company for the exclusive benefit of a charitable organization, until such time as the trustee of the trust, which shall be a banking institution designated as trustee by the Company which is unaffiliated with either the Company or the purported transferee, retransfers the Excess Securities. Subject to the Ownership Limit, Excess Securities may be transferred by the trust to any person (if such transfer would not result in Excess Securities) at a price not to exceed the price paid by the purported transferee (or, if no consideration was paid by the purported transferee, the fair market value of the Excess Securities on the date of the purported transfer), at which point the Excess Securities will automatically cease to be Excess Securities. See "Description of Capital Stock-- Restrictions on Ownership and Transfer" and "Certain Federal Income Tax Considerations-- General--Stock Ownership Tests."

  Subject to certain limitations, the Board of Directors may increase or decrease the Ownership Limit. In addition, to the extent consistent with the REIT Provisions of the Code, the Board of Directors has the right, pursuant to the Company's Articles of Incorporation, to waive the Ownership Limit for and at the request of a purchaser of the Common Stock. In connection with any such waiver, the Company may require that the stockholder requesting such a waiver enter into an agreement with the Company providing for the repurchase by the Company of shares from the stockholder under certain circumstances to ensure compliance with the REIT Provisions of the Code. Such repurchase would be at fair market value as set forth in the agreement between the

Company and such stockholder. The consideration received by the stockholder in such repurchase might be characterized as the receipt by the stockholder of a dividend from the Company, and any stockholder entering into such an agreement with the Company should consult its tax advisor in connection with its entering into such an agreement. At present, the Company does not intend to waive the Ownership Limit for any purchaser of shares of the Common Stock.

  The provisions described above may inhibit market activity and a resulting takeover or other transaction in which holders of some or a majority of the Company's capital stock might receive a premium for their shares or which such holders might believe to be otherwise in their best interests. Such provisions also may make the Company an unsuitable investment vehicle for any person seeking to obtain ownership of more than 9.8% of the outstanding shares of capital stock. See "Description of Capital Stock--Restrictions on Ownership and Transfer."

 INDEMNIFICATION OF OFFICERS AND DIRECTORS

  The Company's Articles of Incorporation limit the liability of its directors and officers to the Company and its stockholders to the fullest extent permitted by Maryland law, and the Company's Articles of Incorporation provide for indemnification of the directors and officers to such extent. See "Description of Capital Stock--Indemnification" and "--Limitation of Liability."

                                  THE COMPANY

  Annaly Mortgage Management, Inc. (the "Company") was incorporated in the State of Maryland on November 25, 1996. The Company commenced operations on February 18, 1997 upon the consummation of the Private Placement. The Company raised additional capital on July 31, 1997 upon the consummation of the Direct Offering.

  The Company specializes in investing in Mortgage-Backed Securities. Its principal business objective is to generate net income for distribution to stockholders from the spread between the interest income on its Mortgage-Backed Securities and the costs of borrowing to finance its acquisition of Mortgage-Backed Securities. The Company will elect to be taxed as a REIT.

  The Company is self-advised and self-managed. The management of the Company manages the day-to-day operations, subject to the supervision of the Company's Board of Directors. Messrs. Farrell and Guba, and Ms. St. Claire, executive officers of the Company, have an average of 15 years' experience in the investment banking and investment management industries where, in various capacities, they have each managed portfolios of Mortgage-Backed Securities, arranged collateralized borrowings and utilized hedging techniques to mitigate interest rate and other risk within fixed-income portfolios. Ms. Fagan, the Company's Chief Financial Officer and Treasurer, has served as Chief Financial Officer and Controller of a publicly owned savings and loan association. See "Management."

  The Company has an office located at 1500 Harbor Blvd., Weehawken, New Jersey 07087 which it leases. The telephone number for the Company is (201) 223-1900.

                                USE OF PROCEEDS

  The net proceeds to be received by the Company from the sale of 6,250,000 Shares being offered hereby by the Company are estimated to be approximately
$    after deducting the expenses of the Offering. If the Underwriters' over-
allotment option is exercised in full, the net proceeds to the Company are
estimated to be approximately $   . The Company will not receive any proceeds
from the sale of Shares by the Selling Stockholders.

  The Company intends to use such net proceeds to acquire additional Mortgage-Backed Securities. The Company then intends to increase its investment assets by borrowing against such Mortgage-Backed Securities and using the proceeds to acquire additional Mortgage-Backed Securities. See "Business Strategy--Capital Investment Policy--Capital and Leverage."

  It is expected that the Company may require from one to four months to invest fully the proceeds of the Offering in Mortgage-Backed Securities and to implement fully the Company's leveraging strategy to increase its Mortgage-Backed Security investments to the desired level. Pending full investment in the desired mix of Mortgage-Backed Securities, the net proceeds will be invested in High Quality Short-Term Investments that are expected to provide a lower net return than the Company hopes to achieve from its intended primary Mortgage-Backed Security investments.

                                CAPITALIZATION

  The capitalization of the Company, at June 30, 1997, as adjusted to reflect the sale of 87,800 shares of Common Stock at a price of $10.00 per share pursuant to the Direct Offering, and as adjusted to reflect the sale of the 6,250,000 Shares offered by the Company pursuant to the Offering, is as follows:

                                                               AS ADJUSTED FOR
                                                  AS ADJUSTED  DIRECT OFFERING
                                                   FOR DIRECT  AND THE OFFERING
                                      ACTUAL (1)  OFFERING (1)      (1)(2)
                                      ----------- ------------ ----------------
Common Stock, par value $.01 per
 share:
  Authorized--100,000,000 shares
  Outstanding--3,680,000 shares (as
   adjusted, 3,767,800 shares and
   10,017,800 shares, respectively).. $    36,800 $    37,678      $100,178
Additional Paid-In Capital...........  32,955,104  33,832,226
                                      ----------- -----------      --------
    Total............................ $32,991,904 $33,869,904      $
                                      =========== ===========      ========

--------
(1) Does not include 348,500 shares of Common Stock issuable upon the exercise of options granted pursuant to the Incentive Plan.
(2) Assumes no exercise of the Underwriters' over-allotment option.

                              DISTRIBUTION POLICY

  The Company intends to distribute substantially all of its taxable income with respect to each year (which does not ordinarily equal net income as calculated in accordance with GAAP) to its stockholders so as to comply with the REIT Provisions of the Code. The Company intends to declare regular quarterly dividends. It is intended that any taxable income remaining after the distribution of the final regular quarterly dividend each year will be distributed together with the first regular quarterly dividend payment of the following taxable year or in a special dividend distributed prior thereto. The dividend policy is subject to revision at the discretion of the Board of Directors. All distributions will be made by the Company at the discretion of the Board of Directors and will depend on the taxable earnings of the Company, the financial condition of the Company, maintenance of REIT status and such other factors as the Board of Directors deems relevant. See "Certain Federal Income Tax Considerations--General--Distribution Requirement."

  To date, the Company has declared a dividend of $0.075 per share of Common Stock (or $276,000 in the aggregate) for the period from February 18, 1997 (commencement of operations) to March 31, 1997, and a dividend of $.255 per share of Common Stock (or $938,400 in the aggregate) for the second quarter of 1997. The Company has also declared a dividend of $0.18 per share (or $678,004 in the aggregate) for the two-month period ended August 31, 1997, which shall be payable on October 23, 1997 to holders of record of Common Stock as of September 2, 1997. All of these dividends have been paid out of the Company's net income and, therefore, none of the dividends declared by the Company to date constitute a return of capital. The level of quarterly dividends is based on a number of factors and should not be deemed indicative of taxable income for the quarter in which declared or future quarters or of income calculated in accordance with GAAP. All dividends declared following the closing of the Offering will be payable to holders of the Common Stock, subject to the terms of any other class of capital stock that may be issued in the future. See "Risk Factors--Legal and Other Risks--Dilution; Potential Future Offerings."

  Distributions to stockholders will generally be subject to tax as ordinary income, although a portion of such distributions may be designated by the Company as capital gain or may constitute a tax-free return of capital. The Company does not intend to declare dividends that would result in a return of capital. The Company will annually furnish to each of its stockholders a statement setting forth distributions paid during the preceding year and their characterization as ordinary income, capital gains or return of capital. For a discussion of the Federal income tax treatment of distributions by the Company, see "Certain Federal Income Tax Considerations--Taxation of Stockholders."

  The Company is considering the adoption of a Dividend Reinvestment Plan that will allow holders of Common Stock to have their dividends reinvested automatically in additional shares of Common Stock. The Company has no plans to adopt such a Dividend Reinvestment Plan (if at all) prior to 1998.

                                   DILUTION

  The net tangible book value of the Company at June 30, 1997 was $32.8 million, or $8.92 per share of Common Stock. Net tangible book value per share represents the total tangible assets of the Company, reduced by the amount of its total liabilities, and divided by the number of shares of Common Stock outstanding as of that date.

  After giving effect to the net proceeds from the sale of shares of Common Stock in the Direct Offering on July 31, 1997, and assuming no exercise of any options granted to directors of the Company which are exercisable at June 30, 1997, the pro forma net tangible book value of the Company at June 30, 1997 would have been $33.7 million, or $8.94 per share.

  After giving effect to the net proceeds from the sale of shares in the Direct Offering on July 31, 1997 and the estimated net proceeds (assuming an underwriting discount of $0.84 per share and estimated expenses to the Company of $700,000) to the Company from the sale of the Shares offered by the Company hereby at an assumed initial public offering price of $12.00 per share, and assuming no exercise of any options granted to directors of the Company which were exercisable at June 30, 1997, the pro forma net tangible book value of the Company at June 30, 1997 would have been $102.7 million or $10.26 per share of Common Stock. This represents an immediate increase in net tangible book value of $1.32 per share to existing stockholders and immediate dilution of $1.74 per share to new investors purchasing Shares in the Offering at an assumed Offering Price equal to $12.00 per Share.

  The following table illustrates this dilution in net tangible book value on a per-share basis:

   Assumed initial public offering price per Share................       $12.00
     Net tangible book value per share at June 30, 1997........... $8.92
     Increase attributable to sale of shares of Common Stock in
      the Direct Offering.........................................   .02
     Increase attributable to purchase of Shares by new investors in the Offering.............................................  1.32
                                                                   -----
   Pro forma net tangible book value per share of Common Stock
    after giving effect to the consummation of the Offering.......       $10.26
                                                                         ------
   Dilution in net tangible book value per share of Common Stock
    to new investors in the Offering..............................       $ 1.74
                                                                         ======

  The following table summarizes on a pro forma basis at June 30, 1997 the total consideration and the average price per share of Common Stock paid by
(i) existing stockholders at June 30, 1997, (ii) purchasers in the Direct Offering, and (iii) new investors in the Offering at an assumed Offering Price of $12.00 per share:

                                SHARES PURCHASED   TOTAL CONSIDERATION
                               ------------------  --------------------   PRICE ^
                                 NUMBER   PERCENT     AMOUNT    PERCENT  PER SHARE
                               ---------- -------  ------------ -------  ---------
Existing Stockholders at June
 30, 1997....................   3,680,000  36.73%  $ 36,012,000  32.19%   $ 9.79
Purchasers in the Direct
 Offering....................      87,800   0.88%       878,000   0.78%   $10.00
New Investors in the            6,250,000  62.39%    75,000,000  67.03%
 Offering....................  ---------- ------   ------------ ------    $12.00
  Total......................  10,017,800 100.00%  $111,890,000 100.00%

  The above calculations assume no exercise of the Underwriters' over-allotment option. The above calculations also assume no exercise of any outstanding options under the Company's Incentive Plan. As of August 4, 1997, options to acquire 348,500 shares of Common Stock were outstanding, consisting of: options to acquire 208,250 shares at an exercise price of $4.00 per share, which options will vest in four equal installments on January 2, 1998, 1999, 2000 and 2001; options to acquire 66,750 shares at an exercise price of $10.00 per share, which options will vest in four equal installments on January 2, 1998, 1999, 2000 and 2001; options to acquire 36,000 shares at an exercise price of $10.00 per share, which options will vest in four equal installments on January 21, 1998, 1999, 2000 and 2001; options to acquire 25,000 shares at an exercise price of $10.00 per share, which options will vest in four equal installments on January 28, 1998, 1999, 2000 and 2001; an option to acquire 5,000 shares at an exercise price of $10.00 per share, which option will vest in four equal installments on June 26, 1998, 1999, 2000 and 2001; and options to acquire 7,500 shares of Common Stock at an exercise price of $10.00 per share, which options vested on June 26, 1997. See "Management--Long-Term Stock Incentive Plan."

                            SELECTED FINANCIAL DATA

  The following selected financial data are derived from the audited financial statements of the Company for the period from commencement of operations on February 18, 1997 to June 30, 1997. The selected financial data should be read in conjunction with the more detailed information contained in the Financial Statements and Notes thereto and "Management's Discussion and Analysis of Financial Condition and Results of Operations" included elsewhere in this Prospectus.

                PERIOD FROM FEBRUARY 18, 1997 TO JUNE 30, 1997
               (DOLLARS IN THOUSANDS, EXCEPT FOR PER SHARE DATA)

   STATEMENT OF OPERATIONS DATA:
     Days in period...............................................         133
     Interest income..............................................   $   6,509
     Interest expense.............................................       5,149
                                                                     ---------
     Net interest income..........................................       1,360
     Gain on sale of mortgage-backed securities...................         230
     General and administrative expenses (G&A expense)............         250
                                                                     ---------
     Net income...................................................   $   1,340
                                                                     =========
     Net income per share.........................................   $    0.36
     Dividends declared per share.................................        0.33
   BALANCE SHEET DATA AT JUNE 30, 1997:
     Mortgage-Backed Securities...................................   $ 364,367
     Total assets.................................................     398,236
     Repurchase agreements........................................     326,987
     Total liabilities............................................     365,418
     Stockholders' equity.........................................      32,819
     Number of common shares outstanding..........................   3,680,000
     Interest rate spread.........................................        0.99%
   OTHER DATA:
     Average total assets.........................................   $ 283,100
     Average borrowings...........................................     242,027
     Average equity...............................................      33,115
     Yield on interest earning assets at June 30, 1997............        6.63%
     Cost of funds on interest bearing liabilities at
       June 30, 1997..............................................        5.64%
     Efficiency ratio (G&A expense/net interest income)...........       18.37%
   ANNUALIZED FINANCIAL RATIOS(1):
     Net interest margin (net interest income/average total
       assets)....................................................        1.32%
     G&A expense as a percentage of average assets................        0.24%
     G&A expense as a percentage of average equity................        2.07%
     Return on average assets.....................................        1.30%
     Return on average equity.....................................       11.11%

--------
(1) Each ratio has been computed by annualizing the results for the 133-day period ended June 30, 1997

                    MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                 FINANCIAL CONDITION AND RESULTS OF OPERATIONS

OVERVIEW

  The Company is a real estate investment trust ("REIT") which acquires and manages Mortgage-Backed Securities which can be readily financed. The Company commenced operations on February 18, 1997 upon the closing of the Private Placement which resulted in proceeds to the Company of approximately $33 million. The Company received additional proceeds of $878,000 upon the closing of the Direct Offering on July 31, 1997.

  The Company's principal business objective is to generate net income for distribution to stockholders from the spread between the interest income on its Mortgage-Backed Securities and the costs of borrowing to finance its acquisition of Mortgage-Backed Securities. Since the commencement of operations on February 18, 1997, the Company has been in the process of building its balance sheet by acquiring Mortgage-Backed Securities. Therefore, the operating results of the Company reflected in the financial statements included in this Prospectus should be interpreted in light of this growth process and are not necessarily representative of what they may be in the future.

  The Company will seek to generate growth in earnings and dividends per share in a variety of ways, including through (i) issuing new Common Stock and increasing the size of the balance sheet when opportunities in the market for Mortgage-Backed Securities are likely to allow growth in earnings per share,
(ii) seeking to improve productivity by increasing the size of the balance sheet at a rate faster than the rate of increase in operating expenses, (iii) continually reviewing the mix of Mortgage-Backed Security types on the balance sheet in an effort to improve risk-adjusted returns, and (iv) attempting to improve the efficiency of the Company's balance sheet structure through the issuance of uncollateralized subordinated debt, preferred stock and other forms of capital, to the extent management deems such issuances appropriate.

RESULTS OF OPERATIONS: FEBRUARY 18, 1997 TO JUNE 30, 1997

  The Company's 1997 fiscal year commenced with the start of operations on February 18, 1997 and will conclude December 31, 1997. The 133-day period from February 18, 1997 to June 30, 1997 is referred to herein as "the period ended June 30, 1997."

 NET INCOME SUMMARY

  For the period ended June 30, 1997, net income was $1,340,059, or $0.36 per share. Net income per share is computed by dividing net income by the weighted average number of shares of outstanding Common Stock during the period. Dividends per share was $0.33 per share, $1,214,400 in total. Taxable income did not differ from GAAP income for the period. Return on average equity was 11.11% on an annualized basis.

  Management's policy is to focus on income and expense measures as a percentage of equity rather than as a percentage of assets. Therefore, improvements in asset-based measures such as net interest margin or operating expenses as a percentage of assets do not necessarily translate into improved stockholder returns. Improvements in net interest income or operating expenses as a percentage of equity, however, indicate that the Company is effectively utilizing its equity capital base. The Company seeks to increase net income as a percentage of equity consistent with its Capital Investment Policy.

                              NET INCOME SUMMARY

                                                                 PERIOD ENDED
                                                                JUNE 30, 1997
                                                              ------------------
                                                                 (DOLLARS IN
                                                              THOUSANDS, EXCEPT
                                                              PER SHARE AMOUNTS)
   Interest Income...........................................     $   6,509
   Interest Expense..........................................         5,149
                                                                  ---------
   Net Interest Income.......................................         1,360
   Gain on Sale of Mortgage-Backed Securities................           230
   General and Administrative Expenses.......................           250
                                                                  ---------
   Net Income................................................     $   1,340
   Average Number of Outstanding Shares......................     3,680,000
   Net Income Per Share......................................     $    0.36
   Average Total Assets......................................       283,100
   Average Equity............................................        33,115
   Annualized Return on Average Assets.......................          1.30%
   Annualized Return on Average Equity.......................         11.11%

 TAXABLE INCOME AND GAAP INCOME

  For the period ended June 30, 1997, income as calculated for tax purposes (taxable income) did not differ from income as calculated according to generally accepted accounting principles (GAAP income). However, such amounts could differ in the future for various reasons. For example, the Company may take credit provisions which would affect GAAP income whereas only actual credit losses are deducted in calculating taxable income. In addition, general and administrative expenses may differ due to differing treatment of leasehold amortization, certain stock option expenses and other items. As of June 30, 1997, the Company had not taken credit provisions because all of the Mortgage-Backed Securities acquired by the Company through June 30, 1997 had been Agency Certificates which, although not rated, carry an implied "AAA" rating.

  The distinction between taxable income and GAAP income is important to the Company's stockholders because dividends are declared on the basis of taxable income. While the Company does not pay taxes so long as it satisfies the requirements for exemption from taxation pursuant to the REIT Provisions of the Code, each year the Company completes a corporate tax form wherein taxable income is calculated as if the Company were to be taxed. This taxable income level determines the amount of dividends the Company can pay out over time.

 INTEREST INCOME AND AVERAGE EARNING ASSET YIELD

  The Company had average earning assets of $275.9 million for the period ended June 30, 1997. The Company's primary source of income for the period ended June 30, 1997 was interest income. A portion of income was generated by gains on sales of Mortgage-Backed Securities. Interest income was $6.5 million for the period ended June 30, 1997. The yield on average earning assets was 6.44% for the same period. The table below shows the Company's average balance of cash equivalents and Mortgage-Backed Securities, the yields earned on each type of earning assets, the yield on average earning assets and interest income.

                          AVERAGE EARNING ASSET YIELD

                                                                      YIELD ON
                                      AVERAGE                         AVERAGE
                                     AMORTIZED                       AMORTIZED
                                      COST OF             YIELD ON    COST OF   YIELD ON
                           AVERAGE   MORTGAGE-  AVERAGE    AVERAGE   MORTGAGE-  AVERAGE
                            CASH       BACKED   EARNING     CASH       BACKED   EARNING  INTEREST
                         EQUIVALENTS SECURITIES  ASSETS  EQUIVALENTS SECURITIES  ASSETS   INCOME
                         ----------- ---------- -------- ----------- ---------- -------- --------
                                                  (DOLLARS IN THOUSANDS)
For the Period Ended
 June 30, 1997..........    $121      $275,858  $275,979    4.63%       6.44%     6.44%   $6,509

  The Constant Prepayment Rate (or "CPR") on the Company's portfolio of Mortgage-Backed Securities for the period ended June 30, 1997 was 12%. "CPR" means an assumed rate of prepayment for the Company's Mortgage-Backed Securities, expressed as an annual rate of prepayment relative to the outstanding principal balance of the Company's Mortgage-Backed Securities. This CPR does not purport to be either a historical description of the prepayment experience of the Company's Mortgage-Backed Securities or a prediction of the anticipated rate of prepayment of the Company's Mortgage-Backed Securities. Since a large portion of the Company's assets was purchased at a premium to par value and only a small portion of the Company's assets was purchased at a discount to par value, the premium balance in the Company's portfolio is substantially higher than the discount balance. Principal prepayments had a negative effect on the Company's earning asset yield for the period ended June 30, 1997 because the Company adjusts its rates of premium amortization and discount accretion monthly based on actual payments received.

 INTEREST EXPENSE AND THE COST OF FUNDS

  The Company anticipates that its largest expense will usually be the cost of borrowed funds. The Company had average borrowed funds of $242.0 million and total interest expense of $5.1 million for the period ended June 30, 1997. The average cost of funds was 5.84% for the same period. Interest expense is calculated in the same manner for GAAP and tax purposes.

  With the Company's current asset/liability management strategy, changes in the Company's cost of funds are expected to be closely correlated with changes in short-term LIBOR, although the Company may choose to extend the maturity of its liabilities at any time. See "Business Strategy--Capital Investment Policy--Interest Rate Risk Management." The Company's average cost of funds was 0.15% above one-month LIBOR for the period ended June 30, 1997. The Company generally has structured its borrowings to adjust with one-month LIBOR because the Company believes that one-month LIBOR may continue to be lower than six-month LIBOR in the present interest rate environment. During the period ended June 30, 1997, average one-month LIBOR, which was 5.69%, was 0.28% lower than average six-month LIBOR, which was 5.91%.

  The table below shows the Company's average borrowed funds and average cost of funds as compared to average one- and average six-month LIBOR.

                             AVERAGE COST OF FUNDS

                                                                      AVERAGE     AVERAGE COST AVERAGE COST
                                                                     ONE-MONTH      OF FUNDS     OF FUNDS
                                                   AVERAGE AVERAGE LIBOR RELATIVE RELATIVE TO  RELATIVE TO
                         AVERAGE           AVERAGE  ONE-    SIX-     TO AVERAGE     AVERAGE      AVERAGE
                         BORROWED INTEREST COST OF  MONTH   MONTH    SIX-MONTH     ONE-MONTH    SIX-MONTH
                          FUNDS   EXPENSE   FUNDS   LIBOR   LIBOR      LIBOR         LIBOR        LIBOR
                         -------- -------- ------- ------- ------- -------------- ------------ ------------
                                                       (DOLLARS IN THOUSANDS)
For the Period Ended
 June 30, 1997.......... $242,027  $5,149   5.84%   5.69%   5.97%      (0.28)%        0.15%       (0.13)%

 NET INTEREST RATE AGREEMENT EXPENSE

  For the period ended June 30, 1997, the Company did not enter into any interest rate agreements. As part of its asset/liability management process, the Company may enter into interest rate agreements such as interest rate caps, floors and swaps. These agreements would be entered into to reduce interest rate risk and would be designed to provide income and capital appreciation to the Company in the event of certain changes in interest rates. The Company reviews the need for interest rate agreements on a regular basis consistent with its Capital Investment Policy. While the Company has determined, based upon the current interest rate environment and other relevant factors, that it would not be economically advantageous, at present, for the Company to enter into interest rate agreements, the Company may enter into such agreements in the future.

 NET INTEREST INCOME

  Net interest income, which equals interest income less interest expense, totaled $1.4 million for the period ended June 30, 1997. Net interest spread, which equals the yield on the Company's average assets for the period less the average cost of funds for the period, was 0.60% for the period ended June 30, 1997. Net interest margin, which equals net interest income divided by average total assets, was 1.32% on an annualized basis. The principal reason that annualized net interest margin exceeded net interest spread is that average assets exceeded average liabilities. A portion of the Company's assets are funded with equity rather than borrowings. The Company did not have any interest rate agreement expenses for the period ended June 30, 1997.

  The table below shows interest income by earning asset type, average earning assets by type, total interest income, interest expense, average repurchase agreements, average cost of funds, and net interest income for the period ended June 30, 1997.

                              NET INTEREST INCOME

                    AVERAGE
                   AMORTIZED
                    COST OF    INTEREST                                   YIELD ON
                   MORTGAGE-  INCOME ON               INTEREST            AVERAGE   AVERAGE
                     BACKED   MORTGAGE-    AVERAGE    INCOME ON   TOTAL   INTEREST BALANCE OF          AVERAGE   NET
                   SECURITIES   BACKED      CASH        CASH     INTEREST EARNING  REPURCHASE INTEREST COST OF INTEREST
                      HELD    SECURITIES EQUIVALENTS EQUIVALENTS  INCOME   ASSETS  AGREEMENTS EXPENSE   FUNDS   INCOME
                   ---------- ---------- ----------- ----------- -------- -------- ---------- -------- ------- --------
                                                          (DOLLARS IN THOUSANDS)
For the Period
 Ended June 30,
 1997.............  $275,858    $6,478      $121         $31      $6,509    6.44%   $242,027   $5,149   5.84%   $1,360

 GAINS AND LOSSES ON SALES OF MORTGAGE-BACKED SECURITIES

  For the period ended June 30, 1997, the Company sold Mortgage-Backed Securities with an aggregate historical amortized cost of $74.5 million for an aggregate gain of $229,865. The difference between the sale price and the historical amortized cost of the Mortgage-Backed Securities is a realized gain and increased income accordingly. The Company does not expect to sell assets on a frequent basis, but may from time to time sell existing assets to move into new assets which management believes might have higher risk-adjusted returns or to manage its balance sheet as part of management's asset/liability management strategy.

 CREDIT EXPENSES

  The Company has not experienced credit losses on its portfolio of Mortgage-Backed Securities to date, but losses may be experienced in the future. At June 30, 1997, the Company had limited its exposure to credit losses on its portfolio of Mortgage-Backed Securities by purchasing only Agency Certificates which, although not rated, carry an implied "AAA" rating.

 GENERAL AND ADMINISTRATIVE EXPENSES

  General and administrative expenses ("operating expense" or "G&A expense") was $249,895 for the period ended June 30, 1997. There were no differences in the calculation of G&A expense for taxable and GAAP income purposes.

                   G&A EXPENSE AND OPERATING EXPENSE RATIOS

                                                             TOTAL G&A       TOTAL G&A
                          CASH COMP.                      EXPENSE/AVERAGE EXPENSE/AVERAGE  EFFICIENCY
                         AND BENEFITS OTHER G&A TOTAL G&A     ASSETS          EQUITY         RATIO
                           EXPENSE     EXPENSE   EXPENSE   (ANNUALIZED)    (ANNUALIZED)   (ANNUALIZED)
                         ------------ --------- --------- --------------- --------------- ------------
                                                    (DOLLARS IN THOUSANDS)
For the Period Ended
 June 30, 1997..........    $ 140       $ 110     $ 250        0.24%           2.07%         18.37%

  The Company expects G&A expense to increase following the Offering. The Company plans to hire new employees to expand the Company's capabilities with respect to acquiring and monitoring its portfolio of Mortgage-Backed Securities. In addition, certain compensation expenses will increase commensurate with growth in the Company's equity base. See "Management-- Compensation of Directors and Executive Officers." Despite these increases in operating expenses, management believes that the Company's operating expenses over time are likely to grow at a slower rate than its asset or equity base and thus management believes that the Company's operating expense ratios are likely to continue to improve over time.

 NET INCOME AND RETURN ON AVERAGE EQUITY

  Net income was $1.3 million in the period ended June 30, 1997. Return on average equity was 11.11% on an annualized basis. The table below shows, on an annualized basis, the Company's net interest income, gain on sale of Mortgage-Backed Securities and G&A expense each as a percentage of average equity, and the return on average equity.

                    COMPONENTS OF RETURN ON AVERAGE EQUITY

                                          GAIN ON SALE OF
                                             MORTGAGE-
                                              BACKED
                            NET INTEREST    SECURITIES/         G&A       RETURN ON
                           INCOME/AVERAGE     AVERAGE     EXPENSE/AVERAGE  AVERAGE
                               EQUITY         EQUITY          EQUITY       EQUITY
                           -------------- --------------- --------------- ---------
   For the Period Ended
    June 30, 1997 (on an
    annualized basis).....     11.27%          1.91%           2.07%        11.11%

 DIVIDENDS AND TAXABLE INCOME

  The Company will elect to be taxed as a REIT under the Code. Accordingly, the Company intends to distribute substantially all of its taxable income for each year to stockholders, including income resulting from gains on sales of Mortgage-Backed Securities. On a cumulative basis through June 30, 1997, earned taxable income exceeded dividend declarations by $125,659, or $0.03 per share, based on the number of shares of Common Stock outstanding at period end.

                               DIVIDEND SUMMARY

                                                                                          CUMULATIVE
                            TAXABLE   COMMON    TAXABLE NET DIVIDENDS           DIVIDEND UNDISTRIBUTED
                              NET     SHARES      INCOME    DECLARED    TOTAL   PAY-OUT     TAXABLE
                            INCOME  OUTSTANDING  PER SHARE  PER SHARE DIVIDENDS  RATIO      INCOME
                            ------- ----------- ----------- --------- --------- -------- -------------
                                          (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)
   For the Period Ended
    June 30, 1997.......... $1,340   3,680,000     $0.36      $0.33    $1,214     90.6%      $126

FINANCIAL CONDITION

 MORTGAGE-BACKED SECURITIES

  All of the Company's Mortgage-Backed Securities at June 30, 1997 were adjustable-rate or fixed-rate Mortgage-Backed Securities backed by Single-Family Mortgage Loans. All of the mortgage assets underlying such Mortgage-Backed Securities were secured with a first lien position with respect to the underlying single-family properties. At June 30, 1997, all the Company's Mortgage-Backed Securities were Agency Certificates which carry an implied "AAA" rating. All of the Company's earning assets are marked-to-market at liquidation value.

  Discount balances are accreted as an increase in interest income over the life of discount Mortgage-Backed Securities and premium balances are amortized as a decrease in interest income over the life of premium

Mortgage-Backed Securities. At June 30, 1997, the Company had on its balance sheet a total of $2,399 of unamortized discount (which is the difference between the remaining principal value and current historical amortized cost of Mortgage-Backed Securities acquired at a price below principal value) and a total of $10.3 million of unamortized premium (which is the difference between the remaining principal value and the current historical amortized cost of Mortgage-Backed Securities acquired at a price above principal value).

  Mortgage principal repayments received were $13.7 million for the period ended June 30, 1997, which equals a CPR of 12%. Given the Company's current portfolio composition, if mortgage principal prepayment rates increase over the life of the Mortgage-Backed Securities comprising the current portfolio, all other factors being equal, the Company's net interest income should decrease during the life of such Mortgage-Backed Securities as the Company will be required to amortize its net premium balance into income over a shorter time period. Similarly, if mortgage principal prepayment rates decrease over the life of such Mortgage-Backed Securities, all other factors being equal, the Company's net interest income should increase during the life of such Mortgage-Backed Securities as the Company will amortize its net premium balance over a longer time period.

  The table below summarizes the Company's Mortgage-Backed Securities at June 30, 1997.

                          MORTGAGE-BACKED SECURITIES

                                                                              ESTIMATED
                                                                                FAIR
                                                       AMORTIZED    ESTIMATED  VALUE/   WEIGHTED
                         PRINCIPAL   NET   AMORTIZED COST/PRINCIPAL   FAIR    PRINCIPAL AVERAGE
                           VALUE   PREMIUM   COST        VALUE        VALUE     VALUE    YIELD
                         --------- ------- --------- -------------- --------- --------- --------
                                                 (DOLLARS IN THOUSANDS)
At June 30, 1997........ $354, 329 $10,337 $364,666      102.92%    $364,367   102.83%    6.63%

  During the period ended June 30, 1997, the Company's Mortgage-Backed Securities consisted solely of Agency Certificates. However, the Company may purchase other types of Mortgage-Backed Securities in the future.

  The tables below set forth certain characteristics of the Company's Mortgage-Backed Securities at June 30, 1997. The index level for adjustable-rate Mortgage-Backed Securities is the weighted average rate of the various short-term interest rate indices which determine the coupon rate.

           ADJUSTABLE-RATE MORTGAGE-BACKED SECURITY CHARACTERISTICS

                                                                                                  PRINCIPAL
                                                                  WEIGHTED                        VALUE  AS
                                   WEIGHTED WEIGHTED              AVERAGE                WEIGHTED     % OF
                                   AVERAGE  AVERAGE   WEIGHTED      TERM      WEIGHTED   AVERAGE  MORTGAGE-
                         PRINCIPAL  COUPON   INDEX   AVERAGE NET  TO NEXT     AVERAGE     ASSET     BACKED
                           VALUE     RATE    LEVEL     MARGIN    ADJUSTMENT LIFETIME CAP  YIELD   SECURITIES
                         --------- -------- -------- ----------- ---------- ------------ -------- ----------
                                                       (DOLLARS IN THOUSANDS)
At June 30, 1997........ $329,953    7.25%    5.47%     1.78%     1 month      11.22%      6.59%    93.13%

              FIXED-RATE MORTGAGE-BACKED SECURITY CHARACTERISTICS

                                                                      PRINCIPAL
                                                                      VALUE AS
                                                 WEIGHTED                % OF
                                                 AVERAGE   WEIGHTED   MORTGAGE-
                                       PRINCIPAL  COUPON    AVERAGE     BACKED
                                         VALUE     RATE   ASSET YIELD SECURITIES
                                       --------- -------- ----------- ----------
                                                (DOLLARS IN THOUSANDS)
At June 30, 1997......................  $24,376    8.00%     7.33%       6.87%

  At June 30, 1997, the Company held Mortgage-Backed Securities with coupons linked to the one- and three- year Treasury Indices, one-month LIBOR and the six-month CD rate. The table below segments the Company's adjustable-rate Mortgage-Backed Securities by type of adjustment index, coupon adjustment frequency and annual and lifetime cap adjustment.

              ADJUSTABLE-RATE MORTGAGE-BACKED SECURITIES BY INDEX

                                                                1-YEAR   3-YEAR
                                           ONE-MONTH SIX-MONTH TREASURY TREASURY
                                             LIBOR    CD RATE   INDEX    INDEX
                                           --------- --------- -------- --------
Weighted Average Adjustment Frequency....    1 mo.     6 mo.    12 mo.   36 mo.
Weighted Average Term to Next Adjustment.    1 mo.     3 mo.     6 mo.   12 mo.
Weighted Average Annual Period Cap.......     none     2.00%     1.78%    2.00%
Weighted Average Lifetime Cap............    9.73%    11.06%    11.82%   14.16%
Mortgage Principal Value as Percentage of
 Mortgage-Backed Securities..............   18.73%    21.59%    52.21%    0.60%

  The table below shows unrealized gains and losses on the Mortgage-Backed Securities in the Company's portfolio.

                          UNREALIZED GAINS AND LOSSES

                                                                    AT JUNE 30,
                                                                       1997
                                                                    -----------
                                                                    (DOLLARS IN
                                                                    THOUSANDS)
Unrealized Gain....................................................    $438
Unrealized Loss....................................................    (737)
Net Unrealized Loss................................................    (299)
Net Unrealized Loss as % of Mortgage-Backed Securities Principal
 Value.............................................................    0.08%
Net Unrealized Loss as % of Mortgage-Backed Securities Amortized
 Cost..............................................................    0.08%

 INTEREST RATE AGREEMENTS

  Interest rate agreements are assets that are carried on a balance sheet at estimated liquidation value. At June 30, 1997, there were no interest rate agreements on the Company's balance sheet.

 BORROWINGS

  To date, the Company's debt has consisted entirely of borrowings collateralized by a pledge of the Company's Mortgage-Backed Securities. These borrowings appear on the balance sheet as repurchase agreements. At June 30, 1997, the Company had established uncommitted borrowing facilities in this market with nineteen lenders in amounts which the Company believes are in excess of its needs. All of the Company's Mortgage-Backed Securities are currently accepted as collateral for such borrowings. The Company, however, limits its borrowings, and thus its potential asset growth, in order to maintain unused borrowing capacity and thus increase the liquidity and strength of its balance sheet.

  For the period ended June 30, 1997, the term to maturity of the Company's borrowings has ranged from one day to six months, with a weighted average original term to maturity of 66 days and a weighted average remaining maturity of 20 days at June 30, 1997. Many of the Company's borrowings have a cost of funds which adjust monthly based on a fixed spread over or under one-month LIBOR or based on the daily Fed Funds rate. As a result, the average term to the next rate adjustment for the Company's borrowings is typically shorter than the term to maturity for the Company's Mortgage-Backed Securities. At June 30, 1997, the weighted average cost of funds for all of the Company's borrowings was 5.64% and the weighted average term to next rate adjustment was 20 days.

 LIQUIDITY

  Liquidity, which is the Company's ability to turn non-cash assets into cash, allows the Company to purchase additional Mortgage-Backed Securities and to pledge additional assets to secure existing borrowings should the value of pledged assets decline. Potential immediate sources of liquidity for the Company include cash balances and unused borrowing capacity. Unused borrowing capacity will vary over time as the market value of the Company's Mortgage-Backed Securities varies. The Company's balance sheet also generates liquidity on an on-going basis through mortgage principal repayments and net earnings held prior to payment as dividends. Should the Company's needs ever exceed these on-going sources of liquidity plus the immediate sources of liquidity discussed above, management believes that the Company's Mortgage-Backed Securities could in most circumstances be sold to raise cash. The maintenance of liquidity is one of the goals of the Company's Capital Investment Policy. Under this policy, asset growth is limited in order to preserve unused borrowing capacity for liquidity management purposes.

 STOCKHOLDERS' EQUITY

  The Company uses "available-for-sale" treatment for its Mortgage-Backed Securities; these assets are carried on the balance sheet at estimated market value rather than historical amortized cost. Based upon such "available-for-sale" treatment, the Company's equity base at June 30, 1997 was $32.8 million, or $8.92 per share. If the Company had used historical amortized cost accounting, the Company's equity base at June 30, 1997 would have been $33.1 million, or $9.00 per share.

  With the Company's "available-for-sale" accounting treatment, unrealized fluctuations in market values of assets do not impact GAAP or taxable income but rather are reflected on the balance sheet by changing the carrying value of the asset and reflecting the change in stockholders' equity under "Net Unrealized Losses on Assets Available for Sale." By accounting for its assets in this manner, the Company hopes to provide useful information to stockholders and creditors and to preserve flexibility to sell assets in the future without having to change accounting methods.

  As a result of this mark-to-market accounting treatment, the book value and book value per share of the Company are likely to fluctuate far more than if the Company used historical amortized cost accounting. As a result, comparisons with companies that use historical cost accounting for some or all of their balance sheet may be misleading.

  Unrealized changes in the estimated net market value of Mortgage-Backed Securities have one direct effect on the Company's potential earnings and dividends: positive market-to-market changes will increase the Company's equity base and allow the Company to increase its borrowing capacity while negative changes will tend to limit borrowing capacity under the Company's Capital Investment Policy. A very large negative change in the net market value of the Company's Mortgage-Backed Securities might impair the Company's liquidity position, requiring the Company to sell assets with the likely result of realized losses upon sale. "Net Unrealized Losses on Assets Available for Sale" was $298,761, or 0.08% of the amortized cost of Mortgage-Backed Securities at June 30, 1997.

  The table below shows the Company's equity capital base as reported and on a historical amortized cost basis at June 30, 1997. The historical cost equity capital base is influenced by issuances of Common Stock, the level of GAAP earnings as compared to dividends declared, and other factors. The GAAP reported equity capital base is influenced by these factors plus changes in the "Net Unrealized Losses on Assets Available for Sale" account.

                             STOCKHOLDERS' EQUITY

                                                               GAAP                      GAAP REPORTED
                           HISTORICAL     NET UNREALIZED     REPORTED      HISTORICAL    EQUITY (BOOK
                         AMORTIZED COST  LOSSES ON ASSETS  EQUITY BASE   AMORTIZED COST      VALUE)
                          EQUITY BASE   AVAILABLE FOR SALE (BOOK VALUE) EQUITY PER SHARE   PER SHARE
                         -------------- ------------------ ------------ ---------------- -------------
                                         (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)
At June 30, 1997........    $33,118            $299          $32,819         $9.00           $8.92

 LEVERAGE

  The Company's debt-to-GAAP reported equity ratio at June 30, 1997 was 10:1. The Company generally expects to maintain a ratio of debt-to-equity of between 8:1 and 12:1, although the ratio may vary from time to time based upon various factors, including management's opinion of the level of risk of its assets and liabilities, the Company's liquidity position, the level of unused borrowing capacity and over-collateralization levels required by lenders when the Company pledges assets to secure borrowings.

  The target debt-to-GAAP reported equity ratio is determined under the Company's Capital Investment Policy. Should the actual debt-to-equity ratio of the Company increase above the target level due to asset acquisition and/or market value fluctuations in assets, management will cease to acquire new assets. Management will, at such time, present a plan to its Board of Directors to bring the Company back to its target debt-to-equity ratio; in many circumstances, this would be accomplished in time by the monthly reduction of the balance of Mortgage-Backed Securities through principal repayments. See "Business Strategy--Capital Investment Policy--Capital and Leverage."

ASSET/LIABILITY MANAGEMENT AND EFFECT OF CHANGES IN INTEREST RATES

  Management continually reviews the Company's asset/liability management strategy with respect to interest rate risk, mortgage prepayment risk, credit risk and the related issues of capital adequacy and liquidity. The Company seeks attractive risk-adjusted stockholder returns while maintaining a strong balance sheet.

  The Company seeks to manage the extent to which net income changes as a function of changes in interest rates by matching adjustable-rate assets with variable-rate borrowings. In addition, although it has not done so to date, the Company may seek to mitigate the potential impact on net income of periodic and lifetime coupon adjustment restrictions in its portfolio of Mortgage-Backed Securities by entering into interest rate agreements such as interest rate caps and interest rate swaps. While the Company has determined, based upon the current interest rate environment and other relevant factors, that it would not be economically advantageous, at present, for the Company to enter into interest rate agreements, the Company may enter into such agreements in the future.

  Changes in interest rates may also have an effect on the rate of mortgage principal prepayments and, as a result, prepayments on Mortgage-Backed Securities. The Company will seek to mitigate the effect of changes in the mortgage principal repayment rate from an economic point of view by balancing assets purchased at a premium with assets purchased at a discount. To date, the aggregate premium exceeds the aggregate discount on Mortgage-Backed Securities in the Company's portfolio. As a result, prepayments, which result in the expensing of unamortized premium, will reduce the Company's net income compared to what net income would be absent such prepayments.

INFLATION

  Virtually all of the Company's assets and liabilities are financial in nature. As a result, interest rates and other factors drive the Company's performance far more than does inflation. Changes in interest rates do not necessarily correlate with inflation rates or changes in inflation rates. The Company's financial statements are prepared in accordance with GAAP and the Company's dividends are determined by the Company's net income as calculated for tax purposes; in each case, the Company's activities and balance sheet are measured with reference to historical cost or fair market value without considering inflation.

                               BUSINESS STRATEGY

GENERAL

  The Company's principal business objective is to generate income for distribution to its stockholders, primarily from the net cash flows on its Mortgage-Backed Securities qualifying as Qualified REIT Real Estate Assets. The Company's net cash flows result primarily from the difference between (i) the interest income on its Mortgage-Backed Security investments and (ii) the borrowing and financing costs of the Mortgage-Backed Securities. To achieve its business objective and generate dividend yields, the Company's strategy is to:

  . purchase Pass-Through Certificates, CMOs and other Mortgage-Backed Securities, substantially all of which are expected to have adjustable coupon rates based on changes in short-term market interest rates;

  . acquire only those Mortgage-Backed Securities which the Company believes it has the necessary expertise to evaluate and manage, which can be readily financed and which are consistent with the Company's balance sheet guidelines and risk management objectives and generally to seek to acquire assets whose investment returns are attractive in more than a limited range of scenarios;

  . finance purchases of Mortgage-Backed Securities with the proceeds of equity offerings and, to the extent permitted by the Company's Capital Investment Policy, to utilize leverage to increase potential returns to stockholders through borrowings (primarily under repurchase agreements);

  . attempt to structure its borrowings to have interest rate adjustment indices and interest rate adjustment periods that, on an aggregate basis, generally correspond (within a range of one to six months) to the interest rate adjustment indices and interest rate adjustment periods of the adjustable and floating rate Mortgage-Backed Securities purchased by the Company;

  . utilize interest rate caps, swaps and similar instruments to mitigate the risk of the cost of its variable rate liabilities increasing at a faster rate than the earnings on its assets during a period of rising interest rates;

  . seek to minimize prepayment risk by structuring a diversified portfolio with a variety of prepayment characteristics and through other means; and

  . issue new equity or debt and increase the size of the balance sheet when opportunities in the market for Mortgage-Backed Securities are likely to allow growth in earnings per share.

  The Company believes it is able to obtain cost efficiencies through its facilities-sharing arrangement with FIDAC and by virtue of management's experience in managing portfolios of Mortgage-Backed Securities and in arranging collateralized borrowings. The Company will strive to become even more cost-efficient over time by:

  . seeking to raise additional capital from time to time in order to increase its ability to invest in Mortgage-Backed Securities as operating costs are not anticipated to increase as quickly as assets and because growth will increase the Company's purchasing influence with suppliers of Mortgage-Backed Securities;

  . striving to lower its effective borrowing costs over time through seeking direct funding with collateralized lenders rather than using financial intermediaries and investigating the possibility of using commercial paper and medium term note programs;

  . improving the efficiency of its balance sheet structure by investigating the issuance of uncollateralized subordinated debt, preferred stock and other forms of capital; and

  . utilizing information technology to the fullest extent possible in its business, which technology the Company believes can be developed to improve the Company's ability to monitor the performance of its Mortgage-Backed Securities, improve its ability to assess credit risk, improve hedging efficiency and lower operating costs.

MORTGAGE-BACKED SECURITIES

 GENERAL

  The Company's Capital Investment Policy provides that at least 75% of its total assets will be comprised of High Quality Mortgage-Backed Securities and High Quality Short-Term Investments. The term "High Quality" as used herein means securities (i) which are rated within one of the two highest rating categories by at least one of the nationally recognized Rating Agencies, (ii) that are unrated but are either guaranteed by the United States government or an agency of the United States government, or (iii) that are unrated or whose ratings have not been updated but are determined to be of comparable quality to rated High Quality Mortgage-Backed Securities on the basis of credit enhancement features that meet the High Quality credit criteria approved by the Company's Board of Directors. To date, all of the Mortgage-Backed Securities acquired by the Company have been High Quality Mortgage-Backed Securities which, although not rated, carry an implied "AAA" rating.

  In accordance with the Company's Capital Investment Policy, the remainder of the Company's assets, comprising not more than 25% of total assets, may consist of Mortgage-Backed Securities and other Qualified REIT Real Estate Assets which are unrated or rated less than High Quality, but which are at least "investment grade" (rated "BBB" or better by S&P or the equivalent by another Rating Agency) or, if not rated, are determined by the Company to be of comparable credit quality to an investment which is rated "BBB" or better. See "--Unrated Assets". The foregoing-described Mortgage-Backed Securities, comprising in the aggregate not more than 25% of the Company's total assets, are sometimes referred to herein as "Limited Investment Assets." The Company intends to structure its portfolio to maintain a minimum weighted average rating (including the Company's deemed comparable ratings for unrated Mortgage-Backed Securities based on a comparison to rated Mortgage-Backed Securities with like characteristics) of its Mortgage-Backed Securities of at least single "A" under the S&P rating system and at the comparable level under the other rating systems.

  Allocation of the Company's investments among the permitted investment types may vary from time-to-time based on the evaluation by the Company's Board of Directors of economic and market trends and the Company's perception of the relative values available from such types of investments, provided that in no event will the Company's investment in Limited Investment Assets exceed 25% of the Company's total assets.

  The Company acquires only those Mortgage-Backed Securities which the Company believes it has the necessary expertise to evaluate and manage, which are consistent with the Company's balance sheet guidelines and risk management objectives and which the Company believes can be readily financed. Since the intention of the Company is generally to hold its Mortgage-Backed Securities until maturity, the Company generally does not seek to acquire assets whose investment returns are only attractive in a limited range of scenarios. The Company believes that future interest rates and mortgage prepayment rates are very difficult to predict. Therefore, the Company seeks to acquire Mortgage-Backed Securities which the Company believes will provide acceptable returns over a broad range of interest rate and prepayment scenarios.

  The Mortgage-Backed Securities acquired and to be acquired by the Company consist of (i) Pass-Through Certificates, (ii) CMOs, and (iii) other Mortgage-Backed Securities, including mortgage derivative securities representing the right to receive interest only or a disproportionately large amount of interest. It is expected that the Pass-Through Certificates acquired by the Company for its investment portfolio will continue to consist primarily of adjustable-rate Agency Certificates, which include adjustable-rate mortgage participation certificates issued by FHLMC, mortgage Pass-Through Certificates issued by FNMA, and fully modified Pass-Through Certificates guaranteed by GNMA (collectively, "Agency Certificates"). To date, all of the Mortgage-Backed Securities acquired by the Company have been Agency Certificates. The Company has not and will not invest in REMIC residuals, other CMO residuals or Mortgage-Backed Securities, such as inverse floaters, which have imbedded leverage as part of their structural characteristics.

 UNRATED ASSETS

  To date, all of the Mortgage-Backed Securities acquired by the Company have been Agency Certificates which carry an implied "AAA" rating. Prior to acquiring any unrated securities, the Company intends to engage an independent consultant approved by the Company's Board of Directors to assist the Company in evaluating the creditworthiness of such securities and determining whether such securities are qualified to be purchased under the Capital Investment Policy. Such consultant would be required to have expertise in rating "investment grade" securities and knowledge of, and substantive business experience (of not less than six years) relating to, the Mortgage-Backed Securities industry, including experience qualifying low rated and unrated Mortgage-Backed Securities by application of the criteria employed by S&P and other Rating Agencies. In making such evaluations, the Company will utilize the credit evaluation criteria set forth in the then current credit review models utilized by S&P and other Rating Agencies. Such criteria may include a review of the cash flow and other characteristics of the security, an analysis of the components of the security and a valuation of comparable assets. Depending upon various factors, including the type of security, the characteristics of the security to be reviewed may include loan to value ratios, cash flows, payment history, weighted average coupons, weighted average maturity, underwriting criteria used by the originator and the structure and amount of credit enhancement. Once an independent consultant has been approved by the Company's Board of Directors, management of the Company will have the right to purchase unrated securities recommended by the consultant without Board approval. However, the Board of Directors will review all such purchases at the Company's Board meetings which are held at least quarterly.

 DESCRIPTION OF MORTGAGE-BACKED SECURITIES

  The Mortgage-Backed Securities in which the Company invests provide funds for mortgage loans made primarily to residential homeowners. These include securities which represent interests in pools of mortgage loans made by lenders such as savings and loan institutions, mortgage bankers and commercial banks. Pools of mortgage loans are assembled for sale to investors (such as the Company) by various governmental, government-related and private organizations.

  Interests in pools of Mortgage-Backed Securities differ from other forms of traditional debt securities, which normally provide for periodic payments of interest in fixed amounts with principal payments at maturity or specified call dates. Instead, Mortgage-Backed Securities provide for a monthly payment, which consists of both interest and principal. In effect, these payments are a "pass-through" of the monthly interest and principal payments made by the individual borrower on its residential mortgage loans, net of any fees paid to the issuer or guarantor of such securities. Additional payments result from prepayments of principal resulting from the sale of the underlying residential property, refinancing or foreclosure, net of fees or costs which may be incurred. Some mortgage-backed securities, such as securities issued by GNMA, are described as "modified pass-through." These securities entitle the holder to receive all interest and principal payments owed on the mortgage pool, net of certain fees, regardless of whether or not the mortgagors actually make mortgage payments when due.

  The investment characteristics of pass-through Mortgage-Backed Securities differ from those of traditional fixed-income securities. The major differences include the payment of interest and principal on the mortgage-backed securities on a more frequent schedule, as described above, and the possibility that principal may be prepaid at any time due to prepayments on the underlying mortgage loans or other assets. These differences can result in significantly greater price and yield volatility than is the case with traditional fixed-income securities.

  The occurrences of mortgage prepayments are affected by factors including the level of interest rates, general economic conditions, the location and age of the mortgage and other social and demographic conditions. Generally prepayments on pass-through mortgage-backed securities increase during periods of falling mortgage interest rates and decrease during periods of rising mortgage interest rates. Reinvestment of prepayments may occur at higher or lower interest rates than the original investment, thus affecting the yield of the Company's investments.

 FHLMC CERTIFICATES

  FHLMC is a privately owned government-sponsored enterprise created pursuant to an Act of Congress (Title III of the Emergency Home Finance Act of 1970, as amended, 12 U.S.C. (S)(S)1451-1459), on July 24, 1970.

The principal activity of FHLMC currently consists of the purchase of conventional Conforming Mortgage Loans or participation interests therein and the resale of the loans and participations so purchased in the form of guaranteed Mortgage-Backed Securities. FHLMC guarantees to each holder of FHLMC Certificates the timely payment of interest at the applicable pass-through rate and ultimate collection of all principal on the holder's pro rata share of the unpaid principal balance of the related Mortgage Loans, but does not guarantee the timely payment of scheduled principal of the underlying Mortgage Loans. The obligations of FHLMC under its guarantees are solely those of FHLMC and are not backed by the full faith and credit of the United States. If FHLMC were unable to satisfy such obligations, distributions to holders of FHLMC Certificates would consist solely of payments and other recoveries on the underlying Mortgage Loans and, accordingly, monthly distributions to holders of FHLMC Certificates would be affected by delinquent payments and defaults on such Mortgage Loans.

  FHLMC Certificates may be backed by pools of Single-Family Mortgage Loans or Multifamily Mortgage Loans. Such underlying Mortgage Loans may have original terms to maturity of up to 40 years. FHLMC Certificates may be issued under Cash Programs (composed of Mortgage Loans purchased from a number of sellers) or Guarantor Programs (composed of Mortgage Loans purchased from one seller in exchange for participation certificates representing interests in the Mortgage Loans purchased). FHLMC Certificates may pay interest at a fixed rate or adjustable rate. The interest rate paid on FHLMC ARM Certificates adjusts periodically within 60 days prior to the month in which the interest rates on the underlying Mortgage Loans adjust. The interest rates paid on FHLMC ARM Certificates issued under FHLMC's standard ARM programs adjust in relation to the Treasury Index. Other specified indices used in FHLMC ARM programs include the 11th District Cost of Funds Index published by the Federal Home Loan Bank of San Francisco, LIBOR and other indices. Interest rates paid on fully-indexed FHLMC ARM Certificates equal the applicable index rate plus a specified number of basis points ranging typically from 125 to 250 basis points. In addition, the majority of series of FHLMC ARM Certificates issued to date have evidenced pools of Mortgage Loans with monthly, semi-annual or annual interest adjustments. Adjustments in the interest rates paid are generally limited to an annual increase or decrease of either 100 or 200 basis points and to a lifetime cap of 500 or 600 basis points over the initial interest rate. Certain FHLMC programs include Mortgage Loans which allow the borrower to convert the adjustable mortgage interest rate to a fixed rate. ARMs which are converted into fixed-rate Mortgage Loans are repurchased by FHLMC or by the seller of such loan to FHLMC at the unpaid principal balance thereof plus accrued interest to the due date of the last adjustable rate interest payment.

 FNMA CERTIFICATES

  FNMA is a privately owned, federally chartered corporation organized and existing under the Federal National Mortgage Association Charter Act (12 U.S.C. (S) 1716 et seq.). FNMA provides funds to the mortgage market primarily by purchasing home Mortgage Loans from local lenders, thereby replenishing their funds for additional lending. FNMA guarantees to the registered holder of a FNMA Certificate that it will distribute amounts representing scheduled principal and interest (at the rate provided by the FNMA Certificate) on the Mortgage Loans in the pool underlying the FNMA Certificate, whether or not received, and the full principal amount of any such mortgage loan foreclosed or otherwise finally liquidated, whether or not the principal amount is actually received. The obligations of FNMA under its guarantees are solely those of FNMA and are not backed by the full faith and credit of the United States. If FNMA were unable to satisfy such obligations, distributions to holders of FNMA Certificates would consist solely of payments and other recoveries on the underlying Mortgage Loans and, accordingly, monthly distributions to holders of FNMA Certificates would be affected by delinquent payments and defaults on such Mortgage Loans.

  FNMA Certificates may be backed by pools of Single-Family or Multifamily Mortgage Loans. The original terms to maturities of the Mortgage Loans generally do not exceed 40 years. FNMA Certificates may pay interest at a fixed rate or adjustable rate. Each series of FNMA ARM Certificates bears an initial interest rate and margin tied to an index based on all loans in the related pool, less a fixed percentage representing servicing compensation and FNMA's guarantee fee. The specified index used in each such series has included the Treasury Index, the

11th District Cost of Funds Index published by the Federal Home Loan Bank of San Francisco, LIBOR and other indices. Interest rates paid on fully-indexed FNMA ARM Certificates equal the applicable index rate plus a specified number of basis points ranging typically from 125 to 250 basis points. In addition, the majority of series of FNMA ARM Certificates issued to date have evidenced pools of Mortgage Loans with monthly, semi-annual or annual interest rate adjustments. Adjustments in the interest rates paid are generally limited to an annual increase or decrease of either 100 or 200 basis points and to a lifetime cap of 500 or 600 basis points over the initial interest rate. Certain FNMA programs include Mortgage Loans which allow the borrower to convert the adjustable mortgage interest rate of its ARM to a fixed rate. ARMs which are converted into fixed-rate Mortgage Loans are repurchased by FNMA or by the seller of such loans to FNMA at the unpaid principal balance thereof plus accrued interest to the due date of the last adjustable rate interest payment. Adjustments to the interest rates on FNMA ARM Certificates are typically subject to lifetime caps and periodic rate or payment caps.

 GNMA CERTIFICATES

  GNMA is a wholly owned corporate instrumentality of the United States within the Department of Housing and Urban Development ("HUD"). Section 306(g) of Title III of the National Housing Act of 1934, as amended (the "Housing Act"), authorizes GNMA to guarantee the timely payment of the principal of and interest on certificates which represent an interest in a pool of mortgages insured by the FHA under the Housing Act or Title V of the Housing Act of 1949, or partially guaranteed by the VA under the Servicemen's Readjustment Act of 1944, as amended, or Chapter 37 of Title 38, United States Code and other loans eligible for inclusion in mortgage pools underlying GNMA Certificates. Section 306(g) of the Housing Act provides that "the full faith and credit of the United States is pledged to the payment of all amounts which may be required to be paid under any guaranty under this subsection." An opinion, dated December 12, 1969, of an Assistant Attorney General of the United States provides that such guarantees under section 306(g) of GNMA Certificates of the type which may be purchased or received in exchange by the Company are authorized to be made by GNMA and "would constitute general obligations of the United States backed by its full faith and credit."

  At present, most GNMA Certificates are backed by Single-Family Mortgage Loans. The interest rate paid on GNMA Certificates may be fixed rate or adjustable rate. The interest rate on GNMA Certificates issued under GNMA's standard ARM program adjusts annually in relation to the Treasury Index. Interest rates paid on GNMA ARM Certificates typically equal the index rate plus 150 basis points. Adjustments in the interest rate are generally limited to an annual increase or decrease of 100 basis points and to a lifetime cap of 500 basis points over the initial coupon rate.

 SINGLE-FAMILY AND MULTIFAMILY PRIVATELY-ISSUED CERTIFICATES

  Single-Family and Multifamily Privately-Issued Certificates are Pass-Through Certificates that are not issued by one of the Agencies and that are backed by a pool of conventional Single-Family or Multifamily Mortgage Loans, respectively. Single-Family and Multifamily Privately-Issued Certificates are issued by originators of, investors in, and other owners of Mortgage Loans, including savings and loan associations, savings banks, commercial banks, mortgage banks, investment banks and special purpose "conduit" subsidiaries of such institutions.

  While Agency Certificates are backed by the express obligation or guarantee of one of the Agencies, as described above, Single-Family and Multifamily Privately-Issued Certificates are generally covered by one or more forms of private (i.e., nongovernmental) credit enhancements. Such credit enhancements provide an extra layer of loss coverage in the event that losses are incurred upon foreclosure sales or other liquidations of underlying mortgaged properties in amounts that exceed the equity holder's equity interest in the property and result in Realized Losses. Forms of credit enhancements include, but are not limited to, limited issuer guarantees, reserve funds, private mortgage guaranty pool insurance, over-collateralization and subordination.

  Subordination is a form of credit enhancement frequently used and involves the issuance of multiple classes of Senior-Subordinated Mortgage-Backed Securities. Such classes are structured into a hierarchy of levels for purposes of allocating Realized Losses and also for defining priority of rights to payment of principal and interest. Typically, one or more classes of Senior Securities are created which are rated in one of the two highest rating levels by one or more nationally recognized Rating Agencies and which are supported by one or more classes of Mezzanine Securities and Subordinated Securities that bear Realized Losses prior to the classes of Senior Securities. Mezzanine Securities for purposes of this Prospectus will refer to any classes that are rated below the two highest levels but no lower than a single "B" level under the S&P rating system (or comparable level under other rating systems) and are supported by one or more classes of Subordinated Securities which bear Realized Losses prior to the classes of Mezzanine Securities. For purposes of this Prospectus, Subordinated Securities will refer to any class that bears the "first loss" from Realized Losses or that is rated below a single "B" level (or, if unrated, is deemed by the Company to be below such level based on a comparison of characteristics of such class with other rated Subordinated Securities with like characteristics). In some cases, only classes of Senior Securities and Subordinated Securities are issued. By adjusting the priority of interest and principal payments on each class of a given series of Senior-Subordinated Mortgage-Backed Securities, issuers are able to create classes of Mortgage-Backed Securities with varying degrees of credit exposure, prepayment exposure and potential total return, tailored to meet the needs of sophisticated institutional investors.

 COLLATERALIZED MORTGAGE OBLIGATIONS AND MULTI-CLASS PASS-THROUGH SECURITIES

  Mortgage-Backed Securities in which the Company may invest may include collateralized mortgage obligations ("CMOs") and multi-class pass-through securities. CMOs are debt obligations issued by special purpose entities that are secured by mortgage-backed certificates, including, in many cases, certificates issued by government and government-related guarantors, including, GNMA, FNMA and FHLMC, together with certain funds and other collateral. Multi-class pass-through securities are equity interests in a trust composed of mortgage loans or other mortgage-backed securities. Payments of principal and interest on underlying collateral provide the funds to pay debt service on the CMO or make scheduled distributions on the multi-class pass-through securities. CMOs and multi-class pass-through securities may be issued by agencies or instrumentalities of the U.S. Government or by private organizations. The discussion of CMOs in the following paragraphs is similarly applicable to multi-class pass-through securities.

  In a CMO, a series of bonds or certificates is issued in multiple classes. Each class of CMOs, often referred to as a "tranche," is issued at a specific coupon rate (which, as discussed below, may be an adjustable rate subject to a cap) and has a stated maturity or final distribution date. Principal prepayments on collateral underlying a CMO may cause it to be retired substantially earlier than the stated maturities or final distribution dates. Interest is paid or accrues on all classes of a CMO on a monthly, quarterly or semi-annual basis. The principal and interest on underlying mortgages may be allocated among the several classes of a series of a CMO in many ways. In a common structure, payments of principal, including any principal prepayments, on the underlying mortgages are applied to the classes of the series of a CMO in the order of their respective stated maturities or final distribution dates, so that no payment of principal will be made on any class of a CMO until all other classes having an earlier stated maturity or final distribution date have been paid in full.

  Other types of CMO issues include classes such as parallel pay CMOs, some of which, such as Planned Amortization Class CMOs ("PAC Bonds"), provide protection against prepayment uncertainty. Parallel pay CMOs are structured to provide payments of principal on certain payment dates to more than one class. These simultaneous payments are taken into account in calculating the stated maturity date or final distribution date of each class which, as with other CMO structures, must be retired by its stated maturity date or final distribution date but may be retired earlier. PAC Bonds generally require payment of a specified amount of principal on each payment date so long as prepayment speeds on the underlying collateral fall within a specified range. PAC Bonds are always parallel pay CMOs with the required principal payment on such securities having the highest priority after interest has been paid to all classes.

  Other types of CMO issues include Targeted Amortization Class CMOs ("TAC Bonds"), which are similar to PAC Bonds. While PAC Bonds maintain their amortization schedule within a specified range of prepayment speeds, TAC Bonds are generally targeted to a narrow range of prepayment speeds or a specified prepayment speed. TAC Bonds can provide protection against prepayment uncertainty since cash flows generated from higher prepayments of the underlying mortgage-related assets are applied to the various other pass-through tranches so as to allow the TAC Bonds to maintain their amortization schedule.

  CMOs may be subject to certain rights of issuers thereof to redeem such CMOs prior to their stated maturity dates, which may have the effect of diminishing the Company's anticipated return on its investment. Privately-Issued Single-Family and Multifamily CMOs are supported by private credit enhancements similar to those used for Privately-Issued Certificates and are often issued as Senior-Subordinated Mortgage-Backed Securities. The Company will only acquire CMOs or multi-class pass-through certificates that constitute debt obligations or beneficial ownership in grantor trusts holding Mortgage Loans, or regular interests in REMICs, or that otherwise constitute Qualified REIT Real Estate Assets (provided that the Company has obtained a favorable opinion of its tax advisor or a ruling from the IRS to that effect).

  One or more tranches of a CMO may have coupon rates which reset periodically at a specified increment over an index such as LIBOR. These adjustable rate tranches known as "floating rate CMOs" may be backed by fixed or adjustable-rate mortgages. To date, fixed-rate mortgages have been more commonly utilized for this purpose. Floating rate CMOs are typically issued with lifetime caps on the coupon rate thereon. These caps, similar to the caps on adjustable-rate mortgages described in "Floating Rate Mortgage-Backed Securities" below, represent a ceiling beyond which the coupon rate on a floating rate CMO may not be increased regardless of increases in the interest rate index to which the floating rate CMO is geared.

 FLOATING RATE MORTGAGE-BACKED SECURITIES

  CMOs in which the Company may invest include floating rate CMOs ("Floaters"). The interest rates on Floaters are reset at periodic intervals to an increment over some predetermined interest rate index. There are two main categories of indices: (i) those based on U.S. Treasury securities, and
(ii) those derived from calculated measures such as a cost of funds index or a moving average of mortgage rates. Commonly utilized indices include the one-year Treasury rate, the three-month Treasury bill rate, the six-month Treasury bill rate, rates on long-term Treasury securities, the 11th District Federal Home Loan Bank Costs of Funds Index, the National Median Cost of Funds, the one-month or three-month LIBOR, the prime rate of a specific bank, or commercial paper rates. Some indices, such as the one-year Treasury rate, closely mirror changes in market interest rate levels. Others, such as the 11th District Home Loan Bank Cost of Funds Index, tend to lag changes in market rate level. The Company will seek to diversify its investments in Floaters among a variety of indices and reset periods so that the Company is not at any one time unduly exposed to the risk of interest rate fluctuations. In selecting the type of Floaters for investment, the Company will also consider the liquidity of the market for such Floaters.

  The Company believes that Floaters are particularly well-suited to facilitate its ability to accomplish the Company's investment objective of high current income, consistent with modest volatility of net asset value, because the value of the Floaters should remain relatively stable as compared to that of traditional fixed-rate debt securities paying comparable rates of interest. While the value of Floaters, like other debt securities, generally varies inversely with changes in market interest rates (increasing in value during periods of declining interest rates and decreasing in value during periods of increasing interest rates), the value of Floaters should generally be more resistant to price swings than other debt securities because the interest rates of Floaters move with market interest rates. Accordingly, as interest rates change, the value of the Company's shares should be more stable than that of funds which invest primarily in securities backed by fixed-rate mortgages or in other non-mortgage-backed debt securities, which do not provide for adjustment in the interest rates thereon in response to change in interest rates.

  Floaters typically have caps, which limit the maximum amount by which the interest rate may be increased or decreased at periodic intervals or over the life of the Floater. To the extent that interest rates rise faster than the allowable caps on Floaters, such Floaters will behave more like fixed-rate securities. Consequently, interest rate increases in excess of caps can be expected to cause Floaters to behave more like traditional debt securities than adjustable-rate securities and, accordingly, to decline in value to a greater extent than would be the case in the absence of such caps.

  Floaters, like other Mortgage-Backed Securities, differ from conventional bonds in that principal is to be paid back over the life of Floaters rather than at maturity. As a result, the holder of the Floaters (i.e., the Company) receives monthly scheduled payments of principal and interest and may receive unscheduled principal payments representing prepayments on the underlying mortgages. When the holder reinvests the payments and any unscheduled prepayments it receives, it may receive a rate of interest on the reinvestment which is lower than the rate on the existing Floaters. For this reason, Floaters are less effective than longer-term debt securities as a means of "locking in" longer-term interest rates.

  Floaters, while having less risk of price decline during periods of rapidly rising rates than certain fixed-rate Mortgage-Backed Securities of comparable maturities, could have less potential for capital appreciation than such securities. In addition, to the extent Floaters are purchased at a premium, mortgage foreclosures and unscheduled principal prepayments will result in some loss of the holders' principal investment to the extent of the premium paid. On the other hand, if Floaters are purchased at a discount, an unscheduled prepayment of principal could increase total return and accelerate the recognition of income to the Company and, as a result, could increase the amount of income received by stockholders to the extent that the Company distributes such income.

 OTHER FLOATING RATE INSTRUMENTS

  The Company may also invest in structured floating rate notes issued or guaranteed by government agencies, such as FNMA and FHLMC. Such instruments are typically structured to reflect an interest rate arbitrage (i.e., the difference between the agency's cost of funds and the income stream from specified assets of the agency) and their reset formulas may provide more attractive returns than other floating rate instruments. The indices used to determine resets are the same as those referred to under "--Floating Rate Mortgage-Backed Securities" above.

 SUBORDINATED INTERESTS

  The Company may acquire Subordinated Interests which are classes of Mortgage-Backed Securities that are junior to other classes of such series of Mortgage-Backed Securities in the right to receive payments from the underlying mortgages. The subordination is for credit enhancement and may be for all payment failures on the Mortgage Loans securing or underlying such series of Mortgage-Backed Securities. The subordination will not be limited to those resulting from certain types of risks, such as those resulting from war, earthquake or flood, or the bankruptcy of a mortgagor. The subordination may be for the entire amount of the series of Mortgage-Backed Securities or may be limited in amount. The Subordinated Interests held by the Company will be part of its Limited Investment Assets that in the aggregate will not constitute more than 25% of the Company's total assets.

  It is anticipated that substantially all of the Subordinated Interests which the Company may acquire will be rated at least investment grade by one of the Rating Agencies. If not so rated, the Company will establish reserves against future potential losses in an amount equivalent to the credit enhancement required to achieve an investment grade credit rating.

  Any Subordinated Interests acquired by the Company will be limited in amount and bear yields which the Company believes are commensurate with the risks involved. The market for Subordinated Interests is not extensive and may be illiquid. In addition, the Company's ability to sell Subordinated Interests will be limited by the REIT Provisions of the Code. Accordingly, the Company intends to purchase Subordinated Interests for investment purposes only. Although publicly offered Subordinated Interests generally will be rated, the risks of ownership will be substantially the same as the ownership of unrated Subordinated Interests because the rating does not address the possibility that the Company might suffer a lower than anticipated yield or fail to recover its initial investment. The Company will not purchase any Subordinated Interests that do not qualify as Qualified REIT Real Estate Assets.

 MORTGAGE LOANS

  The Company may from time to time invest a small percentage of its assets directly in Single-Family, Multi- Family or Commercial Mortgage Loans. The Company expects that substantially all of such Mortgage Loans acquired by it would be ARMs. The interest rate on an ARM is typically tied to an index (such as LIBOR or the interest rate on United States Treasury Bills), and is adjustable periodically at various intervals. Such Mortgage Loans are typically subject to lifetime interest rate caps and periodic interest rate and/or payment caps. The acquisition of Mortgage Loans generally involves credit risk. The Company may obtain credit enhancement to mitigate such risk; however, there can be no assurances that the Company will able to obtain such credit enhancement or that such credit enhancement will mitigate the credit risk of the underlying Mortgage Loans.

CAPITAL INVESTMENT POLICY

 ASSET ACQUISITIONS

  The Company's Capital Investment Policy provides that at least 75% of the Company's total assets will be comprised of High Quality Mortgage-Backed Securities and High Quality Short-Term Investments. The remainder of the Company's assets (comprising not more than 25% of total assets), may consist of Mortgage-Backed Securities and other Qualified REIT Real Estate Assets which are unrated or rated less than High Quality but which are at least "investment grade" (rated "BBB" or better) or, if not rated, are determined by the Company to be of comparable credit quality to an investment which is rated "BBB" or better.

  The Company structures its portfolio to maintain a minimum weighted average rating (including the Company's deemed comparable ratings for unrated Mortgage-Backed Securities based on a comparison to rated Mortgage-Backed Securities with like characteristics) of its Mortgage-Backed Securities of at least single "A" under the S&P rating system and at the comparable level under the other rating systems. To date, all of the Mortgage-Backed Securities acquired by the Company have been Agency Certificates which, although not rated, have an implied "AAA" rating.

  The Company intends to acquire only those Mortgage-Backed Securities which the Company believes it has the necessary expertise to evaluate and manage, which are readily financed and which are consistent with the Company's balance sheet guidelines and risk management objectives. Since the Company expects to hold such assets until maturity, the Company generally does not seek to acquire assets whose investment returns are only attractive in a limited range of scenarios. The Company believes that future interest rates and mortgage prepayment rates are very difficult to predict and, as a result, seeks to acquire Mortgage-Backed Securities which the Company believes provide acceptable returns over a broad range of interest rate and prepayment scenarios.

  Among the asset choices available to the Company, the Company's policy is to acquire those Mortgage- Backed Securities which the Company believes generate the highest returns on capital invested, after considering (i) the amount and nature of anticipated cash flows from the asset, (ii) the Company's ability to pledge the asset to secure collateralized borrowings, (iii) the increase in the Company's capital requirement determined by the Company's Capital Investment Policy resulting from the purchase and financing of the asset, and
(iv) the costs of financing, hedging, managing and reserving for the asset. Prior to acquisition, potential returns on capital employed are assessed over the life of the asset and in a variety of interest rate, yield spread, financing cost, credit loss and prepayment scenarios.

  Management also gives consideration to balance sheet management and risk diversification issues. A specific asset which is being evaluated for potential acquisition is deemed more or less valuable to the Company to the extent it serves to increase or decrease certain interest rate or prepayment risks which may exist in the balance sheet, to diversify or concentrate credit risk, and to meet the cash flow and liquidity objectives management may establish for the Company's balance sheet from time to time. Accordingly, an important part of the asset evaluation process is a simulation, using the Company's risk management model, of the addition of a potential asset and its associated borrowings and hedges to the balance sheet and an assessment of the impact this potential asset acquisition would have on the risks in and returns generated by the Company's balance sheet as a whole over a variety of scenarios.

  The Company focuses primarily on the acquisition of adjustable-rate Mortgage-Backed Securities. The Company has, however, purchased fixed-rate assets and may continue to do so in the future should management believe that the potential returns on capital invested, after hedging and all other costs, clearly exceed the returns available from other assets or if the purchase of such assets would serve to reduce or diversify the risks of the Company's balance sheet.

  Although it has not yet done so, the Company may purchase the stock of mortgage REITs or similar companies when the Company believes that such purchases will yield attractive returns on capital employed. When the stock market valuations of such companies are low in relation to the market value of their assets, such stock purchases can be a way for the Company to acquire an interest in a pool of Mortgage-Backed Securities at an attractive price. The Company does not, however, presently intend to invest in the securities of other issuers for the purpose of exercising control or to underwrite securities of other issuers.

  The Company may acquire newly-issued Mortgage-Backed Securities, and also will seek to expand its capital base in order to further increase the Company's ability to acquire new assets, when the potential returns from new investments appear attractive relative to the return expectations of stockholders. The Company may in the future acquire Mortgage-Backed Securities by offering its debt or equity securities in exchange for such Mortgage-Backed Securities.

  The Company generally intends to hold Mortgage-Backed Securities for extended periods. In addition, the REIT Provisions of the Code limit in certain respects the ability of the Company to sell Mortgage-Backed Securities. See "Certain Federal Income Tax Considerations--General--Gross Income Tests" and "--Taxation of the Company." Management may decide to sell assets from time to time, however, for a number of reasons including, without limitation, to dispose of an asset as to which credit risk concerns have arisen, to reduce interest rate risk, to substitute one type of Mortgage-Backed Security for another to improve yield or to maintain compliance with the 55% requirement under the Investment Company Act, and generally to re-structure the balance sheet when management deems such action advisable. Management selects any Mortgage-Backed Securities to be sold according to the particular purpose such sale will serve. The Board of Directors has not adopted a policy that would restrict management's authority to determine the timing of sales or the selection of Mortgage-Backed Securities to be sold.

  The Company does not invest in principal-only interests in Mortgage-Backed Securities, residual interests, accrual bonds, inverse-floaters, two-tiered index bonds, cash flow bonds, Mortgage-Backed Securities with imbedded leverage or Mortgage-Backed Securities that would be deemed unacceptable for collateralized borrowings, excluding shares in mortgage REITs.

  As a requirement for maintaining REIT status, the Company will distribute to stockholders aggregate dividends equaling at least 95% of its taxable income. See "Certain Federal Income Tax Considerations--General--Distribution Requirement." The Company will make additional distributions of capital when the return expectations of the stockholders appear to exceed returns potentially available to the Company through making new investments in Mortgage-Backed Securities. Subject to the limitations of applicable securities and state corporation laws, the Company can distribute capital by making purchases of its own capital stock or through paying down or re-purchasing any outstanding uncollateralized debt obligations.

  The Company's asset acquisition strategy may change over time as market conditions change and as the Company evolves.

 CREDIT RISK MANAGEMENT

  The Company has not taken on credit risk to date, but may do so in the future. In such event, the Company will review credit risk and other risk of loss associated with each investment and determine the appropriate allocation of capital to apply to such investment under its Capital Investment Policy. The Board of Directors will monitor the overall portfolio risk and determine appropriate levels of provision for loss.

 CAPITAL AND LEVERAGE

  The Company expects generally to maintain a ratio of debt-to-equity of between 8:1 and 12:1, although the ratio may vary from time to time depending upon market conditions and other factors deemed relevant by management, including the composition of the Company's balance sheet, haircut levels required by lenders, the market value of the Mortgage-Backed Securities in the Company's portfolio and "Excess Capital Cushion" percentages (as described below) set by the Board of Directors from time to time. For purposes of calculating this ratio, the Company's equity is equal to the value of the Company's investment portfolio on a mark-to-market basis less the book value of the Company's obligations under repurchase agreements and other collateralized borrowings. At June 30, 1997, the Company's ratio of debt-to-equity was 10:1.

  The Company's goal is to strike a balance between the under-utilization of leverage, which reduces potential returns to stockholders, and the over-utilization of leverage, which could reduce the Company's ability to meet its obligations during adverse market conditions. The Company's Capital Investment Policy limits management's ability to acquire additional assets during times when the Company's debt-to-equity ratio exceeds 12:1. In this way, the Company intends that use of balance sheet leverage will be controlled. The actual capital base as defined for the purpose of this policy is equal to the market value of total assets less the book value of total collateralized borrowings. The actual capital base, as so defined, represents the approximate liquidation value of the Company and approximates the market value of assets that can be pledged or sold to meet over-collateralization requirements for the Company's borrowings. The unpledged portion of the Company's actual capital base is available to be pledged or sold as necessary to maintain over-collateralization levels for the Company's borrowings.

  Management is prohibited from acquiring additional assets during periods when the actual capital base of the Company is less than the minimum amount required under the Capital Investment Policy (except when such asset acquisitions may be necessary to maintain REIT status or the Company's exemption from the Investment Company Act). In addition, when the actual capital base falls below the risk-managed capital requirement, management will be required to submit to the Board a plan for bringing the actual capital base into compliance with the Capital Investment Policy guidelines. It is anticipated that in most circumstances this goal will be achieved over time without overt management action through the natural process of mortgage principal repayments and increases in the market values of Mortgage-Backed Securities as their coupon rates adjust upwards to market levels. Management anticipates that the actual capital base is likely to exceed the risk-managed capital requirement during periods following new equity offerings and during periods of falling interest rates and that the actual capital base could fall below the risk-managed capital requirement during periods of rising interest rates.

  The first component of the Company's capital requirements is the current aggregate over-collateralization amount or "haircut" the lenders require the Company to hold as capital. The haircut for each Mortgage-Backed Security is determined by the lender based on the risk characteristics and liquidity of that asset. Haircut levels on individual borrowings generally range from 3% for Agency Certificates to 20% for certain Privately-Issued Certificates, and the Company anticipates that haircut levels will average 3% to 10% for the Company as a whole. At June 30, 1997, the weighted average haircut level on the Company's securities was 3%. Should the market value of the pledged assets decline, the Company will be required to deliver additional collateral to the lenders in order to maintain a constant over-collateralization level on its borrowings.

  The second component of the Company's capital requirement is the "Excess Capital Cushion." The Excess Capital Cushion is an additional amount of capital in excess of the haircut maintained by the Company in order to help the Company meet the demands of the lenders for additional collateral should the market value of the Company's Mortgage-Backed Securities decline. The aggregate Excess Capital Cushion equals the sum of liquidity cushion amounts assigned under the Capital Investment Policy to each of the Company's Mortgage-Backed Securities. Excess Capital Cushions are assigned to each Mortgage-Backed Security based on management's assessment of the Mortgage-Backed Security's market price volatility, credit risk, liquidity and attractiveness for use as collateral by lenders. The process of assigning Excess Capital Cushions relies on management's ability to identify and weigh the relative importance of these and other factors. Consideration is also given to hedges associated with the Mortgage-Backed Security and any effect such hedges may have on reducing net market price volatility, concentration or diversification of credit and other risks in the balance sheet as a whole and the net cash flows that can be expected to arise from the interaction of the various components of the Company's balance sheet. The Board of Directors thus reviews on a periodic basis various analyses prepared by management of the risks inherent in the Company's balance sheet, including an analysis of the effects of various scenarios on the Company's net cash flow, earnings, dividends, liquidity and net market value. Should the Board of Directors determine that the minimum required capital base set by the Company's Capital Investment Policy is either too low or too high, the Board of Directors may raise or lower the capital requirement accordingly.

  The Capital Investment Policy stipulates that at least 25% of the capital base maintained to satisfy the Excess Capital Cushion shall be invested in Agency Certificates, AAA-rated adjustable-rate Mortgage-Backed Securities or assets with similar or better liquidity characteristics. To date, 100% of the Company's Mortgaged-Backed Securities are Agency Certificates, though this may change in the future.

  Pursuant to the Company's overall business strategy, a substantial portion of the Company's borrowings are short-term or variable-rate. The Company's borrowings are implemented primarily through repurchase agreements (a borrowing device evidenced by an agreement to sell securities or other assets to a third-party and a simultaneous agreement to repurchase them at a specified future date and price, the price difference constituting interest on the borrowing), but in the future may also be obtained through loan agreements, lines of credit, Dollar-Roll Agreements (an agreement to sell a security for delivery on a specified future date and a simultaneous agreement to repurchase the same or a substantially similar security on a specified future date) and other credit facilities with institutional lenders and issuance of debt securities such as commercial paper, medium-term notes, CMOs and senior or subordinated notes. The Company enters into financing transactions only with institutions that it believes are sound credit risks and follows other internal policies designed to limit its credit and other exposure to financing institutions.

  It is expected that repurchase agreements will continue to be the principal financing devices utilized by the Company to leverage its Mortgage-Backed Securities portfolio. The Company anticipates that, upon repayment of each borrowing in the form of a repurchase agreement, the collateral will immediately be used for borrowing in the form of a new repurchase agreement. To date, the Company has entered into uncommitted facilities with nineteen
(19) lenders for borrowings in the form of repurchase agreements. The Company has not at the present time entered into any commitment agreements under which the lender would be required to enter into new repurchase agreements during a specified period of time, nor does the Company presently plan to have liquidity facilities with commercial banks. The Company, however, may enter into such commitment agreements in the future if deemed favorable to the Company. The Company enters into repurchase agreements primarily with national broker/dealers, commercial banks and other lenders which typically offer such financing. The Company enters into collateralized borrowings only with financial institutions meeting credit standards approved by the Company's Board of Directors, and monitors the financial condition of such institutions on a regular basis.

  A repurchase agreement, although structured as a sale and repurchase obligation, acts as a financing under which the Company effectively pledges its Mortgage-Backed Securities as collateral to secure a short-term loan. Generally, the other party to the agreement makes the loan in an amount equal to a percentage of the market value of the pledged collateral. At the maturity of the repurchase agreement, the Company is required to repay the loan and correspondingly receives back its collateral. While used as collateral, Mortgage-Backed Securities continue to pay principal and interest which inure to the benefit of the Company. In the event of the insolvency or bankruptcy of the Company, certain repurchase agreements may qualify for special treatment under the Bankruptcy Code, the effect of which is, among other things, to allow the creditor under such agreements to avoid the automatic stay provisions of the Bankruptcy Code and to foreclose on the collateral agreements without delay. In the event of the insolvency or bankruptcy of a lender during the term of a repurchase agreement, the lender may be permitted, under applicable insolvency laws, to repudiate the contract, and the Company's claim against the lender for damages therefrom may be treated simply as an unsecured creditor. In addition, if the lender is a broker or dealer subject to the Securities Investor Protection Act of 1970, or an insured depository institution subject to the Federal Deposit Insurance Act, the Company's ability to exercise its rights to recover its securities under a repurchase agreement or to be compensated for any damages resulting from the lender's insolvency may be further limited by those statutes. These claims would be subject to significant delay and, if and when received, may be substantially less than the damages actually suffered by the Company.

  Substantially all of the Company's borrowing agreements require the Company to deposit additional collateral in the event the market value of existing collateral declines, which may require the Company to sell assets to reduce the Company's borrowings. The Company's liquidity management policy is designed to maintain a cushion of equity sufficient to provide required liquidity to respond to the effects under its borrowing arrangements of interest rate movements and changes in market value of its Mortgage-Backed Securities, as described above. However, a major disruption of the repurchase or other market relied on by the Company for short-term borrowings would have a material adverse effect on the Company unless the Company were able to arrange alternative sources of financing on comparable terms. See "Risk Factors--Operations Risks--The Company's Strategy Involves Leverage; the Company May be Unable to Attain the Level of Leverage it Deems Optimal" and "--Interest Rate Fluctuations Could Cause a Decrease in Net Interest Income."

  The Company's Bylaws do not limit its ability to incur borrowings, whether secured or unsecured.

 INTEREST RATE RISK MANAGEMENT

  To the extent consistent with its election to qualify as a REIT, the Company follows an interest rate risk management program intended to protect its portfolio of Mortgage-Backed Securities and related debt against the effects of major interest rate changes. Specifically, the Company's interest rate risk management program is formulated with the intent to offset the potential adverse effects resulting from rate adjustment limitations on its Mortgage-Backed Securities and the differences between interest rate adjustment indices and interest rate adjustment periods of its adjustable-rate Mortgage-Backed Securities and related borrowings. The Company's interest rate risk management program encompasses a number of procedures, including the following: (i) the Company attempts to structure its borrowings to have interest rate adjustment indices and interest rate adjustment periods that, on an aggregate basis, generally correspond to the interest rate adjustment indices and interest rate adjustment periods of the adjustable-rate Mortgage-Backed Securities purchased by the Company, so as to limit any mismatching of such aggregates to a range of one to six months, and (ii) the Company attempts to structure its borrowing agreements relating to adjustable-rate Mortgage-Backed Securities to have a range of different maturities and interest rate adjustment periods (although substantially all will be less than one year). As a result, the Company expects to be able to adjust the average maturity/adjustment period of such borrowings on an ongoing basis by changing the mix of maturities and interest rate adjustment periods as borrowings come due and are renewed. Through use of these procedures, the Company intends to minimize any differences between interest rate adjustment periods of adjustable-rate Mortgage-Backed Securities and related borrowings that may occur.

  Although it has not done so to date, the Company may purchase from time to time interest rate caps, interest rate swaps, interest rate collars, caps or floors, "interest only" Mortgage-Backed Securities and similar instruments to attempt to mitigate the risk of the cost of its variable rate liabilities increasing at a faster rate than the earnings on its assets during a period of rising interest rates or to mitigate prepayment risk. In this way, the Company may hedge as much of the interest rate risk as management determines is in the best interests of the stockholders of the Company, given the cost of such hedging transactions and the need to maintain the Company's status as a REIT. See "Certain Federal Income Tax Considerations--General--Gross Income Tests." This determination may result in management electing to have the Company bear a level of interest rate risk that could otherwise be hedged when management believes, based on all relevant facts, that bearing such risk is advisable.

  The Company seeks to build a balance sheet and undertake an interest rate risk management program which is likely, in management's view, to enable the Company to generate positive earnings and maintain an equity liquidation value sufficient to maintain operations given a variety of potentially adverse circumstances. Accordingly, the hedging program addresses both income preservation, as discussed in the first part of this section, and capital preservation concerns. With regard to the latter, the Company monitors its "duration." This is the expected percentage change in market value of the Company's assets that would be caused by a 1% change in short and long term interest rates. To monitor duration and the related risks of fluctuations in the liquidation value of the Company's equity, the Company models the impact of various economic scenarios on the market value of the Company's Mortgage-Backed Securities, liabilities and interest rate agreements. See "Risk Factors--Operations Risks--Interest Rate Fluctuations Could Cause a Decrease in Net Interest Income." At June 30, 1997, the Company estimates that the duration of the Company's assets was less than 1%. The Company believes that the Company's interest rate risk management program will allow the Company to maintain operations throughout a wide variety of potentially adverse circumstances. Nevertheless, in order to further preserve the Company's capital base (and lower its duration) during periods when management believes a trend of rapidly rising interest rates has been established, management may decide to enter into or increase hedging activities and/or sell assets. Each of these types of actions may lower the earnings and dividends of the Company in the short term in order to further the objective of maintaining attractive levels of earnings and dividends over the long term.

  The Company may elect to conduct a portion of its hedging operations through one or more subsidiary corporations which would not be a Qualified REIT Subsidiary and would be subject to Federal and state income taxes. In order to comply with the nature of asset tests applicable to the Company as a REIT, the value of the securities of any such subsidiary held by the Company must be limited to less than 5% of the value of the Company's total assets as of the end of each calendar quarter and no more than 10% of the voting securities of any such subsidiary may be owned by the Company. See "Certain Federal Income Tax Considerations--General--Asset Tests." A taxable subsidiary would not elect REIT status and would distribute any net profit after taxes to the Company and its other stockholders. Any dividend income received by the Company from any such taxable subsidiary (combined with all other income generated from the Company's assets, other than Qualified REIT Real Estate Assets) must not exceed 25% of the gross income of the Company. See "Certain Federal Income Tax Considerations--General--Gross Income Tests." Before the Company forms any such taxable subsidiary corporation for its hedging activities, the Company will obtain an opinion of counsel to the effect that the formation and contemplated method of operation of such corporation will not cause the Company to fail to satisfy the nature of assets and sources of income tests applicable to it as a REIT.

  The Company believes that it has developed a cost-effective asset/liability management program to provide a level of protection against interest rate and prepayment risks. However, no strategy can completely insulate the Company from interest rate changes, prepayment risks and defaults by counter-parties. Further, as noted above, certain of the Federal income tax requirements that the Company must satisfy to qualify as a REIT limit the Company's ability to fully hedge its interest rate and prepayment risks. The Company monitors carefully, and may have to limit, its asset/liability management program to assure that it does not realize excessive hedging income, or hold hedging assets having excess value in relation to total assets, which would result in the Company's disqualification as a REIT or, in the case of excess hedging income, the payment of a penalty tax for failure to satisfy certain REIT income tests under the Code, provided such failure was for reasonable cause. See "Certain Federal Income Tax Considerations--General." In addition, asset/liability management involves transaction costs which increase dramatically as the period covered by the hedging protection increases. Therefore, the Company may be prevented from effectively hedging its interest rate and prepayment risks.

 PREPAYMENT RISK MANAGEMENT

  The Company seeks to minimize the effects of faster or slower than anticipated prepayment rates through structuring a diversified portfolio with a variety of prepayment characteristics, investing in Mortgage-Backed Securities with prepayment prohibitions and penalties, investing in certain Mortgage-Backed Security structures which have prepayment protections, and balancing assets purchased at a premium with assets purchased at a discount. Prepayment risk is monitored by management and the Board of Directors through periodic review of the impact of a variety of prepayment scenarios on the Company's revenues, net earnings, dividends, cash flow and net balance sheet market value.

FUTURE REVISIONS IN POLICIES AND STRATEGIES

  The Board of Directors has established the investment policies and operating policies and strategies set forth in this Prospectus. The Board of Directors has the power to modify or waive such policies and strategies without the consent of the stockholders to the extent that the Board of Directors determines that such modification or waiver is in the best interests of stockholders. Among other factors, developments in the market which affect the policies and strategies mentioned herein or which change the Company's assessment of the market may cause the Board of Directors to revise the Company's policies and strategies.

LEGAL PROCEEDINGS

  There are no material pending legal proceedings to which the Company is a party or to which any property of the Company is subject.

                                  MANAGEMENT

DIRECTORS AND EXECUTIVE OFFICERS

  The directors and executive officers of the Company are as follows:

   NAME                      POSITION(S) HELD
   ----                      ----------------
   Michael A. J. Farrell...  Chairman of the Board, Chief Executive Officer and Director
   Timothy J. Guba.........  President, Chief Operating Officer and Director
   Wellington J. St.
    Claire.................  Vice Chairman of the Board and Director
   Kathryn F. Fagan........  Chief Financial Officer and Treasurer
   Jennifer A. Stephens....  Secretary
   Kevin P. Brady(2)(3)....  Director
   Spencer I. Browne(1)(3).  Director
   John S. Grace(3)........  Director
   Jonathan D. Green(2)(3).  Director
   John A.
    Lambiase(1)(2)(3)......  Director
   Donnell A.
    Segalas(1)(3)..........  Director

--------
(1)  Member of the Compensation Committee.
(2)  Member of the Audit Committee.
(3)  Independent Director.

  Michael A. J. Farrell, age 46, was elected on December 5, 1996 to serve as Chairman of the Board and Chief Executive Officer of the Company. Since July 1994, he has been the President and CEO of FIDAC. He is a member of the board of directors of the U.S. Dollar Floating Rate Fund. Prior to founding FIDAC, from February 1992 to July 1994, Mr. Farrell served as President of Citadel Funding Corporation ("Citadel") during which time certain events occurred which resulted in a proceeding by the DBCC against Citadel and certain of its principals, including Mr. Farrell. See "--Involvement of Officers in Certain Legal Proceedings." From April 1990 to January 1992, Mr. Farrell was a Managing Director for Schroder Wertheim & Co. Inc. in the Fixed Income Department. In addition to being the former Chairman of the Primary Dealers Operations Committee of the Public Securities Association (from 1981 through
1985) and its Mortgage Backed Securities Division, he is a former member of the Executive Committee of its Primary Dealers Division. Prior to his employment with Schroder Wertheim, Mr. Farrell had been President of L.F. Rothschild Mortgage Capital, Inc., Vice President of Trading at Morgan Stanley and Co., Inc., and Senior Vice President of Merrill Lynch and Co., Inc. Mr. Farrell began his career at E.F. Hutton and Company in 1971. Mr. Farrell has 25 years of experience in fixed income trading, management and operations.

  Timothy J. Guba, age 39, was elected on December 5, 1996 to serve as President, Chief Operating Officer and a director of the Company. Mr. Guba joined FIDAC in March 1995 as a Senior Vice President, to assist FIDAC's financial institutional clients with securities financing management. From April 1991 to December 1994, Mr. Guba worked as a Vice President at Paine Webber Inc. in its Taxable Fixed Income Department specializing in Mortgage-Backed Securities. Mr. Guba was President of JPC Brokers Inc., a subsidiary of Fundamental Brokers, from 1988 through 1991. He was responsible for a staff of 35 employees and a daily transactional volume of over $300 million in Mortgage-Backed Securities. Mr. Guba was a Senior Vice President at L.F. Rothschild Mortgage Capital from 1986 to 1988, specializing in trading of mortgage pass-through certificates, where he established LF Rothschild as a member in the FNMA and FHLMC selling groups. Mr. Guba began his career in 1980 at Morgan Guaranty Trust Company in the Treasurer's Department trading various money market instruments. Mr. Guba has a BS in Finance and Business Management from Cornell University.

  Wellington J. St. Claire, age 33, was elected on December 5, 1996 to serve as Vice Chairman of the Board, and a director of the Company with responsibility for managing the portfolio of the Company. She has been

Senior Vice President of FIDAC since March 1995 and Treasurer since July 1994. From July 1994 through March 1995, she was a Vice President of FIDAC. Ms. St. Claire has been the portfolio manager for the Floating Rate Fund since its inception in August 1994. Prior to joining FIDAC, from March 1992 to July 1994, Ms. St. Claire had been Vice President responsible for asset selection and financing at Citadel Funding Corporation. Prior to joining Citadel she had been a trader on the Mortgage-Backed Securities desk at Schroder Wertheim and Co., Inc. She has attended the New York Institute of Finance for intense Mortgage-Backed Securities studies.

  Kathryn F. Fagan, age 30, was employed by the Company on March 31, 1997 in the positions of Chief Financial Officer and Treasurer. From June 1, 1992 to February 28, 1997, Ms. Fagan was Chief Financial Officer and Controller of First Federal Savings & Loan Association of Opelousas, Louisiana. First Federal is a publicly-owned savings and loan which converted to the stock form of ownership during her employment period. Ms. Fagan's responsibilities at First Federal included all financial reporting, including reports for internal use and reports required by the Commission and the Office of Thrift Supervision. Her duties also included asset/liability management, internal control compliance and the management of First Federal's investment portfolio. During the period from September 1988 to May 1992, Ms. Fagan was employed as a bank and savings and loan auditor by John S. Dowling & Company, a corporation of Certified Public Accountants. Ms. Fagan is a Certified Public Accountant and has a Masters Degree in Business Administration.

  Jennifer A. Stephens, age 26, was elected on December 5, 1996 to serve as Secretary of the Company. She joined FIDAC at its inception in July 1994 and became Vice President in March 1995. Ms. Stephens has been the assistant portfolio manager for the U.S. Dollar Floating Rate Fund since its inception in August 1994. She has designed several software systems for FIDAC including portfolio management systems, mortgage-backed security pricing systems, exposure reporting systems, and accounting systems. Prior to joining FIDAC, she worked for Citadel Funding Corporation where she assisted in the management of the funding of mortgage-backed security portfolios.

  Kevin P. Brady, age 42, was elected on January 28, 1997 to serve as a director of the Company. Mr. Brady is the principal of KPB Associates Inc., an accounting firm which specializes in corporate taxation. Mr. Brady founded KPB Associates Inc. in December 1993. From July 1986 through November 1993, Mr. Brady worked for Price Waterhouse LLP in New York City where he specialized in international tax structures and financial reporting and held a number of senior management positions. Prior to joining Price Waterhouse LLP, Mr. Brady worked in the corporate tax department of Merck & Co. Mr. Brady is a Certified Public Accountant.

  Spencer I. Browne, age 47, was elected on January 28, 1997 to serve as a director of the Company. Mr. Browne has held various executive and management positions with several publicly traded companies engaged in businesses related to the residential and commercial mortgage loan industry. From August 1988 until September 1996, Mr. Browne served as President, Chief Executive Officer and a director of Asset Investors Corporation ("AIC"), a New York Stock Exchange traded company he co-founded in 1986. He also served as President, Chief Executive Officer and a director of Commercial Assets, Inc., an American Stock Exchange traded company affiliated with AIC, from its formation in October 1993 until September 1996. In addition, from June 1990 until March 1996, Mr. Browne served as President and a director of M.D.C. Holdings, Inc., a New York Stock Exchange traded company and the parent company of a major homebuilder in Colorado.

  John S. Grace, age 39, was elected on June 26, 1997 to serve as a director of the Company. For the past five years, Mr. Grace has been the Chairman of Sterling Grace Corporation, Co-Chairman of Associated Asset Management, Inc. and general partner of Anglo American Securities Fund, L.P. Mr. Grace is also a director of the Cold Spring Harbor Laboratory Association, a genetic research institute, and a director of Andersen Group, Inc. Mr. Grace has also served as governor of the Foundation for Advanced Information and Research of Tokyo, a research center whose membership includes senior executives from Japanese companies, and as a trustee of the Ford Theater in Washington, D.C.

  Jonathan D. Green, age 50, was elected on January 28, 1997 to serve as a director of the Company. Mr. Green has been the President and Chief Executive Officer of Rockefeller Center Management Corporation ("RCMC") and Rockefeller Center Development Corporation ("RCDC"), subsidiaries of The Rockefeller Group ("RGI"), from July 1995 to the present. Mr. Green joined RGI in 1980 as Assistant Vice President and Real Estate Counsel, was appointed Vice President, Secretary and General Counsel in 1983, and was elected Chief Corporate Officer in 1991. As President of RCMC, Mr. Green is responsible for all aspects of RGI's real estate ownership and management interests in Rockefeller Center in midtown Manhattan. As President of RCDC, Mr. Green oversees RGI's real estate development projects including the International Trade Center in Morris County, New Jersey and Rockefeller Plaza West in midtown Manhattan. Before joining RGI, Mr. Green was affiliated with the New York City law firm of Thacher, Proffitt & Wood.

  John A. Lambiase, age 57, was elected on January 28, 1997 to serve as a director of the Company. Mr. Lambiase was Managing Director in Global Operations at Salomon Brothers from 1985 through his retirement in 1991. Mr. Lambiase joined Salomon in 1979 as Director of Internal Audit. Mr. Lambiase has served as Chairman of the Mortgage-Backed Securities Clearance Corporation, a member of the board of directors of Prudential Home Mortgage and a member of the Board of the National Securities Clearance Corporation, and was a founding director and Chairman of the Participation Trust Company. Mr. Lambiase also served on Salomon's Credit Committee. Prior to joining Salomon, from 1972 through 1979, Mr. Lambiase was President of Loeb Rhodes Wall Street Settlement Corporation with responsibility for securities clearance of over 130 member firms. Prior to Loeb Rhodes, Mr. Lambiase had been the Chief Financial Officer and a General Partner of W.E. Hutton. Mr. Lambiase is a certified public accountant.

  Donnell A. Segalas, age 40, was elected on January 28, 1997 to serve as a director of the Company. Mr. Segalas is a Senior Partner of Beaconsfield Capital, L.L.C., a cross border mergers and acquisitions and corporate financial advisory firm which he co-founded in June 1997. Mr. Segalas is also Managing Partner of Beaconsfield Partners, L.L.C., a wholly-owned subsidiary of Beaconsfield Capital, which is engaged in private equity investing in the United States and Mexico. Prior to his co-founding of Beaconsfield Capital and Beaconsfield Partners, Mr. Segalas was a Managing Director at Rodman & Renshaw, Inc. in the Mortgage-Backed Securities Department from 1994 to June 1997. In December 1995, Mr. Segalas was also given the additional responsibility to manage Rodman & Renshaw's Structured Finance Group. From 1990 to 1994, Mr. Segalas served as Senior Vice President in the Mortgage-Backed Securities Department at Tucker Anthony, Inc., where he co-managed the firm's Structured Finance Group. Prior to that time, Mr. Segalas had been a Senior Vice President at Smith Barney, Inc. and Corporate Vice President at Drexel Burnham Lambert.

  All directors are elected at each annual meeting of the Company's stockholders for a term of one year, and hold office until their successors are elected and qualified. All officers serve at the discretion of the Board of Directors. The Company will pay an annual director's fee to each Independent Director equal to $10,000 (assuming consummation of the Offering), a fee of $500 for each meeting of the Board of Directors attended by each Independent Director (or $250 for any meeting at which the Independent Director participates by conference telephone call) and reimbursement of costs and expenses of all directors for attending such meetings. Directors who are officers of the Company do not receive an annual director's fee.

  The Bylaws of the Company provide that, except in the case of a vacancy, a majority of the members of the Board of Directors and of any committee of the Board of Directors will at all times be Independent Directors. Vacancies occurring on the Board of Directors among the Independent Directors will be filled by a vote of a majority of the directors, including a majority of the Independent Directors.

  The Articles of Incorporation of the Company provide for the indemnification of the directors and officers of the Company to the fullest extent permitted by Maryland law. See "Description of Capital Stock--Indemnification." The Articles of Incorporation of the Company also provide that the personal liability of any director or officer of the Company to the Company or its stockholders for money damages is limited to the fullest extent allowed by the statutory or decisional law of the State of Maryland as amended or interpreted. See "Description of Capital Stock--Limitation of Liability."

CERTAIN RELATIONSHIPS; CONFLICTS OF INTEREST

  Michael Farrell, Chairman of the Board and Chief Executive Officer of the Company, Timothy Guba, President and Chief Operating Officer of the Company, Wellington St. Claire, Vice Chairman of the Board of the Company, and Jennifer
A. Stephens, Secretary of the Company, are actively involved in the management of FIDAC. FIDAC is a registered investment adviser which, at June 30, 1997, managed, assisted in managing or supervised approximately $500 million in gross assets for a wide array of clients, of which, at such date, approximately $250 million was managed on a discretionary basis. Michael Farrell is a member of the Board of Directors of the Floating Rate Fund. FIDAC is the investment adviser to the Floating Rate Fund. The executive officers of the Company named above have performed and will continue to perform such services for FIDAC, such institutional clients and the Floating Rate Fund; however, such officers intend to continue to devote at least 90% of their time to the business of the Company.

  These responsibilities may create conflicts of interest if such members of management are presented with corporate opportunities that may benefit both the Company and the Floating Rate Fund and other clients for which FIDAC acts as an investment adviser. In the event that an investment opportunity arises, such investment will be allocated to the Company or another entity by determining the entity or account for which such investment is most suitable. In making such determination, management will consider the investment strategy and guidelines of each entity or account with respect to acquisition of assets, leverage, liquidity and other factors which management shall determine appropriate.

  Management believes that through the date hereof, because of the available supply of Mortgage-Backed Securities, it has been able to acquire assets for both the Company and FIDAC's clients which satisfy their respective investment strategies. See "Business Strategy--Capital Investment Policy--Asset Acquisitions." Any assets which constitute "Qualifying Interests" under the Investment Company Act (pursuant to the current interpretation of the staff of the Commission) are considered first for the Company's portfolio. See "Risk Factors--Legal and Other Risks--Loss of Investment Company Act Exemption Would Adversely Affect the Company." Any other investments, if there is a limited supply of Mortgage-Backed Securities for acquisition, will be allocated between the Company and FIDAC's clients in accordance with their respective investment strategies. To the extent that such assets are equally suitable for both the Company and FIDAC's clients, management would allocate such assets pro rata based upon the amount of funds that each entity has available to invest in the particular assets. On a quarterly basis, management will report to one or more of the Independent Directors designated by the Company's audit committee on the allocation of asset acquisitions between the Company and FIDAC's clients. Such Independent Director or Directors will review such assets acquisitions to ensure that they have been allocated on a fair and reasonable basis.

  Generally, under Maryland corporate law, a director of a corporation would be required to first offer to the Company corporate opportunities learned of solely as a result of his or her service as a member of the Board of Directors. Maryland law provides further that in order for a contract or other transaction between a corporation and any of its directors or in which a director has a material financial interest not to be void or voidable: (i) the contract or transaction must be fair and reasonable to the corporation; or
(ii) the fact of such interest must be disclosed or known to (a) the board or committee that authorizes, approves or ratifies the contract or transaction and such authorization, approval or ratification must be by a vote of the majority of disinterested directors or (b) the stockholders entitled to vote and the contract or transaction is authorized, approved and ratified by a majority of the votes cast by disinterested stockholders entitled to vote.

  It is the Company's policy that the approval of the Board of Directors (with any interested director abstaining) is required for any director, officer, security holder or affiliate of the Company (a) to engage for his or her own account in realizing upon a corporate opportunity learned of solely as a result of his or her service to or representation of the Company or (b) to have any direct or indirect pecuniary interest in any investment to be acquired or disposed of by the Company or in any transaction to which the Company is a party or has an interest.

  The Company shares with FIDAC office space and certain office expenses, such as lease payments, utilities charges and ancillary services performed by office personnel, at cost on a pro rata basis based on the relative use of such facilities and services by the Company and FIDAC. The Independent Directors will periodically review leases and other arrangements with FIDAC to ensure that such arrangements are on an arm's-length basis and to ensure compliance with the REIT Provisions of the Code.

COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

  The Company has entered into Employment Agreements with Mr. Farrell, Mr. Guba and Ms. St. Claire. See "--Employment Agreements." The Employment Agreements provide for annual salaries to Mr. Farrell, Mr. Guba and Ms. St. Claire based upon the book value of the Company. Mr. Farrell's Employment Agreement provides for an annual salary equal to .20% of the book value of the Company, subject to a maximum per annum amount of $250,000; Mr. Guba's and Ms. St. Claire's Employment Agreements provide for annual salaries equal to .17% of the book value of the Company, subject to a maximum per annum amount of $200,000. The Company's "book value" is defined in the Employment Agreements as the aggregate amounts reported on the Company's balance sheet as "Stockholders' Equity", excluding any adjustments for valuation reserves (i.e., changes in the value of the Company's portfolio of investments as a result of mark-to-market valuation changes). Base salary is determined quarterly by the Board of Directors and upon the raising of additional equity. The maximum salary caps may be raised at the discretion of the Compensation Committee. Base salary can also be lowered at management's discretion based upon the Company's cash flow needs. In addition, the Board of Directors has established a bonus incentive compensation plan for executive officers of the Company. This program permits the Board of Directors, in its discretion, to award cash bonuses annually to executive officers of the Company.

  On January 2, 1997, the Company granted to each of Mr. Farrell, Mr. Guba and Ms. St. Claire incentive stock options to purchase 66,750 shares of Common Stock at an exercise price of $4.00 per share, which options will vest in four equal installments over a period of four years from the date of grant, subject to the approval of the Board in its discretion each year. Any options which have not vested during the four year period commencing from the date of grant will vest automatically on the fourth anniversary of the date of grant. On January 2, 1997, the Company also granted to other employees of the Company incentive stock options to purchase, in the aggregate, 8,000 shares of Common Stock at an exercise price of $4.00 per share, subject to the vesting provisions described in this paragraph.

  On January 21, 1997, the Company granted to each of Mr. Farrell, Mr. Guba and Ms. St. Claire incentive stock options to purchase, at an exercise price of $10.00 per share, a number of shares equal to the product of (i) 2% and
(ii) the number of shares of Common Stock sold in the Private Placement in excess of 3,000,000 which, upon consummation of the Private Placement on February 18, 1997, resulted in the grant to each of them of options to purchase 12,000 shares of Common Stock. Such options are subject to the same vesting provisions described in the preceding paragraph.

  All of the foregoing options were granted pursuant to the Company's Long-Term Stock Incentive Plan (the "Incentive Plan"). The Incentive Plan also provides for the award of options to directors who are not officers or employees of the Company upon their appointment to the Board of Directors and on June 26 of each year. The Company may, from time to time, grant additional stock options and other incentive compensation awards to some or all of the Company's executive officers and employees pursuant to the Incentive Plan or such other incentive compensation plan which may be adopted by the Company. See "--Long-Term Stock Incentive Plan."

EMPLOYMENT AGREEMENTS

  The Company has entered into employment agreements with Mr. Farrell, Mr. Guba and Ms. St. Claire. Each employment agreement provides for a term through December 31, 1999 and will be automatically extended for an additional year at the end of each year of the employment agreement, unless either party provides a prescribed prior written notice to the contrary. Each employment agreement provides for the initial annual base salary set forth under the caption "--Compensation of Directors and Executive Officers" and for participation by the subject officer in the bonus incentive compensation plan. Each employment agreement provides for the subject officer to receive his or her base salary and bonus compensation to the date of the termination of employment by reason of death, disability or resignation and to receive base compensation to the date of the termination of employment by reason of a termination of employment for cause as defined in the employment agreement. Each employment agreement also provides for the subject officer to receive, in the event that the Company terminates the subject officer's employment without cause, or if the subject officer resigns for "good reason" (as defined in the employment agreement, including the occurrence of a "Change of Control" of the Company as defined in the employment agreement), an amount, 50% payable immediately and 50% payable in monthly installments over the succeeding twelve months, equal to three times the greater of such officer's combined maximum salary base and actual bonus compensation for the preceding fiscal year or the average for the three preceding years of such officer's combined actual base salary and bonus compensation, subject in each case to a maximum amount of 1% of the Company's book equity value (exclusive of valuation adjustments) and a minimum amount of $250,000. Section 280G of the Code may limit the deductibility of such payments by the Company for Federal income tax purposes. Each employment agreement also contains a "non-compete" provision prohibiting the subject officer from managing, controlling, participating in or operating a competing REIT for a period of one year following termination of employment following the Company's termination of the subject officer without cause or resignation of the subject officer for "good reason" (including a "Change of Control"). Providing services to FIDAC and its customers is expressly excluded from operation of the "non-compete" provision. In addition, all outstanding options and Awards (see "--Long-Term Stock Incentive Plan" below) granted to the subject officer under the Incentive Plan shall immediately vest upon his or her termination without cause or termination for "good reason" (including upon a "Change of Control"). "Change of Control" for purposes of the agreements would include a merger or consolidation of the Company, a sale of all or substantially all of the assets of the Company, changes in the identity of a majority of the members of the Board of Directors of the Company (other than due to the death, disability or age of a director) or acquisitions of more than 9.8% of the combined voting power of the Company's capital stock, subject to certain limitations. Each agreement requires that the subject officer act in accordance with provisions of Maryland law relating to corporate opportunities as described under the caption "--Certain Relationships; Conflicts of Interest."

LONG-TERM STOCK INCENTIVE PLAN

  The Company has adopted the Incentive Plan to provide officers, directors and other key employees and consultants of the Company with additional incentives to exert their best efforts on behalf of the Company, to increase their proprietary interest in the success of the Company, to award outstanding performance, and to attract and retain executive personnel of outstanding ability. The effective date of the Incentive Plan was January 2, 1997.

  Awards under the Incentive Plan to officers and other key employees of, and consultants to, the Company may be granted by the Compensation Committee of the Board of Directors, which will administer the Incentive Plan. Awards under the Incentive Plan may include: (i) options to purchase shares of Common Stock, including incentive stock options, non-qualified stock options or both, which options may contain automatic reload features; (ii) stock appreciation rights, whether in conjunction with the grant of stock options or independent of such grant, or stock appreciation rights that are only exercisable in the event of a change in control of the Company (as defined in the Incentive Plan) or upon other events; (iii) restricted stock, in which Common Stock is granted to participants subject to restrictions on transferability and other restrictions, which lapse over time; (iv) deferred stock, in which delivery of Common Stock occurs upon expiration of a deferral period; (v) bonus stock, consisting of a right to receive Common Stock in an amount determined with reference to a fixed bonus amount; (vi) dividend equivalents, consisting of a right to receive cash, other awards, or other property equal in value to dividends paid with respect to a specified number of shares of Common Stock, or other periodic payments; or (vii) other awards not otherwise provided for, the value of which are based in whole or in part upon the value of the Common Stock. The Compensation Committee is composed of three Independent Directors.

  The Incentive Plan also provides that each person who becomes a director, but who is not an officer or employee of the Company, upon appointment to the Board of Directors will receive a non-discretionary automatic grant of non-qualified stock options for the purchase of 5,000 shares of Common Stock, which options shall vest in four equal installments over a period of four years from the date of grant. Accordingly, on January 28, 1997, firm non-employee directors of the Company were each granted options to purchase 5,000 shares of Common Stock at an exercise price of $10.00 per share, which options will vest in four equal installments over a four-year period from the date of grant and on June 26, 1997, a newly-appointed director was granted options to purchase 5,000 shares of Common Stock at an exercise price of $10.00 per share, which options also vest in four equal installments over a four-year period. In addition, each non-employee director is entitled to receive on June 26 of each year that he or she serves as a director of the Company options to purchase an additional 1,250 shares of Common Stock, which options shall vest on the date of grant. Accordingly, on June 26, 1997, the six non-employee directors of the Company were granted options to purchase an aggregate of 7,500 shares of Common Stock at an exercise price of $10.00 per share. The exercise price for each share of Common Stock subject to the non-employee directors' options is equal to the fair market value of the Common Stock on the date the option is granted.

  The flexible terms of the Incentive Plan are intended, among other things, to permit the Compensation Committee of the Board of Directors, which administers the Incentive Plan, to impose performance conditions with respect to any award to officers and key employees, thereby requiring forfeiture of all or a part of any award if performance objectives are not met, or linking the time of exercisability or settlement of an award to the achievement of performance conditions. Awards granted under the Incentive Plan are generally not assignable or transferable except by the laws of descent and distribution.

  The Compensation Committee has the authority under the Incentive Plan, among other things, to: (i) select the officers and other key employees and consultants entitled to receive awards under the Incentive Plan; (ii) determine the form of awards, or combinations thereof, and whether such awards are to operate on a tandem basis or in conjunction with other awards; (iii) determine the number of shares of Common Stock or rights covered by an award; and (iv) determine the terms and conditions of any awards granted under the Incentive Plan, including, any restrictions or limitations on transfer, any vesting schedules or the acceleration thereof, and any forfeiture or termination provisions (or waivers thereof) including, but not limited to, in connection with a determination that an Incentive Plan participant has been terminated for cause (as defined in the Incentive Plan). Other than with respect to the grant of non-discretionary stock options to non-employee directors as described above, the exercise price at which shares of Common Stock may be purchased pursuant to the grant of stock options under the Incentive Plan is required to be determined by the Compensation Committee at the time of grant in its discretion, which discretion includes the ability to set an exercise price that is below the fair market value of the shares of Common Stock covered by such grant at the time of grant. In addition, unless otherwise provided by the Compensation Committee in an award agreement, all restrictions relating to the continued performance of services and/or the achievement of performance objectives will immediately lapse upon a change in control of the Company.

  Subject to anti-dilution provisions for stock splits, stock dividends and similar events, the total number of shares of Common Stock that are reserved and available for issuance under the Incentive Plan is the greater of 500,000 or 5% of the total number of shares of Common Stock outstanding on a fully diluted basis, assuming, if applicable, the conversion of all warrants and convertible securities into Common Stock. No awards may be granted under the Incentive Plan to any person who, assuming exercise or settlement of all options and rights held by such person, would own or be deemed to own more than 9.8% in number of shares or value of any class of capital stock of the Company.

  The Incentive Plan may be amended, altered, suspended, discontinued, or terminated by the Board of Directors without stockholder approval unless such approval is required by law or regulation or under the rules of any stock exchange or automated quotation system on which the Common Stock is then listed or quoted.

INVOLVEMENT OF OFFICERS IN CERTAIN LEGAL PROCEEDINGS

  On November 15, 1994, Citadel Funding Corporation ("Citadel") and certain of its principals, including Michael A. J. Farrell (the "respondents"), entered into a Decision and Order of Acceptance of Respondents' Offer of Settlement (the "DBCC Settlement") with the National Association of Securities Dealers, Inc. District Business Conduct Committee for District No. 3 (the "DBCC"), pursuant to which the respondents consented to censure, a fine of $150,000 jointly and severally among the respondents and a thirty calendar day suspension of Mr. Farrell from being associated with any member of the National Association of Securities Dealers. The DBCC had alleged in its complaint against the respondents that Citadel had failed to maintain the minimum net capital required by Commission Rule 15c3-1 and that Mr. Farrell had acted in a capacity which required registration as a general securities principal prior to his qualification as such a principal. The disputed net capital issue involved a determination as to whether Citadel was acting as agent or principal in certain transactions and, consequently, whether Citadel was required to maintain capital against such amounts.

  In a statement of mitigating circumstances submitted to the DBCC, respondents stated that the violations alleged in the DBCC complaint involved complex and highly technical provisions of the Commission's net capital rule and that Citadel had acted in reliance upon an opinion from the accounting firm which it had retained that the transactions in question were not principal transactions. The respondents further stated that no customer suffered any harm as a result of any of the violations alleged by the DBCC and that none of the respondents obtained any monetary benefit as a result of the alleged violations. Subsequent to the DBCC Settlement, the respondents and certain other principals of Citadel entered into a settlement agreement whereby the accounting firm which had provided the opinion agreed to pay a cash settlement to such respondents and principals.

                            PRINCIPAL STOCKHOLDERS

  The following table sets forth certain information as of August 31, 1997, relating to the beneficial ownership of the Common Stock by (i) all persons known by the Company to beneficially own more than 5% of the outstanding shares of the Common Stock, (ii) each executive officer and director of the Company and (iii) all officers and directors of the Company as a group.

                                         SHARES BENEFICIALLY OWNED
                                         ----------------------------------
NAME AND ADDRESS OF BENEFICIAL OWNER        NUMBER              PERCENT
------------------------------------     --------------       -------------
Michael A. J. Farrell
 Annaly Mortgage Management, Inc.
 1500 Harbor Blvd.
 Weehawken, NJ 07087....................     45,000                1.2%
Timothy J. Guba
 Annaly Mortgage Management, Inc.
 1500 Harbor Blvd.
 Weehawken, NJ 07087....................     25,300                 *
Wellington J. St. Claire
 Annaly Mortgage Management, Inc.
 1500 Harbor Blvd.
 Weehawken, NJ 07087....................     23,000                 *
Kathryn F. Fagan
 Annaly Mortgage Management, Inc.
 1500 Harbor Blvd.
 Weehawken, NJ 07087....................      1,000                 *
Kevin P. Brady
 KPB Associates
 12 Macatom Drive
 Cranford, NJ 07016-1632................      2,750(1)              *
Spencer I. Browne
 World Trade Center
 650 South Cherry Street
 Denver, CO 80222.......................      8,750(1)              *
John S. Grace
 55 Brookville Road
 P.O. Box 163
 Glen Head, NY 11545-0163...............    126,250(1)(2)          3.4%
Jonathan D. Green
 Rockefeller Group
 1230 Avenue of the Americas
 5th Floor
 New York, NY 10017.....................      3,750(1)              *
John A. Lambiase
 1489 Sweetbay Circle
 Palm City, FL 34990....................     11,250(1)              *
Donnell A. Segalas
 Village Road
 New Vernon, NJ 07976...................      6,250(1)              *

                                             SHARES BENEFICIALLY OWNED
                                             ----------------------------------
NAME AND ADDRESS OF BENEFICIAL OWNER            NUMBER              PERCENT
------------------------------------         --------------       -------------
Zweig-DiMenna Associates LLC
 900 Third Avenue
 30th Floor
 New York, NY 10022.........................    205,000(3)             5.4%
Frorer Partners, L.P.
 419 Hilbrook Road
 Bryn Mawr, PA 19010(4).....................    250,000                6.6%
Eaton Vance Total Return Portfolio
 24 Federal Street
 Boston, MA 02110-2512(5)...................    350,000                9.3%
Wellington Management Company, LLP
 75 State Street
 19th Floor
 Boston, MA 02109...........................    350,000(6)             9.3%
Continental Casualty Company
 667 Madison Avenue
 7th Floor
 New York, NY 10021-8087....................    300,000                8.0%
Kramer Spellman, L.P.
 2050 Center Avenue
 Suite 300
 Fort Lee, NJ 07024.........................    350,000(7)             9.3%
Boston Provident Partners, L.P.
 c/o Kramer Spellman, L.P.
 2050 Center Avenue
 Suite 300
 Fort Lee, NJ 07024.........................    210,000(7)             5.6%
All Executive Officers and Directors as a
 Group (10 persons).........................    253,300(1)(2)          6.7%

--------
*    Represents beneficial ownership of less than one percent of the Common
     Stock.
(1) Includes 1,250 shares of Common Stock subject to vested options granted under the Company's Incentive Plan to each of the following non-employee directors of the Company: Kevin P. Brady; Spencer I. Browne; John S. Grace; Jonathan D. Green; John A. Lambiase and Donnell A. Segalas.
(2) Includes 35,000 shares held by Sterling Grace Capital Management, L.P., as to which Mr. Grace may be deemed to have sole voting and dispositive power, and 35,000 shares held by Anglo-American Securities Fund, L.P., 20,000 shares held by Drake Associates, L.P. and 10,000 shares held by Diversified Long Term Growth Fund, L.P., as to which Mr. Grace may be deemed to have shared voting and dispositive power. Mr. Grace disclaims beneficial ownership of all shares held by such limited partnerships in excess of his pecuniary interest.
(3) Includes 133,000 shares of Common Stock held by Zweig-DiMenna Partners, L.P. ("ZD Partners") and 72,000 shares of Common Stock held by Zweig-DiMenna Special Opportunities, L.P. ("ZD Opportunities"). Zweig-DiMenna Associates LLC ("ZD Associates") is the general partner of ZD Partners and ZD Opportunities and, therefore, may be deemed to have voting or dispositive control of the shares held by ZD Partners and ZD Opportunities. ZD Associates may be deemed to be affiliated with Zweig-DiMenna International Managers, Inc. ("ZD International Managers") which acts as investment manager to Zweig-DiMenna International Ltd. ("ZD International"). ZD International also owns 145,000 shares of Common Stock. ZD Associates and ZD International Managers may be deemed to have voting or dispositive control of the shares held by ZD International. Each entity disclaims beneficial ownership of all shares in excess of its pecuniary interest.
(4) The general partners of Frorer Partners, L.P. are Frorer Capital Management, Inc. and Peter H. Frorer. Each general partner disclaims beneficial ownership in excess of its pecuniary interest.
(5) Eaton Vance Total Return Portfolio is a mutual fund managed by Eaton Vance Management and, therefore, may be deemed to have voting or dispositive control of the shares held by Eaton Vance Management.

(6) Wellington Management Company, LLP, ("WMC") is an investment adviser registered with the Commission under the Investment Advisers Act of 1940, as amended. WMC, in its capacity as investment adviser, may be deemed to have beneficial ownership of 350,000 shares of Common Stock that are owned by numerous investment advisory clients, only one of which, Bay Pond Partners, L.P., is known to have such interest with respect to more than 5% of the class. WMC, in such capacity, has shared voting power with respect to 325,500 shares of Common Stock and shared dispositive power with respect to 350,000 shares of Common Stock.

(7) Kramer Spellman, L.P. serves as general partner to investment partnerships, including Boston Provident Partners, L.P., and as discretionary investment manager to managed accounts which, in the aggregate, own 350,000 shares of Common Stock of the Company. 210,000 of these 350,000 shares are owned by Boston Provident Partners, L.P. Orin S. Kramer and Jay Spellman are the general partners of Kramer, Spellman, L.P. Kramer Spellman, L.P. and Messrs. Kramer and Spellman disclaim beneficial ownership of all shares held by any entity in excess of their respective pecuniary interests.

                             SELLING STOCKHOLDERS

  The following table sets forth the name of each Selling Stockholder, the aggregate number of shares of Common Stock beneficially owned by each Selling Stockholder as of August 31, 1997, the aggregate number of shares of Common Stock registered hereby that each Selling Stockholder is offering pursuant to this Prospectus, and the aggregate number of shares of Common Stock that will be beneficially owned by each Selling Stockholder after completion of the Offering. All of the 845,000 shares of Common Stock offered by Selling Stockholders are issued and outstanding as of the date of this Prospectus. To the knowledge of the Company, none of the Selling Stockholders has had within the past three years any material relationship with the Company or any of its predecessors or affiliates.

                                                     SHARES TO BE
                                         SHARES     OFFERED FOR THE    SHARES
                                      BENEFICIALLY      SELLING     BENEFICIALLY
                                     OWNED PRIOR TO  STOCKHOLDER'S  OWNED AFTER
       SELLING STOCKHOLDERS           THE OFFERING      ACCOUNT     THE OFFERING
       --------------------          -------------- --------------- ------------
Argonant Investment Fund Ltd.......      21,600          21,600             0
Argonant Partnership, L.P..........      58,500          58,500             0
CCC Designated Acct. High Yield....      30,000          30,000             0
C.I. Global Financial Services
 Sector............................     100,000         100,000             0
Continental Casualty Company.......     270,000         270,000             0
Dawson Development Company LP......      50,000          50,000             0
4-G Investment Group...............      20,000          20,000             0
Gerstentaber Investments, L.P......       9,900           9,900             0
McColl Partners Limited
 Partnership.......................      35,000          35,000             0
Rath Foundation, Inc...............     120,000          60,000        60,000
Turnberry Capital Management, L.P..      50,000          50,000             0
Vauban Investissement, S.A.........      10,000          10,000             0
West Broadway Partners, LP.........      37,500          37,500             0
West Broadway Partners, Securities.      12,500          12,500             0
Wheaton Securities, Inc............       5,000           5,000             0
Williamson Investors L.P...........      25,000          25,000             0
WRL Series Fund, Inc. Balanced
 Portfolio.........................      50,000          50,000             0
                                        -------         -------        ------
 Total.............................     905,000         845,000        60,000
                                        =======         =======        ======

                   CERTAIN FEDERAL INCOME TAX CONSIDERATIONS

GENERAL

  The following discussion summarizes certain Federal income tax considerations to the Company and the purchasers of the Common Stock. Although the following summary does not purport to describe all of the tax considerations that may be relevant to a prospective purchaser of Shares, in the opinion of Morgan, Lewis & Bockius LLP, special tax counsel to the Company, such summary describes the material United States Federal income tax consequences to a holder of shares of Common Stock. Opinions of tax counsel have no binding effect or official status of any kind, and no assurance can be given that the conclusions set out below would be sustained by a court if challenged by the IRS. This discussion does not address tax considerations applicable to certain types of investors subject to special treatment under the Federal income tax laws (including financial institutions, insurance companies, broker-dealers and, except to the extent discussed below, tax-exempt entities and foreign taxpayers) and it does not discuss any aspects of state, local or foreign tax law. This discussion assumes that investors will hold their Common Stock as a "capital asset" (generally, property held for investment) under the Code. Prospective investors are advised to consult their tax advisors as to the specific tax consequences of purchasing, holding and disposing of the Common Stock, including the application and effect of Federal, state, local and foreign income and other tax laws.

  The Company will elect to become subject to tax as a REIT, for Federal income tax purposes, commencing with the taxable year ending December 31, 1997. The Board of Directors of the Company currently expects that the Company will continue to operate in a manner that will permit the Company to maintain its qualification as a REIT for the taxable year ending December 31, 1997, and in each taxable year thereafter. This treatment will permit the Company to deduct dividend distributions to its stockholders for Federal income tax purposes, thus effectively eliminating the "double taxation" that generally results when a corporation earns income and distributes that income to its stockholders in the form of dividends.

  In the opinion of Morgan, Lewis & Bockius LLP, special tax counsel to the Company, the Company will meet the requirements for qualification as a REIT under the Code commencing with the Company's taxable year ending December 31, 1997, and the Company's current and contemplated method of operation described in this Prospectus and as represented by the Company will enable it to continue to satisfy the requirements for such qualification. This opinion is based on various assumptions relating to the organization and operation of the Company and is conditioned upon certain representations made by the Company as to certain factual matters. The continued qualification and taxation of the Company as a REIT will depend upon the Company's ability to meet, on a continuing basis, distribution levels and diversity of stock ownership, and the various qualification tests imposed by the Code as discussed below. This opinion is based on the law existing and in effect on the date hereof which is subject to change, possibly retroactively.

  There can be no assurance, however, that the Company will qualify as a REIT in any particular taxable year, given the highly complex nature of the rules governing REITs, the ongoing importance of factual determinations and the possibility of future changes in the circumstances of the Company. If the Company were not to qualify as a REIT in any particular year, it would be subject to Federal income tax as a regular, domestic corporation, and its stockholders would be subject to tax in the same manner as stockholders of such corporation. In this event, the Company could be subject to potentially substantial income tax liability in respect of each taxable year that it fails to qualify as a REIT, and the amount of earnings and cash available for distribution to its stockholders could be significantly reduced or eliminated.

  The following is a brief summary of certain technical requirements that the Company must meet on an ongoing basis in order to qualify, and remain qualified, as a REIT under the Code:

 STOCK OWNERSHIP TESTS

  (i) The capital stock of the Company must be transferable, (ii) the capital stock of the Company must be held by at least 100 persons during at least 335 days of a taxable year of 12 months (or during a proportionate part of a taxable year of less than 12 months), and (iii) no more than 50% of the value of such capital stock may be owned, directly or indirectly, by five or fewer individuals (as defined in the Code to include certain entities) at any time during the last half of the taxable year. Tax-exempt entities, other than private foundations, certain unemployment compensation trusts and certain charitable trusts are generally not treated as individuals for these purposes. The requirements of items (ii) and (iii) above are not applicable to the first taxable year for which an election to be taxed as a REIT is made. However, these stock ownership requirements must be satisfied in the Company's second taxable year and in each subsequent taxable year. The Articles of Incorporation provide restrictions regarding the transfer of the Company's shares in order to aid in meeting the stock ownership requirements. See "Description of Capital Stock--Restrictions on Ownership and Transfer."

 ASSET TESTS

  The Company must generally meet the following asset tests (the "REIT Asset Tests") at the close of each quarter of each taxable year:

    (a) at least 75% of the value of the Company's total assets must consist of Qualified REIT Real Estate Assets, government securities, cash and cash items (the "75% Asset Test"); and

    (b) the value of securities held by the Company but not taken into account for purposes of the 75% Asset Test must not exceed (i) 5% of the value of the Company's total assets in the case of securities of any one issuer, or (ii) 10% of the outstanding voting securities of any such issuer.

  At June 30, 1997, 100% of the Company's assets were Qualified REIT Real Estate Assets. The Company expects that substantially all of its assets will continue to be Qualified REIT Real Estate Assets. In addition, the Company does not expect that the value of any security of any one entity would ever exceed 5% of the Company's total assets, and the Company does not expect to own more than 10% of any one issuer's voting securities.

  The Company monitors closely the purchase, holding and disposition of its assets in order to comply with the REIT Asset Tests. In particular, the Company intends to limit and diversify its ownership of any assets not qualifying as Qualified REIT Real Estate Assets to less than 25% of the value of the Company's assets and to less than 5%, by value, of any single issuer. If it is anticipated that these limits would be exceeded, the Company intends to take appropriate measures, including the disposition of non-qualifying assets, to avoid exceeding such limits.

 GROSS INCOME TESTS

  The Company must generally meet the following gross income tests (the "REIT Gross Income Tests") for each taxable year:

    (a) at least 75% of the Company's gross income must be derived from certain specified real estate sources including interest income and gain from the disposition of Qualified REIT Real Estate Assets or "qualified temporary investment income" (i.e., income derived from "new capital" within one year of the receipt of such capital) (the "75% Gross Income Test");

    (b) at least 95% of the Company's gross income for each taxable year must be derived from sources of income qualifying for the 75% Gross Income Test, dividends, interest, and gains from the sale of stock or other securities (including certain interest rate swap and cap agreements entered into to hedge variable rate debt incurred to acquire Qualified REIT Real Estate Assets) not held for sale in the ordinary course of business (the "95% Gross Income Test"); and

    (c) less than 30% of the Company's gross income is derived from the sale of Qualified REIT Real Estate Assets held for less than four years, stock or securities held for less than one year (including certain interest rate swap and cap agreements entered into to hedge variable rate debt incurred to acquire Qualified Real Estate Assets) and certain "dealer" property (the "30% Gross Income Test"). Pursuant to recently enacted legislation, the 30% Gross Income Test has been repealed for taxable years beginning after August 5, 1997. See "--Recent Legislation."

  The Company intends to maintain its REIT status by carefully monitoring its income, including income from hedging transactions and sales of Mortgage-Backed Securities, to comply with the REIT Gross Income Tests. In particular, the Company will treat income generated by its interest rate caps and other hedging instruments as non-qualifying income for purposes of the 95% Gross Income Test unless it receives advice from its tax advisor that such income constitutes qualifying income for purposes of such test. Under certain circumstances, for example, (i) the sale of a substantial amount of Mortgage-Backed Securities to repay borrowings in the event that other credit is unavailable or (ii) an unanticipated decrease in the qualifying income of the Company which may result in the non-qualifying income exceeding 5% of gross income or a breach of the 30% Gross Income Test, the Company may be unable to comply with certain of the REIT Gross Income Tests. See "--Taxation of the Company" for a discussion of the tax consequences of failure to comply with the REIT Provisions of the Code.

 RECENT LEGISLATION

  Under legislation which was enacted as part of the Taxpayer Relief Act of 1997, the 30% Gross Income Test has been repealed, facilitating disposition of Qualified REIT Real Estate Assets or other stock or securities held by the Company. In addition, the categories of hedges of the Company's liabilities (incurred to acquire or carry Qualified REIT Real Estate Assets) which may produce income or gain on sale qualifying under the 95% Gross Income Test has been expanded to include options, futures contracts, forward rate agreements or similar financial instruments. However, hedges of the Company's Qualified REIT Real Estate Assets themselves would still not produce income qualifying under either the 95% Gross Income Test or the 75% Gross Income Test, limiting the Company's ability to hedge its interest rate and prepayment risks.

  Under the recent legislation, a REIT may elect to retain, rather than distribute, its net long-term capital gains and pay the tax on such gains, while its stockholders include their proportionate share of the undistributed long-term capital gains in income and receive a credit for their share of the tax paid by the REIT.

  This legislation is effective for taxable years of the Company beginning after August 5, 1997.

 DISTRIBUTION REQUIREMENT

  The Company must generally distribute to its stockholders an amount equal to at least 95% of the Company's REIT taxable income before deductions of dividends paid and excluding net capital gain and certain non-cash income (including original issue discount and cancellation of indebtedness income).

TAXATION OF THE COMPANY

  In any year in which the Company qualifies as a REIT, the Company will generally not be subject to Federal income tax on that portion of its REIT taxable income or capital gain which is distributed to its stockholders. The Company will, however, be subject to Federal income tax at normal corporate income tax rates upon any undistributed taxable income or capital gain.

  Notwithstanding its qualification as a REIT, the Company may also be subject to tax in certain other circumstances. If the Company fails to satisfy either the 75% or the 95% Gross Income Test, but nonetheless maintains its qualification as a REIT because certain other requirements are met, it will generally be subject to a 100% tax on the greater of the amount by which the Company fails either the 75% or the 95% Gross Income Test. The Company will also be subject to a tax of 100% on net income derived from any "prohibited transaction," and if the Company has (i) net income from the sale or other disposition of "foreclosure property" which is held primarily for sale to customers in the ordinary course of business or (ii) other non-qualifying income from foreclosure property, it will be subject to Federal income tax on such income at the highest corporate income tax rate. In addition, if the Company fails to distribute during each calendar year at least the sum of (i) 85% of its REIT ordinary income for such year and (ii) 95% of its REIT capital gain net income for such year, the Company would be subject to a 4% Federal excise tax on the excess of such required distribution over the amounts actually distributed during the taxable year, plus any undistributed amount of ordinary and capital gain net income from the preceding taxable year. The Company may also be subject to the corporate alternative minimum tax, as well as other taxes in certain situations not presently contemplated.

  If the Company fails to qualify as a REIT in any taxable year and certain relief provisions of the Code do not apply, the Company would be subject to Federal income tax (including any applicable alternative minimum tax) on its taxable income at the regular corporate income tax rates. Distributions to stockholders in any year in which the Company fails to qualify as a REIT would not be deductible by the Company, nor would they generally be required to be made under the Code. Further, unless entitled to relief under certain other provisions of the Code, the Company would also be disqualified from re-electing REIT status for the four taxable years following the year during which it became disqualified.

  The Company intends to monitor on an ongoing basis its compliance with the REIT requirements described above. In order to maintain its REIT status, the Company will be required to limit the types of assets that the Company might otherwise acquire, or hold certain assets at times when the Company might otherwise have determined that the sale or other disposition of such assets would have been more prudent.

TAXABLE SUBSIDIARIES

  Hedging activities and the creation of Mortgage-Backed Securities through securitization may be done through a taxable subsidiary of the Company. The Company and one or more other entities may form and capitalize one or more taxable subsidiaries. In order to ensure that the Company would not violate the more than 10% voting stock of a single issuer limitation described above, the Company would own only nonvoting preferred and common stock and the other entities would own all of the voting common stock. The value of the Company's investment in such a subsidiary must also be limited to less than 5% of the value of the Company's total assets at the end of each calendar quarter so that the Company can also comply with the 5% of value, single issuer asset limitation described above under "--General--Asset Tests." The taxable subsidiary would not elect REIT status and would distribute only net after-tax profits to its stockholders, including the Company. Before the Company engages in any hedging or securitization activities or forms any such taxable subsidiary corporation, the Company will obtain an opinion of its tax advisor to the effect that such activities or the formation and contemplated method of operation of such corporation will not cause the Company to fail to satisfy the REIT Asset and REIT Gross Income Tests.

TAXATION OF STOCKHOLDERS; COMMON STOCK

  Distributions (including constructive distributions) made to holders of Common Stock, other than tax-exempt entities, will generally be subject to tax as ordinary income to the extent of the Company's current and accumulated earnings and profits as determined for Federal income tax purposes. If the amount distributed exceeds a stockholder's allocable share of such earnings and profits, the excess will be treated as a return of capital to the extent of the stockholder's adjusted basis in the Common Stock, which will reduce the stockholder's basis in the Common Stock but not be subject to tax, and thereafter as a gain from the sale or exchange of a capital asset.

  Distributions designated by the Company as capital gain dividends will generally be subject to tax as long-term capital gain to stockholders, to the extent that the distribution does not exceed the Company's actual net capital gain for the taxable year. Distributions by the Company, whether characterized as ordinary income or as capital gain, are not eligible for the corporate dividends received deduction. In the event that the Company realizes a loss for the taxable year, stockholders will not be permitted to deduct any share of that loss. Further, if the Company (or a portion of its assets) were to be treated as a taxable mortgage pool, any "excess inclusion income" that is allocated to a stockholder would not be allowed to be offset by a net operating loss of such stockholder. See "Risk Factors--Legal and Other Risks-- Taxable Mortgage Pool Risk; Increased Taxation." Future Treasury Department regulations may require that the stockholders take into account, for purposes of computing their individual alternative minimum tax liability, certain tax preference items of the Company.

  Dividends declared during the last quarter of a taxable year and actually paid during January of the following taxable year are generally treated as if received by the stockholder on December 31 of the taxable year in which declared and not on the date actually received. In addition, the Company may elect to treat certain other dividends distributed after the close of the taxable year as having been paid during such taxable year, but stockholders will be treated as having received such dividend in the taxable year in which the distribution is actually made.

  Upon a sale or other disposition of the Common Stock, a stockholder will generally recognize a capital gain or loss in an amount equal to the difference between the amount realized and the stockholder's adjusted basis in such stock, which gain or loss will be long-term if the stock has been held for more than one year. Any loss on the sale or exchange of a share of Common Stock held by a stockholder for six months or less will generally be treated as a long-term capital loss to the extent of any long-term capital gain dividends received by such stockholder with respect to such share of its stock.

  The Company is required under the Code to demand annual written statements from the record holders of designated percentages of its capital stock disclosing the actual and constructive ownership of such stock and to maintain permanent records showing the information it has received as to the actual and constructive ownership of such stock and a list of those persons failing or refusing to comply with such demand.

  In any year in which the Company does not qualify as a REIT, distributions made to its stockholders would be taxable in the same manner discussed above, except that no distributions could be designated as capital gain dividends, distributions would be eligible for the corporate dividends received deduction, the excess inclusion income rules would not apply to the stockholders, and stockholders would not receive any share of the Company's tax preference items. In such event, however, the Company could be subject to potentially substantial Federal income tax liability, and the amount of earnings and cash available for distribution to its stockholders could be significantly reduced or eliminated.

TAXATION OF TAX-EXEMPT ENTITIES

  Subject to the discussion below regarding a "pension-held REIT," a tax-exempt stockholder is generally not subject to tax on distributions from the Company or gain realized on the sale of the Common Stock, provided that such stockholder has not incurred indebtedness to purchase or hold its Common Stock, that its shares are not otherwise used in an unrelated trade or business of such stockholder, and that the Company, consistent with its present intent, does not hold a residual interest in a REMIC that gives rise to "excess inclusion" income as defined under section 860E of the Code. If the Company were to be treated as a "taxable mortgage pool," however, a substantial portion of the dividends paid to a tax-exempt stockholder may be subject to tax as UBTI. Although the Company does not believe that the Company, or any portion of its assets, will be treated as a taxable mortgage pool, no assurance can be given that the IRS might not successfully maintain that such a taxable mortgage pool exists. See "Risk Factors--Legal and Other Risks--Taxable Mortgage Pool Risk; Increased Taxation."

  If a qualified pension trust (i.e., any pension or other retirement trust that qualifies under section 401(a) of the Code) holds more than 10% by value of the interests in a "pension-held REIT" at any time during a taxable year, a substantial portion of the dividends paid to the qualified pension trust by such REIT may constitute UBTI. For these purposes, a "pension-held REIT" is any REIT (i) that would not have qualified as a REIT but for the provisions of the Code which look through qualified pension trust stockholders to the qualified pension trust's beneficiaries in determining ownership of stock of the REIT and (ii) in which at least one qualified pension trust holds more than 25% by value of the interests of such REIT or one or more qualified pension trusts (each owning more than a 10% interest by value in the REIT) hold in the aggregate more than 50% by value of the interests in such REIT. Assuming compliance with the Ownership Limit provisions described in "Description of Capital Stock--Restrictions on Ownership and Transfer," it is unlikely that pension plans will accumulate sufficient stock to cause the Company to be treated as a pension-held REIT.

  Distributions to certain types of tax-exempt stockholders exempt from Federal income taxation under sections 501 (c) (7), (c) (9), (c) (17), and (c)
(20) of the Code may also constitute UBTI, and such prospective investors should consult their tax advisors concerning the applicable "set aside" and reserve requirements.

STATE AND LOCAL TAXES

  The Company and its stockholders may be subject to state or local taxation in various jurisdictions, including those in which it or they transact business or reside. The state and local tax treatment of the Company and its stockholders may not conform to the Federal income tax consequences discussed above. Consequently, prospective stockholders should consult their own tax advisors regarding the effect of state and local tax laws on an investment in the Common Stock.

CERTAIN UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS APPLICABLE TO FOREIGN HOLDERS

  The following discussion summarizes certain United States Federal tax consequences of the acquisition, ownership and disposition of the Common Stock by a purchaser of the Common Stock that, for United States Federal income tax purposes, is not a "United States person" (a "Non-United States Holder"). For purposes of this discussion, a "United States person" means: a citizen or resident of the United States; a corporation, partnership, or other entity created or organized in the United States or under the laws of the United States or of any political subdivision thereof; or an estate or trust whose income is includible in gross income for United States Federal income tax purposes regardless of its source. This discussion does not consider any specific facts or circumstances that may apply to a particular Non-United States Holder. Prospective investors are urged to consult their tax advisors regarding the United States Federal tax consequences of acquiring, holding and disposing of Common Stock, as well as any tax consequences that may arise under the laws of any foreign, state, local or other taxing jurisdiction.

 DIVIDENDS

  Dividends paid by the Company out of earnings and profits, as determined for United States Federal income tax purposes, to a Non-United States Holder will generally be subject to withholding of United States Federal income tax at the rate of 30%, unless reduced or eliminated by an applicable tax treaty or unless such dividends are treated as effectively connected with a United States trade or business. Distributions paid by the Company in excess of its earnings and profits will be treated as a tax-free return of capital to the extent of the holder's adjusted basis in his Common Stock, and thereafter as gain from the sale or exchange of a capital asset as described below. If it cannot be determined at the time a distribution is made whether such distribution will exceed the earnings and profits of the Company, the entire distribution will be subject to withholding at the same rate as dividends. Amounts so withheld, however, will be refundable or creditable against the Non-United States Holder's United States Federal tax liability if it is subsequently determined that such distribution was, in fact, in excess of the earnings and profits of the Company. If the receipt of the dividend is treated as being effectively connected with the conduct of a trade or business within the United States by a Non-United States Holder, the dividend received by such holder will be subject to the United States Federal income tax on net income that applies to United States persons generally (and, with respect to corporate holders and under certain circumstances, the branch profits tax).

 GAIN ON DISPOSITION

  A Non-United States Holder will generally not be subject to United States Federal income tax on gain recognized on a sale or other disposition of the Common Stock unless (i) the gain is effectively connected with the conduct of a trade or business within the United States by the Non-United States Holder,
(ii) in the case of a Non-United States Holder who is a nonresident alien individual and holds the Common Stock as a capital asset, such holder is present in the United States for 183 or more days in the taxable year and certain other requirements are met, or (iii) the Non-United States Holder is subject to tax under the FIRPTA rules discussed below. Gain that is effectively connected with the conduct of a trade or business within the United States by a Non-United States Holder will be subject to the United States Federal income tax on net income that applies to United States persons generally (and, with respect to corporate holders and under certain circumstances, the branch profits tax) but will not be subject to withholding. Non-United States Holders should consult applicable treaties, which may provide for different rules.

  The Company does not expect to hold assets that would be treated as "United States real property interests" under the provisions of the Foreign Investment in Real Property Tax Act of 1980 ("FIRPTA"). Therefore, the FIRPTA provisions relating to certain distributions to foreign persons and to certain gains realized by foreign persons on the sale of stock should not apply to non-United States Holders of the Common Stock.

 INFORMATION REPORTING AND BACKUP WITHHOLDING

  Under temporary United States Treasury regulations, United States information reporting requirements and backup withholding tax will generally not apply to dividends paid on the Common Stock to a Non-United States Holder at an address outside the United States. Payments by a United States office of a broker of the proceeds of a sale of the Common Stock is subject to both backup withholding at a rate of 31% and information reporting unless the holder certifies its Non-United States Holder status under penalties of perjury or otherwise establishes an exemption. Information reporting requirements (but not backup withholding) will also apply to payments of the proceeds of sales of the Common Stock by foreign offices of United States brokers, or foreign brokers with certain types of relationships to the United States, unless the broker has documentary evidence in its records that the holder is a Non-United States Holder and certain other conditions are met, or the holder otherwise establishes an exemption.

  Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules will be refunded or credited against the Non-United States Holder's United States Federal income tax liability, provided that the required information is furnished to the Internal Revenue Service.

  These information reporting and backup withholding rules are under review by the United States Treasury and their application to the Common Stock could be changed by future regulations.

                             ERISA CONSIDERATIONS

  The following is a summary of material considerations arising under the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and the prohibited transaction provisions of Section 4975 of the Code that may be relevant to a prospective purchaser of the Shares. The discussion does not purport to deal with all aspects of ERISA or Section 4975 of the Code that may be relevant to particular stockholders (including plans subject to Title I of ERISA, other retirement plants and IRAs subject to the prohibited transaction provisions of Section 4975 of the Code, and governmental plans or church plans that are exempt from ERISA and Section 4975 of the Code but that may be subject to state law requirements) in light of their particular circumstances.

  The discussion is based on current provisions of ERISA and the Code, existing and currently proposed regulations under ERISA and the Code, the legislative history of ERISA and the Code, existing administrative rulings of the Department of Labor ("DOL") and reported judicial decisions. No assurance can be given that legislative, judicial, or administrative changes will not affect the accuracy of any statements herein with respect to transactions entered into or contemplated prior to the effective date of such changes.

  A FIDUCIARY MAKING THE DECISION TO INVEST IN SHARES ON BEHALF OF A PROSPECTIVE PURCHASER THAT IS AN EMPLOYEE BENEFIT PLAN, A TAX-QUALIFIED RETIREMENT PLAN OR AN IRA SHOULD CONSULT ITS OWN LEGAL ADVISOR REGARDING THE SPECIFIC CONSIDERATIONS ARISING UNDER ERISA, SECTION 4975 OF THE CODE AND STATE LAW WITH RESPECT TO THE PURCHASE, OWNERSHIP OR SALE OF THE COMMON STOCK BY SUCH PLAN OR IRA.

EMPLOYEE BENEFIT PLANS, TAX-QUALIFIED RETIREMENT PLANS AND IRAS

  Each fiduciary of a pension, profit-sharing, retirement or other employee benefit plan (a "Plan") subject to Title I of ERISA should consider carefully whether an investment in Shares is consistent with the fiduciary's fiduciary responsibilities under ERISA. In particular, the fiduciary requirements of
Part 4 of Title I of ERISA require a Plan's investment to be (i) prudent and in the best interests of the Plan, its participants and its beneficiaries,
(ii) diversified in order to minimize the risk of large losses, unless it is clearly prudent not to do so, and (iii) authorized under the terms of the Plan's governing documents (provided the documents are consistent with ERISA). In determining whether an investment in all Shares is prudent for purposes of ERISA, the appropriate fiduciary of a Plan should consider all of the facts and circumstances, including whether the investment is reasonably designed, as a part of the Plan's portfolio for which the fiduciary has investment responsibility, to meet the objectives of the Plan, taking into consideration the risk of loss and opportunity for gain (or other return) from the investment and the diversification, cash flow and funding requirements of the Plan's portfolio. A fiduciary also should take into account the nature of the Company's business, the management of the Company, the length of the Company's operating history and the fact that certain investment assets may not have been identified yet.

  The fiduciary of an IRA or of a qualified retirement plan not subject to Title I of ERISA because it is a governmental or church plan or because it does not cover common law employees (a "Non-ERISA Plan") should consider that such an IRA or Non-ERISA Plan may only make investments that are authorized by the appropriate governing documents and under applicable state law.

  Fiduciaries of Plans and persons making the investment decision for an IRA or other Non-ERISA Plan should consider the application of the prohibited transaction provisions of ERISA and the Code in making their investment decision. A "party in interest" or "disqualified person" with respect to a Plan or with respect to a Plan or IRA subject to Code Section 4975 is subject to (i) an initial 10% excise tax on the amount involved in any prohibited transaction involving the assets of the Plan or IRA and (ii) an excise tax equal to 100% of the amount involved if any prohibited transaction is not corrected. If the disqualified person who engages in the transaction is the individual on behalf of whom an IRA is maintained (or his beneficiary), the IRA will lose its tax-exempt status and its assets will be deemed to have been distributed to such individual in a taxable distribution (and no excise tax will be imposed) on account of the prohibited transaction. In addition, a fiduciary who permits a Plan to engage in a transaction that the fiduciary knows or should know is a prohibited transaction may be liable to the Plan for any loss the Plan incurs as a result of the transaction or for any profits earned by the fiduciary in the transaction.

STATUS OF THE COMPANY UNDER ERISA

  The following section discusses certain principles that apply in determining whether the fiduciary requirements of ERISA and the prohibited transaction provisions of ERISA and the Code apply to an entity because one or more investors in the equity interests of the entity is a Plan or is a Non-ERISA Plan or IRA subject to Section 4975 of the Code. A Plan fiduciary also should consider the relevance of those principles to ERISA's prohibition on improper delegation of control over or responsibility for "plan assets" and ERISA's imposition of co-fiduciary liability on a fiduciary who participates in, permits (by action or inaction) the occurrence of, or fails to remedy a known breach by another fiduciary.

  If the assets of the Company are deemed to be "plan assets" under ERISA, (i) the prudence standards and other provisions of Part 4 of Title I of ERISA would be applicable to any transactions involving the Company's assets, (ii) persons who exercise any authority over the Company's assets, or who provide investment advice to the Company, would (for purposes of the fiduciary responsibility provisions of ERISA) be fiduciaries of each Plan that acquires Common Stock, and transactions involving the Company's assets undertaken at their direction or pursuant to their advice might violate their fiduciary responsibilities under ERISA, especially with regard to conflicts of interest,
(iii) a fiduciary exercising investment discretion over the assets of a Plan to cause it to acquire or hold the Shares could be liable under Part 4 of Title I of ERISA for transactions entered into by the Company that do not conform to ERISA standards of prudence and fiduciary responsibility, and (iv) certain transactions that the Company might enter into in the ordinary course of its business and operations might constitute "prohibited transactions" under ERISA and the Code.

  Regulations of the DOL defining "plan assets" (the "Plan Asset Regulations") generally provide that when a Plan or Non-ERISA Plan or IRA acquires a security that is an equity interest in an entity and the security is neither a "public-offered security" nor a security issued by an investment company registered under the Investment Company Act of 1940, the Plan's or IRA's assets include both the equity interest and an undivided interest in each of the underlying assets of the issuer of such equity interest, unless one or more exceptions specified in the Plan Asset Regulations are satisfied.

  The Plan Asset Regulations define a publicly-offered security as a security that is "widely-held," "freely transferable," and either part of a class of securities under the Exchange Act, or sold pursuant to an effective registration statement under the Securities Act (provided the securities are registered under the Exchange Act within 120 days after the end of the fiscal year of the issuer during which the offering occurred). The Shares are being sold in an offering registered under the Securities Act and will be registered under the Exchange Act. The Plan Asset Regulations provide that a security is "widely held" only if it is part of a class of securities that is owned by 100 or more investors independent of the issuer and of one another. A security will not fail to be widely held because the number of independent investors falls below 100 subsequent to the initial public offering as a result of events beyond the issuer's control. The Company anticipates that upon completion of the Offering, the Common Stock will be "widely held."

  The Plan Asset Regulations provide that whether a security is "freely transferable" is a factual question to be determined on the basis of all relevant facts and circumstances. The Plan Asset Regulations further provide that where a security is part of an offering in which the minimum investment is $10,000 or less (as is the case with the Offering), certain restrictions ordinarily will not, alone or in combination, affect a finding that such securities are freely transfer able. Generally, the restrictions on transfer enumerated in the Plan Asset Regulations as not affecting that finding include, among others: (i) any restriction on or prohibition against any transfer or assignment that would result in the termination or reclassification of an entity for federal or state tax purposes, or that otherwise would violate any federal or state law or court order, (ii) any requirement that advance notice of a transfer or assignment be given to the issuer, (iii) any administrative procedure that establishes an effective date, or an event (such as completion of an offering), prior to which a transfer or assignment will not be effective, and (iv) limitation or restriction on transfer or assignment that is not imposed by the issuer or a person acting on behalf of the issuer. The Company believes that the restrictions imposed under the Articles of Incorporation on the transfer of the Company's stock will not result in the failure of the Shares to be "freely transferable." However, no assurance can be given that the DOL or the Treasury Department will not reach a contrary conclusion.

  Assuming that the Common Stock will be "widely held" and that no other facts and circumstances other than those referred to in the preceding paragraph exist that restrict transferability of the Shares, the Shares should be publicly offered securities and the assets of the Company should not be deemed to be "plan assets" of any Plan, IRA or Non-ERISA Plan that invests in the Shares.

                         DESCRIPTION OF CAPITAL STOCK

GENERAL

  The authorized capital stock of the Company consists of 100,000,000 shares of Common Stock. Assuming the sale by the Company of 6,250,000 Shares in the Offering, 10,017,800 shares of Common Stock will be outstanding upon consummation of the Offering.

COMMON STOCK

 VOTING

  Each holder of Common Stock is entitled to one vote for each share held of record on each matter submitted to a vote of holders of Common Stock of the Company. The Company's Articles of Incorporation do not provide for cumulative voting and, accordingly, the holders of a majority of the outstanding shares of Common Stock have the power to elect all directors to be elected each year.

  The Company's bylaws provide that annual meetings of the stockholders of the Company are to be held each calendar year on such date as shall be determined by the Board of Directors or the President, and special meetings may be called by a majority of the Board of Directors, by the Chairman of the Board of Directors, by a majority of the Independent Directors, by the President or generally by stockholders entitled to cast at least 25% of the votes which all stockholders are entitled to cast at the meeting. The Articles of Incorporation of the Company may be amended in accordance with Maryland law, subject to certain limitations set forth in the Articles of Incorporation.

 DIVIDENDS; LIQUIDATION; OTHER RIGHTS

  The holders of shares of Common Stock are entitled to receive dividends when, as, and if declared by the Board of Directors out of funds legally available therefor. The right of holders of Common Stock to receive dividends shall be subject and subordinate to the rights of holders of preferred stock or other senior stock as may be authorized by the Company. In the event of liquidation, dissolution or winding up of the Company, the holders of Common Stock will share ratably in all assets of the Company remaining after the payment of liabilities and the payment of all liquidation and other preference amounts to holders of such classes of preferred stock or other senior stock as may be authorized by the Company. There are no preemptive or other subscription rights, conversion rights, or redemption or sinking fund provisions with respect to shares of Common Stock.

RESTRICTIONS ON OWNERSHIP AND TRANSFER

  In order that the Company may meet the requirements for qualification as a REIT, the Articles of Incorporation prohibit any person from acquiring or holding, directly or constructively, ownership of a number of shares of capital stock in excess of 9.8% (the "Ownership Limit") of the outstanding shares. See "Certain Federal Income Tax Considerations--General--Stock Ownership Tests." For this purpose the term "ownership" generally means either direct ownership or constructive ownership in accordance with the constructive ownership provisions of section 544 of the Code.

  The constructive ownership provisions of section 544 of the Code, generally attribute ownership of securities owned by a corporation, partnership, estate or trust proportionately to its stockholders, partners or beneficiaries; attribute ownership of securities owned by family members to other members of the same family; and set forth rules as to when securities constructively owned by a person are considered to be actually owned for the application of such attribution provisions (i.e., "reattribution"). For purposes of determining whether a person holds or would hold capital stock in excess of the Ownership Limit, a person will thus be treated as owning not only shares of capital stock actually owned, but also any shares of capital stock attributed to such person under the attribution rules described above. Accordingly, a person who individually owns less than 9.8% of the shares outstanding may nevertheless be in violation of the Ownership Limit.

  Any transfer of shares of capital stock that would result in disqualification of the Company as a REIT or that would (a) create a direct or constructive ownership of shares of capital stock in excess of the Ownership Limit, or (b) from and after the One Hundred Stockholder Date, result in the shares of capital stock being beneficially owned (within the meaning of section 856(a) of the Code) by fewer than 100 persons (determined without reference to any rules of attribution), or (c) result in the Company being "closely held" within the meaning of section 856(h) of the Code, will be null and void, and the intended transferee (the "purported transferee") will acquire no rights to such shares. The foregoing restrictions on transferability and ownership will not apply if the Board of Directors determines that it is no longer in the best interests of the Company to continue to qualify as a REIT.

  Any purported transfer of shares of capital stock that would result in a purported transferee owning (directly or constructively) shares of capital stock in excess of the Ownership Limit (except as otherwise waived by the Board of Directors as set forth below) due to the unenforceability of the transfer restrictions set forth above will constitute "Excess Securities." Excess Securities be transferred by operation of law to a trust to be established by the Company for the exclusive benefit of a charitable organization, until such time as the trustee of the trust, which shall be a banking institution designated as trustee by the Company which is unaffiliated with either the Company or the purported transferee, retransfers the Excess Securities. While the Excess Securities are held in trust, the purported transferee will not be entitled to vote or to share in any dividends or other distributions with respect to such securities. Subject to the Ownership Limit, Excess Securities may be transferred by the trust to any person (if such transfer would not result in Excess Securities) at a price not to exceed the price paid by the purported transferee (or, if no consideration was paid by the purported transferee, the fair market value of the Excess Securities on the date of the purported transfer), at which point the Excess Securities will automatically cease to be Excess Securities.

  From and after a purported transfer of Excess Securities, the purported transferee shall cease to be entitled to distributions, voting rights and other benefits with respect to such shares of the capital stock except the right to payment of the purchase price for the shares of capital stock or the retransfer of securities as provided above. Any dividend or distribution paid to a purported transferee on Excess Securities prior to the discovery by the Company that such shares of capital stock have been transferred in violation of the provisions of the Company's Articles of Incorporation shall be repaid to the Company upon demand. If the foregoing transfer restrictions are determined to be void, invalid or unenforceable by a court of competent jurisdiction, then the purported transferee of any Excess Securities may be deemed, at the option of the Company, to have acted as an agent on behalf of the Company in acquiring such Excess Securities and to hold such Excess Securities on behalf of the Company.

  All certificates representing shares of capital stock will bear a legend referring to the restrictions described above.

  Any person who acquires shares in violation of the Articles of Incorporation, or any person who is a purported transferee such that Excess Securities results, must immediately give written notice or, in the event of a proposed or attempted transfer that would be void as set forth above, give at least 15 days prior written notice to the Company of such event and shall provide to the Company such other information as the Company may request in order to determine the effect, if any, of such transfer on the Company's status as a REIT. In addition, every record owner of more than 5.0% (during any period in which the number of stockholders of record is 2,000 or more) or 1.0% (during any period in which the number of stockholders of record is greater than 200 but less than 2,000) or 1/2% (during any period in which the number of stockholders is 200 or less) of the number or value of the outstanding shares of capital stock of the Company must give an annual written notice to the Company by January 31, stating the name and address of the record owner, the number of shares held and describing how such shares are held. Further, each stockholder shall upon demand be required to disclose to the Company in writing such information with respect to the direct and constructive ownership of shares of capital stock as the Board of Directors deems reasonably necessary to comply with the REIT Provisions of the Code, to comply with the requirements of any taxing authority or governmental agency or to determine any such compliance.

  Subject to certain limitations, the Board of Directors may increase or decrease the Ownership Limit. In addition, to the extent consistent with the REIT Provisions of the Code, the Board of Directors has the right, pursuant to the Company's Articles of Incorporation, to waive the Ownership Limit for and at the request of a purchaser of the Company's Common Stock. In connection with any such waiver, the Company may require that the stockholder requesting such a waiver enter into an agreement with the Company providing for the repurchase by the Company of shares from the stockholder under certain circumstances to ensure compliance with the REIT Provisions of the Code. Such repurchase would be at fair market value as set forth in the agreement between the Company and such stockholder. The consideration received by the stockholder in such repurchase might be characterized as the receipt by the stockholder of a dividend from the Company, and any stockholder entering into such an agreement with the Company should consult its tax advisor in connection with its entering into such an agreement. At present, the Company does not intend to waive the Ownership Limit for any purchaser of shares of the Company's Common Stock.

  The provisions described above may inhibit market activity and the resulting opportunity for the holders of the Company's capital stock to receive a premium for their shares that might otherwise exist in the absence of such provisions. Such provisions also may make the Company an unsuitable investment vehicle for any person seeking to obtain ownership of more than 9.8% of the outstanding shares of capital stock.

INDEMNIFICATION

  The Company's Articles of Incorporation obligate the Company to indemnify its directors and officers and to pay or reimburse expenses for such individuals in advance of the final disposition of a proceeding to the maximum extent permitted from time to time by Maryland law. The Corporations and Associations Article of the Annotated Code of Maryland (the "Maryland General Corporation Law") permits a corporation to indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made a party by reason of their service in those or other capacities, unless it is established that (a) the act or omission of the director or officer was material to the matter giving rise to the proceeding and (i) was committed in bad faith, or (ii) was the result of active and deliberate dishonesty, or (b) the director or officer actually received an improper personal benefit in money, property or services, or (c) in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful.

LIMITATION OF LIABILITY

  The Maryland General Corporation Law permits the charter of a Maryland corporation to include a provision limiting the liability of its directors and officers to the corporation and its stockholders for money damages, except to the extent that (i) it is proved that the person actually received an improper benefit or profit in money, property or services, or (ii) a judgment or other final adjudication is entered in a proceeding based on a finding that the person's action, or failure to act, was the result of active and deliberate dishonesty and was material to the cause of action adjudicated in the proceeding. The Company's Articles of Incorporation contain a provision providing for elimination of the liability of its directors and officers to the Company or its stockholders for money damages to the maximum extent permitted by Maryland law from time to time.

CONTROL SHARE ACQUISITIONS

  The Maryland General Corporation Law provides that "control shares" of a corporation acquired in a "control share acquisition" have no voting rights except to the extent approved by a vote of two-thirds of the votes entitled to be cast on the matter, excluding shares of stock owned by the acquiror or by officers or directors who are employees of the corporation. "Control shares" are voting shares of stock which, if aggregated with all other shares of stock previously acquired by such a person, would entitle the acquiror to exercise voting power in electing directors within one of the following ranges of voting power: (i) one-fifth or more but less than one-third, (ii) one-third or more but less than a majority, or (iii) a majority or more of all voting power. "Control shares" do not include shares of stock the acquiring person is then entitled to vote as a result of having previously obtained stockholder approval. A "control share acquisition" means, subject to certain exceptions, the acquisition of, ownership of, or the power to direct the exercise of voting power with respect to, control shares.

  A person who has made or proposes to make a "control share acquisition," upon satisfaction of certain conditions (including an undertaking to pay expenses), may compel the Board of Directors to call a special meeting of stockholders to be held within 50 days of demand to consider the voting rights of the shares. If no request for a meeting is made, the corporation may itself present the question at any stockholders' meeting. If voting rights are not approved at the meeting or if the acquiring person does not deliver an acquiring person statement as permitted by the statute, then, subject to certain conditions and limitations, the corporation may redeem any or all of the "control shares" (except those for which voting rights have previously been approved) for fair value determined, without regard to voting rights, as of the date of the last control share acquisition or of any meeting of stockholders at which the voting rights of such shares are considered and not approved. If voting rights for "control shares" are approved at a stockholders meeting and the acquiror becomes entitled to vote a majority of the shares entitled to vote, all other stockholders may exercise appraisal rights. The fair value of the stock as determined for purposes of such appraisal rights may not be less than the highest price per share paid in the control share acquisition, and certain limitations and restrictions otherwise applicable to the exercise of dissenters' rights do not apply in the context of "control share acquisitions."

  The "control share acquisition" statue does not apply to stock acquired in a merger, consolidation or share exchange if the corporation is a party to the transaction, or to acquisitions approved or exempted by a provision of the Articles of Incorporation or bylaws of the corporation adopted prior to the acquisition of the shares.

TRANSFER AGENT AND REGISTRAR

  ChaseMellon Shareholder Services, L.L.C., 450 West 33rd Street, 15th Floor, New York, New York 10001 (telephone number : (800) 851-9677), is the transfer agent and registrar with respect to the Common Stock of the Company (the "Transfer Agent").

                    COMMON STOCK AVAILABLE FOR FUTURE SALE

  Following the closing of the Offering (and assuming that the Underwriters' over-allotment option is not exercised), the Company will have outstanding (or reserved for issuance upon exercise of outstanding options) 10,366,300 shares of Common Stock, which include (i) 6,250,000 Shares being offered by the Company hereby, (ii) 3,600,000 shares of Common Stock sold in the Private Placement, (iii) 87,800 shares of Common Stock sold to certain directors, officers and employees of the Company in the Direct Offering (the "Direct Offering Shares"), (iv) 80,000 shares of Common Stock issued to founders of the Company (the "Founders' Shares") and (v) 348,500 shares of Common Stock reserved for issuance upon the exercise of outstanding options. The Common Stock issued in the Offering will be freely tradeable by persons other than "affiliates" of the Company (as defined under Rule 144 promulgated under the Securities Act) without restriction under the Securities Act, subject to certain limitations on ownership set forth in the Articles of Incorporation. See "Description of Capital Stock--Restrictions on Ownership and Transfer."

  Private Placement Shares not being included in the Offering, the Direct Offering Shares and the Founders' Shares are "restricted" securities within the meaning of Rule 144 and may not be sold in the absence of registration under the Securities Act unless an exemption from registration is available, including exemptions contained in Rule 144. As described below, the Company has granted certain holders registration rights with respect to their shares of Common Stock.

  In general, under Rule 144 as currently in effect, if one year has elapsed since the later of the date of acquisition of restricted shares from the Company or any affiliate of the Company, as that term is defined under Rule 144, the holder thereof is entitled to sell within any three-month period a number of shares that does not exceed the greater of 1% of the then outstanding Common Stock or the average weekly trading volume of the Common Stock during the four calendar weeks preceding the date on which notice of the sale is filed with the Commission. Sales under Rule 144 also are subject to certain manner of sale provisions, notice requirements and the availability of current public information about the Company. If two years have elapsed since the date of acquisition of restricted shares from the Company or from any affiliate of the Company, and the holder thereof is deemed not to have been an affiliate of the Company at any time during the three months preceding a sale, such person would be entitled to sell such shares in the public market under Rule 144(k) without regard to the volume limitations, manner of sale provisions, public information requirements or notice requirements. Certain Private Placement Shares are also presently available for resale, under certain conditions, to institutional "accredited investors" within the meaning of Regulation D under the Securities Act, "qualified institutional buyers" within the meaning of Rule 144A under the Securities Act, and to persons who are not "U.S. persons" within the meaning of Regulation S under the Securities Act. The directors, officers and employees of the Company have agreed not to sell any shares of Common Stock held by them for a period of 180 days following the closing of the Offering without the consent of the Representatives.

  As of August 5, 1997, options to purchase 348,500 shares of Common Stock were outstanding, of which options to purchase 7,500 shares are currently exercisable; options to purchase 275,000 shares vest in four equal installments on January 2, 1998, 1999, 2000 and 2001; options to purchase 36,000 shares vest in four equal installments on January 21, 1998, 1999, 2000 and 2001; options to purchase 25,000 shares vest in four equal installments on January 28, 1998, 1999, 2000 and 2001; and an option to purchase 5,000 shares vests in four equal installments on June 26, 1998, 1999, 2000 and 2001. None of the shares of Common Stock underlying the outstanding stock options has been registered under the Securities Act.

  No prediction can be made as to the effect, if any, that future sales of shares, or the availability of shares for future sale, will have on the market price prevailing from time to time. Sales of substantial amounts of Common Stock, or the perception that such sales could occur, may affect adversely prevailing market prices of the Common Stock.

REGISTRATION RIGHTS

  Pursuant to a Registration Rights Agreement entered into between the Company and Friedman, Billings, Ramsey & Co., Inc., as initial purchaser, in connection with the Company's Private Placement, holders of Private Placement Shares are entitled to certain rights with respect to registration of the Private Placement Shares under the Securities Act. Such holders are entitled to include Private Placement Shares held by them in either of the Company's first two registered securities offerings (other than in connection with a merger or pursuant to a registration statement on Form S-8, S-4 or a comparable registration statement), subject to certain conditions, including the right of the Company to exclude such Private Placement Shares from a registered offering if the managing underwriter advises the Company that in its opinion the number of securities requested to be included in the offering exceeds the number that can be sold in such offering.

  In addition, if the Company has registered securities under the Securities Act on two separate occasions and, on either occasion, the Private Placement Shares were excluded from such offering, holders of greater than 50% of the restricted Private Placement Shares have the right, on one occasion, to require the Company to prepare and file with the Commission a registration statement and such other documents as may be necessary so as to permit a public offering and sale of the restricted Private Placement Shares.

  The foregoing registration rights are not applicable in the event that holders of Private Placement Shares who are not affiliated with the Company are able to resell all of such shares without restrictions on transfer in accordance with Rule 144 of the Securities Act or any other applicable exemption.

                                 UNDERWRITING

  Subject to the terms and conditions set forth in the underwriting agreement (the "Underwriting Agreement") among the Company, the Selling Stockholders and Friedman, Billings, Ramsey & Co., Inc. ("FBR"), Sutro & Co. Incorporated and Tucker Anthony Incorporated as representatives (in such capacity, the "Representatives") for each of the underwriters named below (the "Underwriters"), the Company and the Selling Stockholders have agreed to sell, and each of the Underwriters has severally agreed to purchase the number of Shares offered hereby set forth below opposite its name.

   UNDERWRITER                                                  NUMBER OF SHARES
   -----------                                                  ----------------
   Friedman, Billings, Ramsey & Co., Inc. .....................
   Sutro & Co. Incorporated....................................
   Tucker Anthony Incorporated.................................
                                                                   ---------
     Total.....................................................    7,095,000
                                                                   =========

  Under the terms and conditions of the Underwriting Agreement, the Underwriters are committed to purchase all the Shares offered hereby if any are purchased.

  The Underwriters, through the Representatives, have advised the Company that they propose initially to offer the Shares to the public at the public offering price set forth on the cover page of this Prospectus and to certain
dealers at such offering price less a concession not to exceed $   per share
of Common Stock. The Underwriters may allow and such dealers may reallow a
concession not to exceed $   per share of Common Stock to certain other
dealers. After the Shares are released for sale to the public, the offering price and other selling terms may be changed by the Underwriters. The Shares are offered subject to receipt and acceptance by the Underwriters, and to certain other conditions, including the right to reject orders in whole or in part.

  The Company has granted to the Underwriters an option exercisable during a 30-day period after the date hereof to purchase, at the initial offering price less underwriting discounts and commissions, up to an additional 1,064,250 Shares of Common Stock for the sole purpose of covering over-allotments, if any. To the extent that the Underwriters exercise such option, each of the Underwriters will have a firm commitment, subject to certain conditions, to purchase a number of the additional shares of Common Stock proportionate to such Underwriter's initial commitment as shown in the foregoing table.

  The Company and the Selling Stockholders have agreed to indemnify the several Underwriters against certain civil liabilities, including liabilities under the Securities Act, or to contribute to payments the Underwriters may be required to make in respect thereof.

  In connection with the Offering, the Company has agreed to reimburse FBR for up to $75,000 of the fees and expenses of legal counsel to the Underwriters. Additionally, the Company has agreed to grant to FBR for a period of one year the right of first refusal to act as exclusive or lead underwriter or placement agent in connection with public or private offerings of securities or securitizations by the Company, and as exclusive financial advisor in connection with any merger or sale of substantially all of the assets of the Company. Fees to be paid to FBR in connection with any such transaction would be subject to mutual agreement between the Company and FBR and consistent with customary fees paid in similar transactions.

  FBR served as the initial purchaser in connection with the Private Placement for which it received an initial purchaser's discount equal to $2,520,000.

  Prior to the Offering, there has been no public market for the Common Stock. The initial public offering price will be determined by negotiation between the Company and the Representatives. Among the factors to be considered in making such determination will be the history of, and the prospects for, the industry in which the

Company competes, an assessment of the skills of the Company's management and the Company's prospects for future earnings, the general conditions of the economy and the securities market and the prices of offerings by similar issuers. However, there can be no assurance that the price at which the shares of Common Stock will sell in the public market after the Offering will not be lower than the price at which they are sold by the Underwriters.

  The Representatives have informed the Company that the Underwriters do not intend to confirm sales of the Shares offered hereby to any accounts over which they exercise discretionary authority.

  Until the distribution of the Shares is completed, rules of the Commission may limit the ability of the Underwriters and certain selling group members to bid for or purchase the Common Stock. As an exception to these rules, the Representatives are permitted to engage in certain transactions that stabilize the price of the Common Stock. Such transactions consist of bids or purchases for the purpose of pegging, fixing or maintaining the price of the Common Stock.

  If the Underwriters create a short position in the Common Stock in connection with the Offering, i.e., if they sell more shares of Common Stock than are set forth on the cover page of this Prospectus, the Representatives may reduce that short position by purchasing Common Stock in the open market. The Representatives may also elect to reduce any short position by exercising all or part of the over-allotment option described above.

  The Representatives may also impose a penalty bid on certain Underwriters and selling group members. This means that if the Representatives purchase Common Stock in the open market to reduce the Underwriters' short position or to stabilize the price of the Common Stock, they may reclaim the amount of the selling concession from the Underwriters and selling group members who sold those shares of Common Stock as part of the Offering.

  In general, purchases of securities for the purpose of stabilization or to reduce a short position could cause the price of the security to be higher than it might be in the absence of such purchases. The imposition of a penalty bid might also have an effect on the price of a security to the extent that it were to discourage resales of the security.

  Neither the Company nor any of the Underwriters makes any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of the Common Stock. In addition, neither the Company nor any of the Underwriters makes any representation that the Representatives will engage in such transactions or that such transactions, once commenced, will not be discontinued without notice.

  The Company and the Company's directors and executive officers have agreed not to offer, sell or contract to sell or otherwise dispose of any Common Stock of the Company without the prior consent of the Representatives for a period of 180 days from the date of consummation of the Offering.

                                 LEGAL MATTERS

  Certain legal matters in connection with the issuance of the Shares will be passed on for the Company by Morgan, Lewis & Bockius LLP, New York, New York. Certain legal matters will be passed on for the Underwriters by Andrews & Kurth L.L.P., Washington, D.C.

                                    EXPERTS

  The Balance Sheet of the Company at June 30, 1997, and the Statements of Operations, Stockholders' Equity and Cash Flows for the period from February 18, 1997 (commencement of operations) to June 30, 1997, included in this Prospectus have been included herein in reliance on the report of Deloitte & Touche LLP, independent certified public accountants, given on the authority of that firm as experts in accounting and auditing.

                            ADDITIONAL INFORMATION

  The Company has filed with the Commission a Registration Statement on Form S-11 (File No. 333-32913) under the Securities Act with respect to the Common Stock offered hereby. This Prospectus does not contain all of the information set forth in the Registration Statement and the exhibits thereto. For further information with respect to the Company and the Common Stock, reference is hereby made to such Registration Statement and the exhibits thereto. Statements contained in this Prospectus as to the contents of any contract or other document are not necessarily complete; however, the summary descriptions provided in the Prospectus accurately describe the material provisions of such contracts or documents. In each instance, reference is made to the copy of such contract or document filed as an exhibit to the Registration Statement, each such statement being qualified in all respects by such reference. Copies of the Registration Statement, including all exhibits thereto, can be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, Room 1400, Chicago, Illinois 60606 and at 7 World Trade Center, Suite 1300, New York, New York 10048. Copies of such material can be obtained from the Public Reference Section of the Commission at 450 Fifth Street, Washington, D.C. 20549, at prescribed rates. The Commission also maintains a web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission, including the Company. The address of the Commission's website is http://www.sec.gov.

  The Company intends to furnish to its stockholders annual reports containing audited financial statements and an opinion thereon expressed by the Company's independent auditors as well as quarterly reports for the first three fiscal quarters of each fiscal year containing unaudited condensed financial statements.

                                   GLOSSARY

  As used in this Prospectus, the capitalized and other terms listed below have the meanings indicated.

  "Accredited Investor" has the meaning set forth in Rule 501(a)(1), (2), (3) or (7) under the Securities Act.

  "Agency" means GNMA, FNMA or FHLMC.

  "Agency Certificates" means GNMA Certificates, FNMA Certificates and FHLMC Certificates.

  "amortized cost" means, with respect to Mortgage-Backed Securities, the purchase price as adjusted for subsequent amortization of discount or premium and for principal repayments.

  "ARM" means a Mortgage Loan or any mortgage loan underlying a Mortgage-Backed Security that features adjustments of the underlying interest rate at predetermined times based on an agreed margin to an established index. An ARM is usually subject to periodic interest rate and/or payment caps and a lifetime interest rate cap.

  "ARM Certificate" means an adjustable-rate Pass-Through Certificate.

  "Articles of Incorporation" means the Company's Articles of Incorporation, as amended and restated by the Company's Articles of Amendment and Restatement, filed with the State of Maryland.

  "Bankruptcy Code" means Title 11 of the United State Code, entitled "Bankruptcy."

  "Board" or "Board of Directors" means the Board of Directors of the Company.

  "Capital Investment Policy" means the policy established by the Company, including a majority of the Independent Directors, establishing guidelines for management relating to asset acquisitions, credit risk management, capital and leverage, interest rate risk management and prepayment risk management, as more fully described under "Business Strategy--Capital Investment Policy."

  "capital stock" means the Common Stock and any additional classes of capital stock authorized by the Board of Directors in the future.

  "carrying value" means the value placed on an asset or liability for balance sheet presentation purposes. With respect to Mortgage-Backed Securities and interest rate cap agreements, the carrying value equals management's estimate of the bid-side market value of that asset. Management will generally base its estimate on the lowest of third-party bid-side indications of market value obtained on a regular basis from firms making a market in or lending against such assets. With respect to all other balance sheet items, carrying value equals amortized cost.

  "CD Rate" means the weekly average of secondary market interest rates on six-month negotiable certificates of deposit, as published by the Federal Reserve Board in its Statistical Release H.15(519), Selected Interest Rates.

  "Citadel" means Citadel Funding Corporation, a dissolved Colorado corporation.

  "CMOs" or "Collateralized Mortgage Obligations" means adjustable- or fixed-rate debt obligations (bonds) that are collateralized by Mortgage Loans or mortgage certificates. CMOs are structured so that principal and interest payments received on the collateral are sufficient to make principal and interest payments on the bonds. Such bonds may be issued by United States government sponsored entities or private issuers in one or more classes with fixed or adjustable interest rates, maturities and degrees of subordination which are characteristics designed for the investment objectives of different bond purchasers.

  "Code" means the Internal Revenue Code of 1986, as amended.

  "Commercial Mortgage Loans" means Mortgage Loans secured by commercial property.

  "Commission" means the Securities and Exchange Commission.

  "Common Stock" means the Company's shares of Common Stock, par value $0.01 per share.

  "Company" means Annaly Mortgage Management, Inc., a Maryland corporation.

  "Conforming Mortgage Loans" means Single-Family Mortgage Loans that either comply with requirements for inclusion in credit support programs sponsored by FHLMC or FNMA or are FHA or VA Loans.

  "coupon rate" means, with respect to Mortgage-Backed Securities, the annualized cash interest income actually received from the asset, expressed as a percentage of the face value of the asset.

  "CPR" means an assumed rate of prepayment for the Company's Mortgage-Backed Securities, expressed as an annual rate of prepayment relative to the outstanding principal balance of the Company's Mortgage-Backed Securities. CPR does not purport to be either a historical description of the prepayment experience of the Company's Mortgage-Backed Securities or a prediction of the anticipated rate of prepayment of the Company's Mortgage-Backed Securities.

  "DBCC" means the National Association of Securities Dealers, Inc. District Business Conduct Committee for District No. 3.

  "DBCC Settlement" means the Decision and Order of Acceptance of Respondents' Offer of Settlement dated November 15, 1994 entered into by Citadel and certain of its principals with the DBCC.

  "Direct Offering" means the Company's sale on July 31, 1997 of an aggregate of 87,800 shares of Common Stock to certain directors, officers and employees of the Company.

  "Direct Offering Shares" means the 87,800 shares of Common Stock sold to certain directors, officers and employees of the Company in the Direct Offering.

  "DOL" means the Department of Labor.

  "Dollar-Roll Agreement" means an agreement to sell a security for delivery on a specified future date and a simultaneous agreement to repurchase the same or a substantially similar security (with the same coupon and original maturity periods) on a specified future date.

  "duration" means the expected percentage change in the market value of the Company's assets that would be caused by a 1% change in short and long term interest rates.

  "efficiency ratio" means general and administrative expenses as a percentage of net interest income.

  "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

  "ERISA Plan" means a pension, profit-sharing, retirement or other employee benefit plan which is subject to Title I of ERISA.

  "Excess Securities" means shares of capital stock representing ownership, directly or constructively, in excess of 9.8%, in number of shares or value, of any class of shares of the outstanding capital stock (except as otherwise waived by the Board of Directors).

  "Exchange Act" means the Securities Exchange Act of 1934, as amended.

  "Excess Capital Cushion" is a term defined in the Company's Capital Investment Policy. It represents a portion of the capital the Company is required to maintain as part of this policy in order to continue to make asset acquisitions. The Excess Capital Cushion is that part of the required capital base which is in excess of the Company's haircut requirements

  "face value" means, with respect to Mortgage-Backed Securities, the outstanding principal balance of Mortgage Loans or Mortgage-Backed Securities comprising the Mortgage-Backed Securities. In the absence of credit losses, the face value equals the sum of the principal repayments that will be received by the Company over the life of the Mortgage-Backed Security.

  "FBR" means Friedman, Billings, Ramsey & Co., Inc.

  "Federal Reserve Board" means the Board of Governors of the Federal Reserve System.

  "Fed Funds Rate" means the interest rate charged by banks with excess reserves at a Federal Reserve System district bank to banks needing overnight loans to meet reserve requirements.

  "FHA" means the United States Federal Housing Administration.

  "FHA Loans" means Mortgage Loans insured by the FHA.

  "FHLMC" means the Federal Home Loan Mortgage Corporation.

  "FHLMC ARM Certificates" means adjustable-rate FHLMC Certificates.

  "FHLMC Certificates" means mortgage participation certificates issued by FHLMC, either in certificated or book-entry form.

  "FIDAC" means Fixed Income Discount Advisory Company, a Delaware corporation.

  "Floaters" means adjustable-rate CMOs.

  "Floating Rate Fund" means the U.S. Dollar Floating Rate Fund, Ltd., a British Virgin Islands corporation and an open-end investment company.

  "FNMA" means the Federal National Mortgage Association.

  "FNMA ARM Certificates" means adjustable-rate FNMA Certificates.

  "FNMA Certificates" means mortgage pass-through certificates issued by FNMA, either in certificated or book-entry form.

  "Founders' Shares" means the 80,000 shares of Common Stock issued to founders of the Company in December 1996.

  "fully-indexed rate" means, with respect to ARMs, the rate that would be paid by the borrower ("gross") or received by the Company as owner of the Mortgage Asset ("net") if the coupon rate on the ARM were able to adjust immediately to a market rate without being subject to adjustment periods, periodic caps, or life caps. It is equal to the current yield of the ARM index plus the gross or net margin.

  "GAAP" means generally accepted accounting principles.

  "GNMA" means the Government National Mortgage Association.

  "GNMA ARM Certificates" means adjustable-rate GNMA Certificates.

  "GNMA Certificates" means fully modified pass-through mortgage-backed certificates guaranteed by GNMA and issued either in certificated or book-entry form.

  "gross margin" means, with respect to ARMs, the coupon rate to be paid by the borrower. The term "gross" is used to differentiate payments made by the borrower with the lower "net" payments actually received by the Company after the acquisition of a Mortgage Asset. The difference between the gross margin and the net margin reflects loan servicing fees and other pre-determined contractual deductions. The fully-indexed gross coupon rate equals the current yield on the ARM index (six month LIBOR, one year Treasury, etc.) plus the gross margin. The actual coupon rate paid by the borrower may be lower than the fully-indexed gross rate at the initiation of the loan if originated at a "teaser rate" or during periods of rising interest rates due to the limitations of the ARM adjustment schedule and the periodic and life caps. If so, the coupon rate paid by the borrower would move towards the fully-indexed gross rate over time.

  "haircut" means the over-collateralization amount required by a lender in connection with a collateralized borrowing.

  "High Quality" means (i) securities which are rated within one of the two highest rating categories by at least one of the nationally recognized rating agencies, (ii) securities that are unrated but are guaranteed by the United States government or an agency of the United States government, or (iii) securities that are unrated or whose ratings have not been updated but are determined to be of comparable quality to rated High Quality Mortgage-Backed Securities on the basis of credit enhancement features that meet the High Quality credit criteria approved by the Company's Board of Directors.

  "Housing Act" means the National Housing Act of 1934, as amended.

  "HUD" means the Department of Housing and Urban Development.

  "Incentive Plan" means the Company's Long-Term Stock Incentive Plan.

  "Independent Director" means a director of the Company who is not an officer or employee of the Company.

  "interest-only strip," "interest only security" or "IO" means a type of Mortgage-Backed Security which receives a portion of the interest payments from an underlying pool of mortgage loans but will receive little or no principal payments and hence will have little or no face value. The market value and yield of an IO are unusually sensitive to the prepayment rates experienced on and anticipated for the underlying pool of mortgage loans. The market values and yields of IOs may increase as interest rates increase and, in certain conditions, IOs may act in a counter-cyclical manner as compared to other Mortgage-Backed Securities.

  "interest rate adjustment indices" means, in the case of Mortgage-Backed Securities, any of the objective indices based on the market interest rates of a specified debt instrument (such as United States Treasury Bills in the case of the Treasury Index and United States dollar deposits in London in the case of LIBOR) or based on the average interest rate of a combination of debt instruments (such as the 11th District Cost of Funds Index), used as a reference base to reset the interest rate for each adjustment period on the Mortgage Asset, and in the case of borrowings, is used herein to mean the market interest rates of a specified debt instrument (such as repurchase agreements for Mortgage-Backed Securities) as well as any of the objective indices described above that are used as a reference base to reset the interest rate for each adjustment period under the related borrowing instrument.

  "interest rate adjustment period" means, in the case of Mortgage-Backed Securities, the period of time set forth in the debt instrument that determines when the interest rate is adjusted and, with respect to borrowings, is used to mean the term to maturity of a short-term, fixed-rate debt instrument (such as a 30-day repurchase agreement) as well as the period of time set forth in a long-term, adjustable-rate debt instrument that determines when the interest rate is adjusted.

  "interest rate agreement" means an agreement, such as an interest rate swap cap, collar or floor, entered into for the purpose of hedging risks associated with changes in interest rates.

  "Investment Company Act" means the Investment Company Act of 1940, as amended.

  "IRS" means the United States Internal Revenue Service.

  "LIBOR" means the London Interbank Offered Rate as it may be defined, and for a period of time specified, in a Mortgage-Backed Security or borrowing of the Company.

  "lifetime interest rate cap" or "life cap" means in the case of a Mortgage Loan that is an ARM, the maximum coupon rate that may accrue during any period over the term of such Mortgage Loan as stated in the governing instruments evidencing such Mortgage Loan, and in the case of a Mortgage-Backed Security evidencing ARMs, the maximum weighted average coupon rate that may accrue during any period over the term of such Mortgage-Backed Security as stated in the governing instruments thereof.

  "Limited Investment Assets" means assets of the Company, comprising not more than 25% of total assets, which are unrated or rated less than High Quality.

  "Maryland General Corporation Law" means the Corporations and Associations Article of the Annotated Code of Maryland.

  "Mezzanine Securities" means Mortgage-Backed Securities rated below the two highest levels but no lower than a single "B" level under the S&P rating system (or comparable level under other rating systems) which are supported by one or more classes of Subordinated Securities which bear Realized Losses prior to the classes of Mezzanine Securities.

  "Mortgage Loans" means Single-Family Mortgage Loans, Multifamily Mortgage Loans and Commercial Mortgage Loans.

  "Mortgage-Backed Securities" means (i) Pass-Through Certificates, and (ii)
CMOs.

  "Multifamily Mortgage Loans" means Mortgage Loans secured by multifamily (in excess of four units) residential property.

  "Multifamily Privately-Issued Certificates" means Privately-Issued Certificates evidencing ownership interests in a pool of Multifamily Mortgage Loans.

  "Multifamily CMOs" means CMOs that are collateralized by Multifamily Mortgage Loans.

  "net margin" is part of the calculation of the coupon rate to be received by the Company as owner of an ARM. The term "net" is used to differentiate payments actually received by the Company from a Mortgage Asset from the higher "gross" payment made by the borrower. The difference between the gross margin and the net margin reflects loan servicing fees and other pre-determined contractual deductions. The fully-indexed net rate equals the current yield on the ARM index (six month LIBOR, one year Treasury, etc.) plus the net margin. The actual coupon rate received by the Company may be lower than the fully-indexed net rate at the initiation of the loan if originated at a "teaser rate" or during periods of rising interest rates due to the limitations of the ARM adjustment schedule and the periodic and life caps. If so, the coupon rate received by the Company would move towards the fully-indexed net coupon rate over time.

  the "95% Gross Income Test" means the requirement for each taxable year that at least 95% of the Company's gross income for each taxable year must be derived from sources of income qualifying for the 75%

Gross Income Test, dividends, interest, and gains from the sale of stock or other securities (including certain interest rate swap and cap agreements entered into to hedge variable rate debt incurred to acquire Qualified REIT Real Estate Assets) not held for sale in the ordinary course of business.

  "Non-ERISA Plan" means a Plan that does not cover common law employees.

  "Non-United States Holder" means a purchaser of the Common Stock that, for United States Federal income tax purposes, is not a "United States person."

  the "Offering" or this "Offering" means the offering of Common Stock covered by this Prospectus.

  the "Offering Price" means the price per share of Common Stock in the Offering.

  "One Hundred Stockholder Date" means the earlier of (i) January 1, 1998 and
(ii) the date of closing of the sale of Shares pursuant to the Offering.

  "Ownership Limit" means 9.8% of the outstanding shares of capital stock, as may be increased or reduced by the Board of Directors of the Company.

  "Pass-Through Certificates" means securities (or interests therein), including Agency Certificates and Privately-Issued Certificates, evidencing undivided ownership interests in a pool of Mortgage Loans, the holders of which receive a "pass-through" of the principal and interest paid in connection with the underlying Mortgage Loans in accordance with the holders' respective, undivided interests in the pool.

  "period ended June 30, 1997" means the period from the commencement of operations by the Company on February 18, 1997 through June 30, 1997.

  "periodic interest rate cap" or "periodic cap" means, with respect to ARMs, the maximum change in the coupon rate permissible under the terms of the loan at each coupon adjustment date. Periodic caps limit both the speed by which the coupon rate can adjust upwards in a rising interest rate environment and the speed by which the coupon rate can adjust downwards in a falling rate environment.

  "Plan" means a pension, profit-sharing, retirement or other employee benefit plan which is subject to ERISA.

  "Plan Asset Regulations" means regulations of the DOL defining "plan assets."

  "Private Placement" means the sale by the Company on February 18, 1997 of 3,600,000 shares of Common Stock in an offering exempt from registration under the Securities Act and state securities laws.

  "Private Placement Shares" means the 3,600,000 shares of Common Stock issued by the Company in the Private Placement.

  "Privately-Issued Certificates" means privately-issued Pass-Through Certificates issued by a third party issuer which is not an Agency Certificate.

  "Prospectus" means this Prospectus.

  "PTE" means a U.S. Department of Labor Prohibited Transaction Exemption.

  "purported transferee" means the intended transferee in connection with any transfer of shares of capital stock that would result in disqualification of the Company as a REIT or that would (a) create a direct or constructive ownership of shares of stock in excess of the Ownership Limit, (b) result in the shares of stock being beneficially owned (within the meaning section 856(a) of the Code) by fewer than 100 persons (determined without reference to any rules of attribution), or (c) result in the Company being "closely held" within the meaning of section 856(h) of the Code.

  "Qualified Institutional Buyer" has the meaning set forth in Rule 144A under the Securities Act.

  "Qualified REIT Real Estate Assets" means Pass-Through Certificates, Mortgage Loans, Agency Certificates, and other assets of the type described in section 856(c) (6)(B) of the Code.

  "Qualified REIT Subsidiary" means a corporation whose stock is entirely owned by the REIT at all times during such corporation's existence.

  "Qualifying Interests" means "mortgages and other liens on and interests in real estate," as defined in section 3(c)(5)(C) under the Investment Company Act.

  "rating" means (i) the rating assigned to an asset by one or more of the four nationally recognized rating agencies as adjusted to the rating scale under the S&P rating system, (ii) in the case of assets rated differently by such rating agencies, the rating deemed by management to most appropriately reflect such asset's credit quality or (iii) for unrated assets, the Company's deemed comparable rating.

  "Rating Agency" means S&P or another nationally recognized rating agency.

  "Realized Losses" means losses incurred in respect of Mortgage-Backed Securities upon foreclosure sales and other liquidations of underlying mortgaged properties that result in failure to recover all amounts due on the loans secured thereby.

  "Regulation D" means Regulation D (Rules 501-506) promulgated under the Securities Act.

  "Regulation S" means Regulation S (Rules 901-904) promulgated under the Securities Act.

  a "REIT" means a Real Estate Investment Trust.

  "REIT Provisions of the Code" means sections 856 through 860 of the Code.

  "REMIC" means Real Estate Mortgage Investment Conduit.

  "Representatives" means Friedman, Billings, Ramsey & Co., Inc., Sutro & Co. Incorporated and Tucker Anthony Incorporated, as the representatives for the Underwriters in connection with the Offering.

  "repurchase agreement" means a borrowing device evidenced by an agreement to sell securities or other assets to a third-party and a simultaneous agreement to repurchase them at a specified future date and price, the price difference constituting the interest on the borrowing.

  "residuals" means the right to receive the remaining or residual cash flows from a pool of Mortgage Loans or Mortgage-Backed Securities after distributing required amounts to the holders of interests in or obligations backed by such loans or securities and after payment of any required pool expenses.

  "Rule 144" means Rule 144 under the Securities Act.

  "Rule 144A" means Rule 144A under the Securities Act.

  "S&P" means Standard & Poor's Corporation, a New York corporation.

  "Securities Act" means the Securities Act of 1933, as amended.

  "Selling Stockholders" means stockholders of the Company who are offering Shares for sale to the public in the Offering.

  "Senior Securities" means a class of Mortgage-Backed Security that has a prior right to receive principal and/or interest from the underlying pool of Mortgage Loans.

  "Senior-Subordinated Mortgage-Backed Securities" means a series of Pass-Through Certificates or CMOs in which one or more classes have a prior right to receive principal and/or interest payments from the underlying pool of Mortgage Loans.

  the "75% Asset Test" at the close of each quarter of each taxable year means the requirement that at least 75% of the value of the Company's total assets must consist of Qualified REIT Real Estate Assets, government securities, cash and cash items.

  the "75% Gross Income Test" means the requirement for each taxable year that at least 75% of the Company's gross income must be derived from certain specified real estate sources including interest income and gain from the disposition of Qualified REIT Real Estate Assets or "qualified temporary investment income" (i.e., income derived from "new capital" within one year of the receipt of such capital).

  "Shares" means the shares of Common Stock being offered pursuant to the Offering.

  "Short-Term Investments" means the short-term bank certificates of deposit, short-term United States treasury securities, short-term United States government agency securities, commercial paper, reverse repurchase agreements, short-term CMOs, short-term asset-backed securities and other similar types of short-term investment instruments, all of which will have maturities or average durations of less than one year.

  "Single-Family Mortgage Loans" means Mortgage Loans secured by single-family (one- to four-units) residential property.

  "Single-Family Privately-Issued Certificates" means Privately-Issued Certificates evidencing ownership interests in a pool of Single-Family Mortgage Loans.

  "Single-Family CMOs" means CMOs that are collateralized by Single-Family Mortgage Loans.

  "Subordinated Interests" means a class of Mortgage-Backed Securities that is subordinated to one or more other classes of Mortgage-Backed Securities, all of which classes share the same collateral.

  "Subordinated Securities" means any class that bears the "first loss" from Realized Losses or that is rated below a single "B" level (or, if unrated, is deemed by the Company to be below such level).

  "Tax-Exempt Entity" means a qualified pension, profit-sharing or other employee retirement benefit plan, Keogh plans, bank commingled trust funds for such plans, individual retirement accounts and other similar entities intended to be exempt from Federal income taxation.

  the "30% Gross Income Test" is the requirement for each taxable year that less than 30% of the Company's gross income is derived from the sale of Qualified REIT Real Estate Assets held for less than four years, stock or securities held for less than one year (including certain interest rate swap and cap agreements entered into to hedge variable rate debt incurred to acquire Qualified Real Estate Assets) and certain "dealer" property.

  "Transfer Agent" means ChaseMellon Shareholder Services, LLC, acting as transfer agent and registrar with respect to the Common Stock of the Company.

  "Treasury Department" means the United States Department of the Treasury.

  "Treasury Index" means the weekly average yield of the benchmark U.S. Treasury securities, as published by the Board of Governors of the Federal Reserve System.

  "UBTI" means "unrelated business taxable income" as defined in section 512 of the Code.

  "Underwriters" means the underwriters named in this Prospectus acting as underwriters in the Offering.

  "Underwriting Agreement" means the Underwriting Agreement among the Company, the Selling Stockholders and the Representatives on behalf of the Underwriters.

  "United States person" means a citizen or resident of the United States; a corporation, partnership, or other entity created or organized in the United States or under the laws of the United States or of any political subdivision thereof; or an estate or trust whose income is includible in gross income for United States Federal income tax purposes regardless of its source.

  "VA" means the United States Department of Veterans Affairs.

  "VA Loans" means Mortgage Loans partially guaranteed by the VA under the Servicemen's Readjustment Act of 1944, as amended.

                        ANNALY MORTGAGE MANAGEMENT, INC.

                         INDEX TO FINANCIAL STATEMENTS

                                                                         PAGE
                                                                       --------
INDEPENDENT AUDITORS' REPORT..........................................      F-2
FINANCIAL STATEMENTS:
  Balance Sheet--June 30, 1997........................................      F-3
  Statement of Operations for the period February 18, 1997 (Commence-
   ment of Operations) through June 30, 1997..........................      F-4
  Statement of Stockholders' Equity for the period February 18, 1997
   (Commencement of Operations) through June 30, 1997.................      F-5
  Statement of Cash Flows for the period February 18, 1997 (Commence-
   ment of Operations) through June 30, 1997..........................      F-6
  Notes to Financial Statements....................................... F-7-F-11

                         INDEPENDENT AUDITORS' REPORT

To the Stockholders ofAnnaly Mortgage Management, Inc.

  We have audited the accompanying balance sheet of Annaly Mortgage Management, Inc. as of June 30, 1997, and the related statements of operations, stockholders' equity and cash flows for the period February 18, 1997 (commencement of operations) through June 30, 1997. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

  We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

  In our opinion, such financial statements present fairly, in all material respects, the financial position of the Company at June 30, 1997 and the results of its operations and its cash flows for the period February 18, 1997 (commencement of operations) through June 30, 1997 in conformity with generally accepted accounting principles.

Deloitte & Touche LLPNew York, New York

July 31, 1997

                        ANNALY MORTGAGE MANAGEMENT, INC.

                                 BALANCE SHEET
                                 JUNE 30, 1997

ASSETS
  Cash and cash equivalents...................................... $     28,005
  Receivable for Mortgage-Backed Securities sold.................   31,885,170
  Mortgage-Backed Securities--Net................................  364,367,237
  Accrued interest receivable....................................    1,945,577
  Other assets...................................................       10,195
                                                                  ------------
  TOTAL ASSETS................................................... $398,236,184
                                                                  ============

LIABILITIES AND STOCKHOLDERS' EQUITY
Liabilities:
  Repurchase agreements.......................................... $326,987,090
  Payable for Mortgage-Backed Securities purchased...............   35,060,243
  Accrued interest payable.......................................    2,404,224
  Dividends payable..............................................      938,400
  Accounts payable...............................................       27,634
                                                                  ------------
   Total liabilities.............................................  365,417,591
                                                                  ============
Stockholders' Equity:
  Common stock: par value $.01 per share; 100,000,000 authorized,
   3,680,000 shares issued and outstanding.......................       36,800
  Additional paid-in capital.....................................   32,955,104
  Unrealized losses on Mortgage-Backed Securities................     (298,761)
  Retained earnings..............................................      125,450
                                                                  ------------
   Total stockholders' equity....................................   32,818,593
                                                                  ============
  TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY..................... $398,236,184
                                                                  ============


                       See notes to financial statements.

                        ANNALY MORTGAGE MANAGEMENT, INC.

                            STATEMENT OF OPERATIONS
    FOR THE PERIOD FEBRUARY 18, 1997 (COMMENCEMENT OF OPERATIONS) THROUGH
                                JUNE 30, 1997

INTEREST INCOME:
  Mortgage-Backed Securities........................................ $6,478,162
  Money market account..............................................     30,745
                                                                     ----------
  Total interest income.............................................  6,508,907
INTEREST EXPENSE:
  Repurchase agreements.............................................  5,148,817
                                                                     ----------
NET INTEREST INCOME.................................................  1,360,090
GAIN ON SALE OF MORTGAGE-BACKED SECURITIES..........................    229,865
GENERAL AND ADMINISTRATIVE EXPENSES.................................    249,896
                                                                     ----------
NET INCOME.......................................................... $1,340,059
                                                                     ==========
Net income per share................................................ $     0.36
                                                                     ==========
Average number of shares outstanding................................  3,680,000
                                                                     ==========


                       See notes to financial statements.

                        ANNALY MORTGAGE MANAGEMENT, INC.

                       STATEMENT OF STOCKHOLDERS' EQUITY
                                 JUNE 30, 1997

                          COMMON   ADDITIONAL
                           STOCK     PAID-IN   UNREALIZED   RETAINED
                         PAR VALUE   CAPITAL      LOSS      EARNINGS       TOTAL
                         --------- ----------- ----------  -----------  -----------
BALANCE, FEBRUARY 18,
 1997...................  $   800  $    11,200 $     --    $      (209) $    11,791
 Issuance of common
  stock.................   36,000   32,943,904       --            --    32,979,904
 Available for sale se-
  curities--Fair value
  adjustment............      --           --   (298,761)          --      (298,761)
 Net income.............      --           --        --      1,340,059    1,340,059
 Dividends declared--
  $0.33 per share.......      --           --        --     (1,214,400)  (1,214,400)
                          -------  ----------- ---------   -----------  -----------
BALANCE, JUNE 30, 1997..  $36,800  $32,955,104 $(298,761)  $   125,450  $32,818,593
                          =======  =========== =========   ===========  ===========



                       See notes to financial statements.

                        ANNALY MORTGAGE MANAGEMENT, INC.

                            STATEMENT OF CASH FLOWS
    FOR THE PERIOD FEBRUARY 18, 1997 (COMMENCEMENT OF OPERATIONS) THROUGH
                                JUNE 30, 1997

CASH FLOWS FROM OPERATING ACTIVITIES:
 Net income...................................................... $  1,340,059
 Adjustments to reconcile net income to net cash provided by op-
  erating activities:
  Amortization of mortgage premiums and discounts, net...........      622,679
  Gain on sale of Mortgage-Backed Securities.....................     (229,865)
  Increase in accrued interest receivable........................   (1,945,577)
  Increase in other assets.......................................       (8,745)
  Increase in accrued interest payable...........................    2,404,224
  Increase in accrued expenses and other liabilities.............       27,414
                                                                  ------------
    Net cash provided by operating activities....................    2,210,189
                                                                  ------------
CASH FLOWS FROM INVESTING ACTIVITIES:
 Purchase of Mortgage-Backed Securities.......................... (418,416,100)
 Proceeds from sale of Mortgage-Backed Securities................   42,872,029
 Principal payments on Mortgage-Backed Securities................   13,660,333
 Purchase of furniture...........................................       (1,451)
                                                                  ------------
    Net cash used in investing activities........................ (361,885,189)
                                                                  ------------
CASH FLOWS FROM FINANCING ACTIVITIES:
 Proceeds from repurchase agreements.............................  785,260,090
 Principal payments on repurchase agreements..................... (458,273,000)
 Net proceeds from private placement equity offering.............   32,979,904
 Dividends paid..................................................     (276,000)
                                                                  ------------
    Net cash provided by financing activities....................  359,690,994
                                                                  ------------
NET INCREASE IN CASH AND CASH EQUIVALENTS........................       15,994
CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD...................       12,011
                                                                  ------------
CASH AND CASH EQUIVALENTS, END OF PERIOD......................... $     28,005
                                                                  ============
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
 Interest paid................................................... $  2,744,593
                                                                  ============
NONCASH FINANCING ACTIVITIES:
 Unrealized losses on available-for-sale securities, net......... $    298,761
                                                                  ============
 Dividends declared, not yet paid................................ $    938,400
                                                                  ============

                       See notes to financial statements.

                       ANNALY MORTGAGE MANAGEMENT, INC.

                         NOTES TO FINANCIAL STATEMENTS

         FOR THE PERIOD FEBRUARY 18, 1997 (COMMENCEMENT OF OPERATIONS)
                             THROUGH JUNE 30, 1997

1. ORGANIZATION AND SIGNIFICANT ACCOUNTING POLICIES

  Annaly Mortgage Management, Inc. (the "Company") was incorporated in Maryland on November 25, 1996. The Company commenced its operations of purchasing and managing an investment portfolio of primarily adjustable-rate Mortgage-Backed Securities on February 18, 1997, upon receipt of the net proceeds from the private placement of equity capital (see Note 5).

  A summary of the Company's significant accounting policies follows:

  Cash and Cash Equivalents--Cash and cash equivalents includes cash on hand and money market funds. The carrying amounts of cash equivalents approximates their value.

  Mortgage-Backed Securities--The Company invests primarily in mortgage pass-through certificates, collateralized mortgage obligations and other Mortgage-Backed Securities representing interests in or obligations backed by pools of mortgage loans (collectively, "Mortgage-Backed Securities").

  Statement of Financial Accounting Standards No. 115, Accounting for Certain Investments in Debt and Equity Securities ("SFAS 115"), requires the Company to classify its investments as either trading investments, available-for-sale investments or held-to-maturity investments. Although the Company generally intends to hold most of its Mortgage-Backed Securities until maturity, it may, from time to time, sell any of its Mortgage-Backed Securities as part of its overall management of its balance sheet. Accordingly, this flexibility requires the Company to classify all of its Mortgage-Backed Securities as available-for-sale. All assets classified as available-for-sale are reported at fair value, with unrealized gains and losses excluded from earnings and reported as a separate component of stockholders' equity.

  Unrealized losses on Mortgage-Backed Securities that are considered other than temporary, as measured by the amount of decline in fair value attributable to factors other than temporary, are recognized in income and the cost basis of the Mortgage-Backed Securities is adjusted.

  Interest income is accrued based on the outstanding principal amount of the Mortgage-Backed Securities and their contractual terms. Premiums and discounts associated with the purchase of the Mortgage-Backed Securities are amortized into interest income over the lives of the securities using the effective yield method.

  Mortgage-Backed Securities transactions are recorded on the date the securities are purchased or sold. Purchases of newly issued securities are recorded when all significant uncertainties regarding the characteristics of the securities are removed, generally shortly before settlement date. Realized gains and losses on Mortgage-Backed Securities transactions are determined on the specific identification basis.

  Credit Risk--At June 30, 1997, the Company has limited is exposure to credit losses on its portfolio of Mortgage-Backed Securities by only purchasing securities from Federal Home Loan Mortgage Corporation ("FHLMC"), Federal National Mortgage Association ("FNMA"), or Government National Mortgage Association ("GNMA"). The payment of principal and interest on the FHLMC and FNMA Mortgage-Backed Securities are guaranteed by those respective agencies and the payment of principal and interest on the GNMA Mortgage-Backed Securities are backed by the full-faith-and-credit of the U.S. government. At June 30, 1997, all of the Company's Mortgage-Backed Securities have an implied "AAA" rating.

                       ANNALY MORTGAGE MANAGEMENT, INC.

         FOR THE PERIOD FEBRUARY 18, 1997 (COMMENCEMENT OF OPERATIONS)
                             THROUGH JUNE 30, 1997

  Income Taxes--The Company has elected to be taxed as a Real Estate Investment Trust ("REIT") and intends to comply with the provisions of the Internal Revenue Code of 1986, as amended (the "Code") with respect thereto. Accordingly, the Company will not be subjected to Federal income tax to the extent of its distributions to stockholders and as long as certain asset, income and stock ownership tests are met.

  Net Income per Share--Net income per share is computed by dividing net income by the weighted average number of common shares and common share equivalents (e.g., stock options), if dilutive, outstanding during the period. The Company had no dilutive common stock equivalents outstanding during the period.

  Use of Estimates--The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

2.  MORTGAGE-BACKED SECURITIES

  The following table pertains to the Company's Mortgage-Backed Securities classified as available-for-sale as of June 30, 1997, which are carried at their fair value:

                            FEDERAL      FEDERAL     GOVERNMENT
                           HOME LOAN     NATIONAL     NATIONAL       TOTAL
MORTGAGE-BACKED            MORTGAGE      MORTGAGE     MORTGAGE      MORTGAGE
SECURITIES                CORPORATION  ASSOCIATION   ASSOCIATION     ASSETS
---------------           -----------  ------------  -----------  ------------
Mortgage-Backed
 Securities, gross....... $29,076,869  $240,120,747  $85,130,964  $354,328,580
Unamortized discount.....      (2,399)          --           --         (2,399)
Unamortized premium......     674,285     7,573,379    2,092,153    10,339,817
                          -----------  ------------  -----------  ------------
Amortized cost...........  29,748,755   247,694,126   87,223,117   364,665,998
Gross unrealized gains...      20,475       339,916       77,792       438,183
Gross unrealized losses..    (101,590)     (401,427)    (233,927)     (736,944)
                          -----------  ------------  -----------  ------------
Estimated fair value..... $29,667,640  $247,632,615  $87,066,982  $364,367,237
                          ===========  ============  ===========  ============

  At June 30, 1997, all investments in Mortgage-Backed Securities consist of securities backed by mortgage loans secured by single-family residential housing. All of the securities acquired, as of June 30, 1997, are securitized by either FHLMC, FNMA or GNMA. The original maturity of 87% of the Mortgage-Backed Securities is over a period of thirty years; the actual maturity is subject to change based on the prepayments of the underlying mortgage loans.

  The adjustable rate Mortgage-Backed Securities are limited by periodic caps (generally interest rate adjustments are limited to no more than 1% every six months) and lifetime caps. At June 30, 1997, the weighted average lifetime cap was 11%.

  During the period ended June 30, 1997, the Company realized $229,865 in gains from sales of Mortgage-Backed Securities. There were no losses on sales of Mortgage-Backed Securities during the period.

                       ANNALY MORTGAGE MANAGEMENT, INC.

         FOR THE PERIOD FEBRUARY 18, 1997 (COMMENCEMENT OF OPERATIONS)
                             THROUGH JUNE 30, 1997

3. REPURCHASE AGREEMENTS

  The Company has entered into repurchase agreements to finance most of its Mortgage-Backed Securities. The repurchase agreements are secured by the market value of the Company's Mortgage-Backed Securities and bear interest rates that have historically moved in close relationship to LIBOR.

  As of June 30, 1997, the Company had outstanding $326,987,090 of repurchase agreements with a weighted average borrowing rate of 5.64% and a weighted average remaining maturity of 20 days. At June 30, 1997, Mortgage-Backed Securities actually pledged had an estimated fair value of $364,367,237.

  At June 30, 1997, the repurchase agreements had the following remaining maturities:

         Within 30 days............................ $281,097,090
         30 to 90 days.............................   45,890,000
                                                    ------------
                                                    $326,987,090
                                                    ============

4. FAIR VALUE OF FINANCIAL INSTRUMENTS

  The following table presents the carrying amounts and estimated fair values of the Company's financial instruments at June 30, 1997. FASB Statement No. 107, Disclosures About Fair Value of Financial Instruments, defines the fair value of a financial instrument as the amount at which the instrument could be exchanged in a current transaction between willing parties, other than in a forced or liquidation sale:

                                        CARRYING
                                         AMOUNT     FAIR VALUE
                                      ------------ ------------
         Mortgage-Backed Securities.. $364,665,999 $364,367,237

  The fair values of the Company's Mortgage-Backed Securities are based on market prices provided by certain dealers who make markets in these financial instruments. The fair values reported reflect estimates and may not necessarily be indicative of the amounts the Company could realize in a current market exchange. Cash and cash equivalents, interest receivable, repurchase agreements and other liabilities are reflected in the financial statements at their amortized cost, which approximates their fair value because of the short-term nature of these instruments.

5. COMMON STOCK

  During the period the Company completed a private placement of equity capital. The Company received net proceeds of $32,979,904 from an issuance of 3,600,000 shares of common stock.

  During the Company's period ending June 30, 1997, the Company declared dividends to shareholders totaling $.33 per share, of which $.075 was paid during the period and $.255 was paid on July 23, 1997.

  For Federal income tax purposes, $.06 of the dividend was long-term capital gains and all other dividends paid for the period are ordinary income to the Company's stockholders.

                       ANNALY MORTGAGE MANAGEMENT, INC.

         FOR THE PERIOD FEBRUARY 18, 1997 (COMMENCEMENT OF OPERATIONS)
                             THROUGH JUNE 30, 1997

6. LONG-TERM STOCK INCENTIVE PLAN

  The Company has adopted a Long-Term Stock Incentive Plan for executive officers, key employees and nonemployee directors (the "Incentive Plan"). The Incentive Plan authorizes the Compensation Committee of the Board of Directors to grant awards, including incentive stock options as defined under section 422 of the Code ("ISOs") and options not so qualified ("NQSOs"). The Incentive Plan authorizes the granting of options or other awards for an aggregate of the greater of 500,000 shares or 5% of the outstanding shares of the Company's common stock.

  The Company adopted the disclosure-only provisions of Statement of Financial Accounting Standards No. 123, "Accounting for Stock-Based Compensation." Accordingly, no compensation cost for the Incentive Plan has been determined based on the fair value at the grant date for awards consistent with the provisions of SFAS No. 123. For the Company's pro forma net earnings, the compensation cost will be amortized over the four year vesting period of the options. The Company's net earnings per share would have been reduced to the pro forma amounts indicated below:

         Net earnings--as reported................... $1,340,059
         Net earnings--pro forma.....................  1,249,778
         Earnings per share--as reported.............      $0.36
         Earnings per share--pro forma...............      $0.34

  The fair value of each option grant is estimated on the date of grant using the Black-Scholes option-pricing model with the following weighted average assumptions used for grants in the period ended June 30, 1997: dividend yield of 10%; expected volatility of 25%; risk-free interest rate of 6.07%; and expected lives of four years.

  Information regarding options is as follows:

                                                                     WEIGHTED
                                                                     AVERAGE
                                                          SHARES  EXERCISE PRICE
                                                          ------- --------------
Granted (311,000 ISOs, 37,500 NQSOs)....................  348,500     $6.42
Exercised...............................................      --        --
Expired.................................................      --        --
Outstanding, end of period..............................  348,500     $6.42
                                                          =======     =====
Weighted average fair value per share of options granted  $  2.07 during the period (per share)..........................  =======

  The following table summarizes information about stock options outstanding:

                                             OPTIONS OUTSTANDING
                                     -----------------------------------
                                        WEIGHTED AVERAGE        WEIGHTED
          RANGE OF         OPTIONS          REMAINING           AVERAGE
       EXERCISE PRICES   OUTSTANDING CONTRACTUAL LIFE (YRS.) EXERCISE PRICE
       ---------------   ----------- ----------------------- --------------
             $ 4.00        208,250             4.0               $ 4.00
              10.00        140,250             3.8                10.00
       ------------        -------             ---               ------
       $4.00-$10.00        348,500             3.9               $ 6.42
       ============        =======             ===               ======

  The vesting for the options is as follows: 7,500 options vested as of June 26, 1997. The remainder of the options will vest in four equal annual installments beginning in 1998 and ending in 2001.

                        ANNALY MORTGAGE MANAGEMENT, INC.

         FOR THE PERIOD FEBRUARY 18, 1997 (COMMENCEMENT OF OPERATIONS)
                             THROUGH JUNE 30, 1997

7. SUBSEQUENT EVENT

  The Company raised additional capital on July 31, 1997 upon the consummation of the sale of an aggregate of 87,800 shares, totaling $878,000, of Common Stock to directors, officers and employees of the Company.

8. SUMMARIZED QUARTERLY RESULTS (UNAUDITED)

  The following is a presentation of the quarterly results of operations.

                                                        PERIOD ENDED
                                                         MARCH 31,    JUNE 30,
                                                            1997        1997
                                                        ------------ ----------
   Interest income from Mortgage-Backed Securities and
    cash..............................................   $1,060,692  $5,448,215
   Interest expense on repurchase agreements..........      713,120   4,435,697
                                                         ----------  ----------
     Net interest income..............................      347,572   1,012,518
   Gain on sale of Mortgage-Backed Securities.........          --      229,865
   General and administrative expenses................       64,047     185,849
                                                         ----------  ----------
   Net income.........................................   $  283,525  $1,056,534
                                                         ==========  ==========
   Net income per share...............................        $0.08       $0.28
                                                         ==========  ==========
   Average number of shares outstanding...............    3,680,000   3,680,000
                                                         ==========  ==========

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

 NO DEALER, SALESPERSON OR ANY OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS IN CONNECTION WITH THE OFFERING OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS, AND, IF GIVEN OR MADE, SUCH IN-FORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY, THE SELLING STOCKHOLDERS OR ANY OF THE UNDERWRITERS. THIS PRO-SPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY SECURITY OTHER THAN THE SHARES OFFERED BY THIS PROSPECTUS, NOR DOES IT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THE SHARES OFFERED HEREBY IN ANY JURISDICTION IN WHICH SUCH OFFER OR SOLICITATION IS NOT AUTHORIZED OR IN WHICH THE PERSON MAKING SUCH OFFER OR SOLICITATION IS NOT QUALIFIED TO DO SO, OR TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THE IN-FORMATION HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE HEREOF OR THAT THERE HAS NOT BEEN A CHANGE IN THE AFFAIRS OF THE COMPANY SINCE THE DATE HEREOF.

                               ----------------
                           SUMMARY TABLE OF CONTENTS

                                                                            PAGE
                                                                            ----
Prospectus Summary........................................................    5
Risk Factors..............................................................   13
The Company...............................................................   28
Use of Proceeds...........................................................   28
Capitalization............................................................   29
Distribution Policy.......................................................   29
Dilution..................................................................   30
Selected Financial Data...................................................   32
Management's Discussion and Analysis of Financial Condition and Results of
 Operations...............................................................   33
Business Strategy.........................................................   42
Management................................................................   57
Principal Stockholders....................................................   65
Selling Stockholders......................................................   68
Certain Federal Income Tax Considerations.................................   69
ERISA Considerations......................................................   76
Description of Capital Stock..............................................   79
Common Stock Available for Future Sale....................................   83
Underwriting..............................................................   85
Legal Matters.............................................................   86
Experts...................................................................   86
Additional Information....................................................   87
Glossary..................................................................   88
Index to Financial Statements.............................................  F-1

 UNTIL     , 1997, ALL DEALERS EFFECTING TRANSACTIONS IN THE REGISTERED SECU-
RITIES, WHETHER OR NOT PARTICIPATING IN THIS DISTRIBUTION, MAY BE REQUIRED TO DELIVER A PROSPECTUS. THIS IS IN ADDITION TO THE OBLIGATIONS OF DEALERS TO DE-LIVER A PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UN-SOLD ALLOTMENTS OR SUBSCRIPTIONS.

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

                               7,095,000 SHARES

                              [LOGO APPEARS HERE]

                                ANNALY MORTGAGE
                               MANAGEMENT, INC.

                                 COMMON STOCK

                               ----------------

                                  PROSPECTUS

                               ----------------

                          FRIEDMAN, BILLINGS, RAMSEY
                                  & CO., INC.

                           SUTRO & CO. INCORPORATED

                                TUCKER ANTHONY
                                 INCORPORATED

                             OCTOBER  , 1997

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

                                    PART II

                    INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 31. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

  The expenses expected to be incurred in connection with the issuance and distribution of the securities being registered are as set forth below. All such expenses, except for the Securities Exchange Commission ("SEC" or the "Commission") registration fee, the NASD filing fee and the New York Stock Exchange listing fee, are estimated:

   SEC Registration Fee............................................ $ 30,906.25
   NASD Filing Fee................................................. $ 10,699.06
   New York Stock Exchange Listing Fee............................. $ 95,657.38
   Legal Fees and Expenses......................................... $250,000.00
   Accounting Fees and Expenses.................................... $ 80,000.00
   Blue Sky Qualification Fees and Expenses (including counsel fees).......................................................... $  6,000.00
   Printing Fees................................................... $150,000.00
   Transfer Agent and Registrar Fees............................... $ 15,000.00
   Miscellaneous................................................... $ 50,000.00
                                                                    -----------
     Total......................................................... $688,262.69
                                                                    ===========

ITEM 32. SALES TO SPECIAL PARTIES.

  On July 31, 1997, the Registrant sold 87,800 shares of Common Stock to certain directors, officers and employees of the Company at a price of $10.00 per share of Common Stock or $878,000 in the aggregate. The foregoing shares were sold without registration under the Securities Act of 1933, as amended, in reliance on the exemption provided by Section 4(2) thereof.

ITEM 33. RECENT SALES OF UNREGISTERED SECURITIES.

  On December 10, 1996, the Registrant issued 20,000 shares of Common Stock to each of Timothy J. Guba and Wellington St. Claire in exchange for an aggregate cash purchase price of $3,000 paid by each of them. On December 17, 1996, the Registrant issued 20,000 shares to Michael A.J. Farrell in exchange for an aggregate cash purchase price of $3,000. On December 18, 1996, the Registrant issued 20,000 shares to the Bellfiore Trust in exchange for an aggregate cash purchase price of $3,000. The foregoing shares of Common Stock were sold without registration under the Securities Act of 1933, as amended (the "Securities Act"), in reliance on the exemption provided by Section 4(2) thereof.

  On February 18, 1997, the Registrant sold an aggregate of 3,600,000 shares of Common Stock to purchasers who were either "Qualified Institutional Buyers" (as defined in Rule 144A under the Securities Act), or institutional "accredited investors" (as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act), or to purchasers who were not U.S. persons (as defined in Regulation S under the Securities Act) pursuant to offers and sales that occurred outside the United States within the meaning of Regulation S under the Securities Act. The foregoing shares of Common Stock were sold without registration under the Securities Act in reliance on the exemptions provided by Sections 4(1) and 4(2) thereof and Rule 144A, Regulation D and Regulation S thereunder. The purchasers in the offering paid $10.00 per share of Common Stock or $36,000,000 in the aggregate. The shares of Common Stock were sold initially to Friedman, Billings, Ramsey & Co., Inc., as the initial purchaser in the offering (the "Initial Purchaser"), for a purchase price of $9.30 per share, or $33,480,000 in the aggregate, and resold by the Initial Purchaser to the purchasers in the offering. The Initial Purchaser's discount in the offering was $.70 per share, or $2,520,000 in the aggregate.

  On July 31, 1997, the Registrant sold 87,800 shares of Common Stock to certain directors and officers of the Company at a price of $10.00 per share of Common Stock or $878,000 in the aggregate. The foregoing shares were sold without registration under the Securities Act in reliance on the exemption provided by Section 4(2) thereof.

ITEM 34. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

  Section 2-418 of the Corporations and Associations Article of the Annotated Code of Maryland (the "Maryland General Corporation Law") provides that a Maryland corporation may indemnify any director of the corporation and any person who, while a director of the corporation, is or was serving at the request of the corporation as director, officer, partner, trustee, employee, or agent of another foreign or domestic corporation, partnership, joint venture, trust, or other enterprise or employee benefit plan, is made a party to any proceeding by reason of service in that capacity unless it is established that the act or omission of the director was material to the matter giving rise to the proceeding and was committed in bad faith or was the result of active and deliberate dishonesty; or the director actually received an improper personal benefit in money, property or services; or, in the case of any criminal proceeding, the director had reasonable cause to believe that the act or omission was unlawful. Indemnification may be against judgments, penalties, fines, settlements, and reasonable expenses actually incurred by the director in connection with the proceeding, but if the proceeding was one by or in the right of the corporation, indemnification may not be made in respect of any proceeding in which the director shall have been adjudged to be liable to the corporation. Such indemnification may not be made unless authorized for a specific proceeding after a determination has been made, in the manner prescribed by the law, that indemnification is permissible in the circumstances because the director has met the applicable standard of conduct. On the other hand, the director must be indemnified for expenses if he has been successful in the defense of the proceeding or as otherwise ordered by a court. The law also prescribes the circumstances under which the corporation may advance expenses to, or obtain insurance or similar protection for, directors.

  The law also provides for comparable indemnification for corporate officers and agents.

  The Registrant's Articles of Incorporation provide that its directors and officers shall, and its agents in the discretion of the Board of Directors may, be indemnified to the fullest extent required or permitted from time to time by the laws of Maryland.

  The Maryland General Corporation Law permits the charter of a Maryland corporation to include a provision limiting the liability of its directors and officers to the corporation and its stockholders for money damages except to the extent that (i) it is proved that the person actually received an improper benefit or profit in money, property or services for the amount of the benefit or profit in money, property or services actually received, or (ii) a judgment or other final adjudication is entered in a proceeding based on a finding that the person's action, or failure to act, was the result of active and deliberate dishonesty and was material to the cause of action adjudicated in the proceeding. The Company's Articles of Incorporation contain a provision providing for elimination of the liability of its directors and officers to the Company or its stockholders for money damages to the maximum extent permitted by Maryland law from time to time.

  Policies of insurance may be obtained and maintained by the Company under which its directors and officers will be insured, within the limits and subject to the limitations of the policies, against certain expenses in connection with the defense of, and certain liabilities which might be imposed as a result of, actions, suits or proceedings to which they are parties by reason of being or having been such directors of officers.

ITEM 35. TREATMENT OF PROCEEDS FROM STOCK BEING REGISTERED.

  Not applicable.

ITEM 36. FINANCIAL STATEMENTS AND EXHIBITS.

  (a) Financial Statements:

    The financial statements of the Registrant at June 30, 1997, and for the period from February 18, 1997 (commencement of operations) through June 30, 1997, are included in the Prospectus. All schedules are omitted because they are not applicable or not required.

  (b) Exhibits:

 1.1  Form of Underwriting Agreement*
 3.1  Articles of Incorporation of the Registrant*
 3.2 Articles of Amendment and Restatement of the Articles of Incorporation of the Registrant*
 3.3  Bylaws of the Registrant, as amended*
 4.1  Specimen Common Stock Certificate*
 5.1  Opinion of Morgan, Lewis & Bockius LLP (including consent of such firm)
 8.1  Opinion of Morgan, Lewis & Bockius LLP, as to certain tax matters
      (including consent of such firm)
 10.1 Purchase Agreement, dated February 12, 1997, between the Registrant and
      Friedman, Billings, Ramsey & Co., Inc. ("FBR")*
 10.2 Registration Rights Agreement, dated February 12, 1997, between the
      Registrant and FBR*
 10.3 Long-Term Stock Incentive Plan*
 10.4 Employment Agreement, effective as of January 27, 1997, between the
      Company and Michael A.J. Farrell*
 10.5 Employment Agreement, effective as of January 27, 1997, between the
      Company and Timothy J. Guba*
 10.6 Employment Agreement, effective as of January 27, 1997, between the
      Company and Wellington J. St. Claire*
 10.7 Form of Master Repurchase Agreement*
 10.8 Form of Purchase Agreement between the Company and the purchasers in the Direct Offering*
 23.1 Consent of Morgan, Lewis & Bockius LLP (included in Exhibits 5.1 and 8.1)
 23.2 Consent of Deloitte & Touche L.L.P.*
 24.1 Power of Attorney (included on page II-4)

--------
*  Previously filed.

ITEM 37. UNDERTAKINGS

  The Registrant hereby undertakes to provide to the Underwriters specified in the Underwriting Agreement at the closing certificates in such denominations and registered in such names as required by the Underwriters to permit prompt delivery to each purchaser.

  Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant, pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to court of appropriate jurisdiction in the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

  The undersigned Registrant hereby undertakes that: (1) for purposes of determining any liability under the Securities Act, the information omitted from the form of Prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of Prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this Registration Statement as of the time it was declared effective; and (2) for the purpose of determining liability under the Securities Act, each post-effective amendment that contains a form of Prospectus shall be deemed to be a new Registration Statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                  SIGNATURES

  Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Amendment No. 2 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York on the 29th day of September, 1997.

                                          Annaly Mortgage Management, Inc.


                                          By:   /s/ Michael A. J. Farrell
                                              ---------------------------------
                                                   MICHAEL A. J. FARRELL
                                                  CHIEF EXECUTIVE OFFICER

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS AMENDMENT NO. 2 TO THE REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED.

              SIGNATURE                      TITLE                   DATE
              ---------                      -----                   ----

                 *                   Director
-----------------------------------                            September 29,
          KEVIN P. BRADY                                         1997

                 *                   Director
-----------------------------------                            September 29,
         SPENCER I. BOWNE                                        1997

       /s/ Kathryn F. Fagan          Chief Financial
-----------------------------------   Officer and Treasurer    September 29,
         KATHRYN F. FAGAN             (principal financial       1997
                                      and accounting
                                      officer)

     /s/ Michael A. J. Farrell       Chairman of the
-----------------------------------   Board, Chief             September 29,
       MICHAEL A. J. FARRELL          Executive Officer          1997
                                      and Director
                                      (principal executive
                                      officer)

                 *                   Director
-----------------------------------                            September 29,
           JOHN S. GRACE                                         1997

                 *                   Director
-----------------------------------                            September 29,
         JONATHAN D. GREEN                                       1997

        /s/ Timothy J. Guba          President, Chief
-----------------------------------   Operating Officer        September 29,
          TIMOTHY J. GUBA             and Director               1997

                 *                   Director
-----------------------------------                            September 29,
         JOHN A. LAMBIASE                                        1997

                 *                   Director
-----------------------------------                            September 29,
        DONNELL A. SEGALAS                                       1997

   /s/ Wellington J. St. Claire      Vice Chairman of the
-----------------------------------   Board and Director       September 29,
     WELLINGTON J. ST. CLAIRE                                    1997



*By:   /s/ Michael A. J. Farrell
     ------------------------------
         MICHAEL A. J. FARRELL
          (ATTORNEY-IN-FACT)


                                 EXHIBIT INDEX

                                                                          PAGE
 EXHIBIT NO. DESCRIPTION OF DOCUMENT                                     NUMBER
 ----------- -----------------------                                     ------
     1.1     Form of Underwriting Agreement*
     3.1     Articles of Incorporation of the Registrant*
     3.2     Articles of Amendment and Restatement of the Articles of
              Incorporation of the Registrant*
     3.3     Bylaws of the Registrant, as amended*
     4.1     Specimen Common Stock Certificate*
     5.1     Opinion of Morgan, Lewis & Bockius LLP (including consent
              of such firm)
     8.1     Opinion of Morgan, Lewis & Bockius LLP, as to certain tax
              matters (including consent of such firm)
    10.1     Purchase Agreement, dated February 12, 1997, between the
              Registrant and Friedman, Billings, Ramsey & Co., Inc.
              ("FBR")*
    10.2     Registration Rights Agreement, dated February 12, 1997,
              between the Registrant and FBR*
    10.3     Long-Term Stock Incentive Plan*
    10.4     Employment Agreement, effective as of January 27, 1997,
              between the Company and Michael A.J. Farrell*
    10.5     Employment Agreement, effective as of January 27, 1997,
              between the Company and Timothy J. Guba*
    10.6     Employment Agreement, effective as of January 27, 1997,
              between the Company and Wellington J. St. Claire*
    10.7     Form of Master Repurchase Agreement*
    10.8     Form of Purchase Agreement between the Company and the
              purchasers in the Direct Offering*
    23.1     Consent of Morgan, Lewis & Bockius LLP (included in
              Exhibits 5.1 and 8.1)
    23.2     Consent of Deloitte & Touche L.L.P.*
    24.1     Power of Attorney (included on page II-4)

--------
* Previously filed.